SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  May 12, 1998

                               World Access, Inc.
             (Exact name of registrant as specified in its charter)



  Delaware                        0-19998                         65-0044209
(State or other           (Commission File Number)               (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                       Number)


945 E. Paces Ferry Road, Suite 2240, Atlanta, Georgia                 30326
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code: (404) 231-2025

Item 5.  Other Events.

         On May 12, 1998, World Access, Inc. (the "Company") announced that it had entered into (i) a definitive Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Cherry Communications Incorporated (d/b/a Resurgens Communications Group) ("RCG") pursuant to which the Company will acquire RCG in a merger transaction (the "Merger"), and (ii) a Share Exchange Agreement and Plan of Reorganization (the "Exchange Agreement") with the sole shareholder (the "Shareholder") of Cherry Communications U.K. Limited ("Cherry U.K.") pursuant to which the Company will acquire Cherry U.K. in a share exchange transaction (the "Exchange").

         In connection with the Merger, the creditors of RCG will receive an aggregate of 9,375,000 shares of common stock of WAXS INC. ("New World Access"). New World Access is a wholly-owned subsidiary of the Company that will become the parent of the Company upon the completion of the previously reported acquisition of the shares of NACT Telecommunications, Inc. not already owned by the Company and the holding company reorganization to be effective in connection therewith (the "Holding Company Reorganization"). Of the shares of New World Access common stock to be issued to the RCG creditors, two-thirds will be held in escrow and will be released to the RCG creditors over the two and one-half years following the consummation of the Merger subject to the attainment of certain earnings levels for the combined business of RCG and Cherry U.K.

         In connection with the Exchange, the Shareholder will receive an aggregate of 1,875,000 shares of New World Access common stock, of which one-third will be issued to the Shareholder at closing and the remaining two-thirds will be issued and held in escrow and will be released to the Shareholder over the two and one-half year period following the consummation of the Exchange subject to the attainment of certain earnings levels for the combined business of RCG and Cherry U.K. The Exchange Agreement provides, however, that the number of shares of New World Access common stock to be received by the Shareholder will be reduced to the extent that New World Access is required to convert options to acquire shares of Cherry U.K. capital stock, which options may only be granted with the permission of New World Access, into options to acquire New World Access common stock.

         Each of the Merger and the Exchange is subject to the satisfaction of certain conditions customary in similar transactions, including the approval of the Company's stockholders and the consummation of the Holding Company Reorganization. The consummation of the Merger is also subject to the Bankruptcy Court's approval and confirmation of RCG's Plan of Reorganization which is expected to be filed by June 5, 1998. In addition, the Merger Agreement is subject to the approval of the Bankruptcy Court. Finally, the consummation of the Merger is a condition to the consummation of the Exchange, and the Exchange is a condition to the consummation of the Merger.

         The foregoing description of the Merger and the Exchange is qualified in its entirety by reference to the Merger Agreement and the Exchange Agreement which are filed as exhibits herewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits. The following exhibits are filed herewith by direct transmission via "edgar."

         99.1 Agreement and Plan of Merger and Reorganization dated as of May 12, 1998 by and among World Access, Inc., WAXS INC., WA Merger Corp. and Cherry Communications Incorporated (d/b/a Resurgens Communications Group).

         99.2 Share Exchange Agreement and Plan of Reorganization dated as of May 12, 1998 by and among World Access, Inc., WAXS INC., Cherry Communications U.K. Limited and Renaissance Partners II.

         99.3 Press Release issued on May 12, 1998 (regarding execution of definitive agreements to acquire RCG and Cherry U.K.).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     WORLD ACCESS, INC.



                                      By: /s/ Martin D. Kidder
                                         ---------------------------------
                                         Martin D. Kidder
                                         Its Vice President and Controller



Dated as of May 18, 1998

Exhibit 99.1


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  by and among

                               WORLD ACCESS, INC.,

                                   WAXS INC.,

                                 WA MERGER CORP.

                                       and

                    CHERRY COMMUNICATIONS INCORPORATED d/b/a
                         RESURGENS COMMUNICATIONS GROUP






                                  May 12, 1998

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1.          DEFINITIONS..............................................  2

         Section 1.1.      "Acquisition Proposal"............................  2
         Section 1.2.      "Administrative Expense Claims"...................  3
         Section 1.3.      "Adverse Consequences"............................  3
         Section 1.4.      "Affiliate".......................................  3
         Section 1.5.      "Agreement".......................................  3
         Section 1.6.      "Allowed Claims"..................................  3
         Section 1.7.      "Applicable Bankruptcy Law".......................  4
         Section 1.8.      "Articles of Merger"..............................  4
         Section 1.9.      "Bankruptcy Code".................................  4
         Section 1.10.     "Bankruptcy Court"................................  4
         Section 1.11.     "Business Day"....................................  4
         Section 1.12.     "Certificate of Merger"...........................  4
         Section 1.13.     "Change of Control"...............................  4
         Section 1.14.     "Chapter 11 Case".................................  5
         Section 1.15.     "Cherry U.K.".....................................  5
         Section 1.16.     "Closing".........................................  5
         Section 1.17.     "Closing Date"....................................  5
         Section 1.18.     "Code"............................................  5
         Section 1.19.     "Communications Act"..............................  5
         Section 1.20.     "Confidential Information"........................  5
         Section 1.21.     "Consent".........................................  5
         Section 1.22.     "Contingent Payment Stock"........................  6
         Section 1.23.     "Controlled Group Liability"......................  6
         Section 1.24.     "Debtor's Schedules"..............................  6
         Section 1.25.     "DGCL"............................................  6
         Section 1.26.     "DIP Financing"...................................  6
         Section 1.27.     "Disbursed Stock".................................  6
         Section 1.28.     "Disbursing Agent"................................  6
         Section 1.29.     "Disputed Claims".................................  6
         Section 1.30.     "District Court"..................................  6
         Section 1.31.     "EBITDA"..........................................  6
         Section 1.32.     "Effective Date"..................................  7
         Section 1.33.     "Effective Time"..................................  7
         Section 1.34.     "Employee Benefit Plan"...........................  7
         Section 1.35.     "Employee Pension Benefit Plan"...................  7
         Section 1.36.     "Employee Welfare Benefit Plan"...................  7
         Section 1.37.     "Environmental, Health, and Safety Laws"..........  7
         Section 1.38.     "ERISA"...........................................  7
         Section 1.39.     "ERISA Affiliate".................................  7
         Section 1.40.     "Exchange Act"....................................  7
         Section 1.41.     "Expenses"........................................  7
         Section 1.42.     "Extremely Hazardous Substance"...................  8
         Section 1.43.     "FCC".............................................  8
         Section 1.44.     "Fiduciary".......................................  8
         Section 1.45.     "Final Order".....................................  8
         Section 1.46.     "GAAP"............................................  8
         Section 1.47.     "HSR Act".........................................  8
         Section 1.48.     "Holding Company Reorganization"..................  8
         Section 1.49.     "IBCA"............................................  8
         Section 1.50.     "Intellectual Property"...........................  8
         Section 1.51.     "Knowledge".......................................  9
         Section 1.52.     "Losses"..........................................  9
         Section 1.53.     "Merger"..........................................  9
         Section 1.54.     "Merger Consideration"............................  9
         Section 1.55.     "Merger Sub" .....................................  9
         Section 1.56.     "Merger Sub Stock"................................  9
         Section 1.57.     "Multi-employer Plan".............................  9
         Section 1.58.     "Multiple Employer Plan"..........................  9
         Section 1.59.     "NACT"............................................  9
         Section 1.60.     "NASDAQ"..........................................  9
         Section 1.61.     "New World Access"................................  9
         Section 1.62.     "New World Access Stock"..........................  9
         Section 1.63.     "Order"...........................................  9
         Section 1.64.     "Ordinary Course" or
                             "Ordinary Course of Business"................... 10
         Section 1.65.     "PBGC"............................................ 10
         Section 1.66.     "Parties"......................................... 10
         Section 1.67.     "Party"........................................... 10
         Section 1.68.     "Performance Period".............................. 10
         Section 1.69.     "Person".......................................... 10
         Section 1.70.     "Petition Date"................................... 10
         Section 1.71.     "Plan"............................................ 10
         Section 1.72.     "Plan Disclosure Statement"....................... 10
         Section 1.73.     "Prohibited Transaction".......................... 10
         Section 1.74.     "Proxy Statement"................................. 10
         Section 1.75.     "PUC"............................................. 10
         Section 1.76.     "Qualified RCG Plan".............................. 10
         Section 1.77.     "RCG"............................................. 10
         Section 1.78.     "RCG Disclosure Schedule"......................... 10
         Section 1.79.     "RCG Financial Statements"........................ 10
         Section 1.80.     "RCG Intellectual Property Rights"................ 11
         Section 1.81.     "RCG Material Adverse Effect"..................... 11
         Section 1.82.     "RCG Most Recent Balance Sheet"................... 11
         Section 1.83.     "RCG Most Recent Financial Statements"............ 11
         Section 1.84.     "RCG Most Recent Fiscal Month End"................ 11
         Section 1.85.     "RCG Most Recent Fiscal Year End"................. 11
         Section 1.86.     "RCG Plans"....................................... 11
         Section 1.87.     "RCG Stock"....................................... 11
         Section 1.88.     "Regulatory Authority"............................ 11
         Section 1.89.     "Reportable Event"................................ 11
         Section 1.90.     "Required Consents"............................... 11
         Section 1.91.     "SEC"............................................. 11
         Section 1.92.     "Securities Act".................................. 12
         Section 1.93.     "Security Interest"............................... 12
         Section 1.94.     "Subsidiary"...................................... 12
         Section 1.95.     "Surviving Corporation"........................... 12
         Section 1.96.     "Tax Returns"..................................... 12
         Section 1.97.     "Taxes"........................................... 12
         Section 1.98.     "Termination Fee"................................. 12
         Section 1.99.     "Third-Party Intellectual Property Rights"........ 13
         Section 1.100.    "Trading Day"..................................... 13
         Section 1.101.    "U.K. Acquisition Agreement"...................... 13
         Section 1.102.    "U.K. Acquisition"................................ 13
         Section 1.103.    "WNSI"............................................ 13
         Section 1.104.    "World Access".................................... 13
         Section 1.105.    "World Access Disclosure Schedule"................ 13
         Section 1.106.    "World Access Material Adverse Effect"............ 13
         Section 1.107.    "World Access Most Recent Balance Sheet".......... 13
         Section 1.108.    "World Access Most Recent Financial Statements"... 13
         Section 1.109.    "World Access Most Recent Fiscal Month End"....... 13
         Section 1.110.    "World Access Most Recent Fiscal Year End"........ 14
         Section 1.111.    "World Access SEC Documents"...................... 14
         Section 1.112.    "World Access Stock".............................. 14

ARTICLE 2.          THE MERGER............................................... 14

         Section 2.1.      The Merger........................................ 14
         Section 2.2.      Closing........................................... 14
         Section 2.3.      Effective Time.................................... 14
         Section 2.4.      Effect of Merger.................................. 14
         Section 2.5.      Charter and Bylaws................................ 15
         Section 2.6.      Directors and Officers............................ 15

ARTICLE 3.          CONVERSION OF STOCK...................................... 15

         Section 3.1.      Conversion of Merger Sub Stock and RCG Stock...... 15

ARTICLE 4.          ADJUSTMENTS.............................................. 15

         Section 4.1.      Adjustments....................................... 15

ARTICLE 5.          PLAN OF REORGANIZATION AND PAYMENT OF CLAIMS............. 16

         Section 5.1.      Plan of Reorganization............................ 16
         Section 5.2.      Deposit of New World Access Stock................. 16
         Section 5.3.      Payment of Claim.................................. 16
         Section 5.4.      Contingent Payment of Claims...................... 16

ARTICLE 6.          RELEASE OF CONTINGENT PAYMENT STOCK
                      AND TRANSFER RESTRICTIONS.............................. 17

         Section 6.1.      Release Criteria.................................. 17
         Section 6.2.      Subsequent Performance............................ 17
         Section 6.3.      Accelerated Release............................... 18
         Section 6.4.      Transfer Restrictions............................. 18

ARTICLE 7.          REPRESENTATIONS AND WARRANTIES OF WORLD ACCESS,
                      NEW WORLD ACCESS AND MERGER SUB........................ 18

         Section 7.1.      Organization, Qualification, and
                             Corporate Power................................. 19
         Section 7.2.      Capitalization.................................... 19
         Section 7.3.      Non-contravention................................. 19
         Section 7.4.      Brokers' Fees..................................... 20
         Section 7.5.      World Access SEC Documents........................ 20
         Section 7.6.      Events Subsequent to World Access
                             Most Recent Fiscal Year End..................... 21
         Section 7.7.      Undisclosed Liabilities........................... 22
         Section 7.8.      Opinion of Financial Advisor...................... 22
         Section 7.9.      Litigation........................................ 22
         Section 7.10.     Exemption from Registration....................... 23

ARTICLE 8.          REPRESENTATIONS AND WARRANTIES OF RCG.................... 23

         Section 8.1.      Organization, Qualification, and
                             Corporate Power................................. 23
         Section 8.2.      Capitalization.................................... 23
         Section 8.3.      Non-contravention................................. 24
         Section 8.4.      Brokers' Fees..................................... 24
         Section 8.5.      Title to Assets................................... 24
         Section 8.6.      Subsidiaries...................................... 24
         Section 8.7.      Financial Statements.............................. 25
         Section 8.8.      Events Subsequent to RCG Most
                             Recent Fiscal Year End.......................... 25
         Section 8.9.      Undisclosed Liabilities........................... 27
         Section 8.10.     Legal Compliance.................................. 27
         Section 8.11.     Tax Matters....................................... 27
         Section 8.12.     Real Property..................................... 28
         Section 8.13.     Intellectual Property............................. 29
         Section 8.14.     Tangible Assets................................... 30
         Section 8.15.     Inventory......................................... 30
         Section 8.16.     Contracts......................................... 30
         Section 8.17.     Notes and Accounts Receivable..................... 31
         Section 8.18.     Insurance......................................... 31
         Section 8.19.     Litigation........................................ 31
         Section 8.20.     Employees......................................... 31
         Section 8.21.     Employee Benefits................................. 32
         Section 8.22.     Guaranties........................................ 33
         Section 8.23.     Environment, Health, and Safety................... 33
         Section 8.24.     Proxy Statement................................... 34

ARTICLE 9.          COVENANTS................................................ 34

         Section 9.1.      Conduct of the Business of RCG
                             and its Subsidiaries............................ 34
         Section 9.2.      Conduct of Business of World Access
                             and its Subsidiaries............................ 36
         Section 9.3.      Access to Books and Records....................... 37
         Section 9.4.      Approval of Stockholders of
                             New World Access................................ 37
         Section 9.5.      Preparation of Proxy Statement.................... 37
         Section 9.6.      Affiliates........................................ 38

ARTICLE 10.         ADDITIONAL AGREEMENTS.................................... 38

         Section 10.1.     Best Efforts; Cooperation......................... 38
         Section 10.2.     Regulatory Matters................................ 38
         Section 10.3.     Indemnification Regarding the Proxy Statement..... 39
         Section 10.4.     Notice of Developments............................ 39
         Section 10.5.     Notices and Consents.............................. 39
         Section 10.6.     Indemnity......................................... 39
         Section 10.7.     Offers of Employment.............................. 39
         Section 10.8.     Exclusive Dealing................................. 40
         Section 10.9.     Bankruptcy Court Approval......................... 41

ARTICLE 11.         MUTUAL CONDITIONS TO CLOSING............................. 41

         Section 11.1.     Stockholder Approval.............................. 41
         Section 11.2.     Regulatory Approvals.............................. 41
         Section 11.3.     Litigation........................................ 41
         Section 11.4.     Proxy Statement................................... 41
         Section 11.5.     Consummation of Holding Company Reorganization.... 42
         Section 11.6.     Resignations...................................... 42
         Section 11.7.     Material Condition................................ 42
         Section 11.8.     Consents.......................................... 42
         Section 11.9.     Bankruptcy Court Approval......................... 42
         Section 11.10.    NASDAQ Listing.................................... 42
         Section 11.11.    U.K. Acquisition Transaction...................... 42

ARTICLE 12.         CONDITIONS TO THE OBLIGATIONS OF NEW WORLD ACCESS........ 42

         Section 12.1.     Representations and Warranties.................... 43
         Section 12.2.     Performance of Obligations........................ 43
         Section 12.3.     Certificate Representing Satisfaction
                             of Conditions................................... 43
         Section 12.4.     Material Adverse Change........................... 43
         Section 12.5.     Tax Opinion....................................... 43
         Section 12.6.     Legal Opinion..................................... 43
         Section 12.7.     Carrier Service Agreement......................... 43
         Section 12.8.     Operating Performance of RCG...................... 43
         Section 12.9.     Approval of Plan and Order........................ 43
         Section 12.10.    Net Operating Losses.............................. 43
         Section 12.11.    Net Worth......................................... 44

ARTICLE 13.         CONDITIONS TO OBLIGATIONS OF RCG......................... 44

         Section 13.1.     Representations and Warranties.................... 44
         Section 13.2.     Performance of Obligations........................ 44
         Section 13.3.     Certificate Representing Satisfaction
                             of Conditions................................... 44
         Section 13.4.     Material Adverse Change........................... 44
         Section 13.5.     Approval of Plan and Order........................ 44

ARTICLE 14.         TERMINATION.............................................. 44

         Section 14.1.     Termination of Agreement.......................... 44
         Section 14.2.     Effect of Termination and Breach.................. 45
         Section 14.3.     Confidentiality Upon Termination.................. 46
         Section 14.4.     Specific Performance.............................. 46

ARTICLE 15.         GENERAL PROVISIONS....................................... 46

         Section 15.1.     Nonsurvival of Representations and Warranties..... 46
         Section 15.2.     Press Releases and Public Announcements........... 46
         Section 15.3.     No Third-Party Beneficiaries...................... 47
         Section 15.4.     Entire Agreement.................................. 47
         Section 15.5.     Succession and Assignment......................... 47
         Section 15.6.     Counterparts...................................... 47
         Section 15.7.     Notices........................................... 47
         Section 15.8.     Governing Law; Jurisdiction....................... 49
         Section 15.9.     Amendments and Waivers............................ 49
         Section 15.10.    Severability...................................... 49
         Section 15.11.    Construction...................................... 50
         Section 15.12.    Incorporation of Exhibits and Schedules........... 50
         Section 15.13.    Transaction Costs................................. 50

EXHIBITS:

Exhibit A - Form of Affiliate Agreement
Exhibit B - Form of Employment Agreement
Exhibit C - Carrier Service Agreement

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (as amended, supplemented or otherwise modified from time to time, the "Agreement"), dated as of the 12th day of May, 1998, is entered into by and among WORLD ACCESS, INC., a Delaware corporation ("World Access"), WAXS INC., a Delaware corporation and a wholly-owned subsidiary of World Access ("New World Access"), WA MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of New World Access ("Merger Sub"), and CHERRY COMMUNICATIONS INCORPORATED d/b/a RESURGENS COMMUNICATIONS GROUP, an Illinois corporation ("RCG").

                              W I T N E S S E T H:

         WHEREAS, on October 24, 1997 (the "Petition Date"), RCG filed its petition, Case No. 97 B 32873 (the "Chapter 11 Case"), with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court"), under Chapter 11 of the Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330 (as modified or amended, the "Bankruptcy Code"), and RCG has since continued in possession of its assets and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

         WHEREAS, RCG intends to file with the Bankruptcy Court its Plan of Reorganization on or before May 31, 1998 (as amended, supplemented or otherwise modified from time to time, the "Plan");

         WHEREAS, RCG, intends to seek an order or orders of the Bankruptcy Court pursuant to Section 1129 of the Bankruptcy Code (i) confirming the Plan and (ii) approving this Agreement and each of the agreements and other documents contemplated hereby (such order or orders as approved and entered by the Bankruptcy Court being hereinafter referred to collectively as the "Order");

         WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement, will be merged with and into RCG (the "Merger");

         WHEREAS, on February 24, 1998, World Access, New World Access, WAXS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of New World Access, NACT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of New World Access, and NACT Telecommunications, Inc., a Delaware corporation and a majority-owned subsidiary of World Access ("NACT"), entered into that certain Agreement and Plan of Merger and Reorganization, pursuant to which, among other things, each of World Access and NACT will become wholly-owned subsidiaries of New World Access (the "Holding Company Reorganization");

         WHEREAS, the respective boards of directors of World Access, New World Access, RCG and Merger Sub deem it to be advisable, consistent with their respective long-term business strategies and in the best interests of their respective stockholders to consummate the Merger upon the terms and conditions set forth herein and in accordance with the Illinois Business Corporation Act (the "IBCA");

         WHEREAS, the respective boards of directors of all of the Parties have unanimously approved this Agreement, the board of directors of New World Access has directed that this Agreement be submitted to its stockholders for approval and adoption immediately following the consummation of the Holding Company Reorganization and the board of directors of RCG has directed that this Agreement be submitted to the Bankruptcy Court for approval;

         WHEREAS, the stockholder of Merger Sub has approved this Agreement prior to its execution;

         WHEREAS, World Access, New World Access, Cherry Communications U.K. Limited, a limited liability company organized under the laws of England ("Cherry U.K."), and certain affiliated parties have entered into that certain Stock Exchange Agreement and Plan of Reorganization of even date herewith (the "U.K. Acquisition Agreement") pursuant to which Cherry U.K. will become a wholly-owned subsidiary of New World Access (the "U.K.
Acquisition");

         WHEREAS, the consummation of the transactions contemplated hereby is a condition to the consummation of the U.K. Acquisition, and the consummation of the U.K. Acquisition is a condition to the consummation of the transactions contemplated hereby;

         WHEREAS, RCG, World Access and New World Access desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Code.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the warranties and covenants herein contained, the Parties agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         Capitalized terms used in this Agreement shall have the definitions set forth in this Article 1.

     Section 1.1 "Acquisition Proposal" means any acquisition or purchase (or any inquiry or proposal with respect thereto) of all or any substantial portion of the assets of RCG or of over 10% of any class of equity securities of RCG, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving RCG other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to World Access or New World Access of the Merger.

     Section 1.2 "Administrative Expense Claims" shall mean and be the collective reference to all costs and expenses of administration of the Chapter 11 Case entitled to priority and payment under Sections 503(b) and 507(a)(1) of the Bankruptcy Code and quarterly fees payable to the Office of the United States Trustee pursuant to 28 U.S.C. ss. 1930, including, (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the bankruptcy estate and operating the business of RCG (such as wages, salaries or commissions for services and payments for services or goods), and (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under Sections 330(a) or 331 of the Bankruptcy Code.

     Section 1.3 "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including reasonable court costs and reasonable attorneys' fees and expenses.

     Section 1.4 "Affiliate" means (a), with respect to each Party, an officer or director of such Party or any Person owning an equity interest of 10% or more of such Party, any direct or indirect wholly owned subsidiary of such Party, any other subsidiary owned directly or indirectly by a direct or indirect parent company of such Party or any other Person in which such Party has at least a 10% equity interest and (b) with respect to any Person not a Party, any Person who controls, is controlled by or is under common control with such Person and any officer or director of such Person or any other Person owning at least a 10% equity interest in such Person.

     Section 1.5 "Agreement" has the meaning set forth in the preamble to this Agreement.

     Section 1.6 "Allowed Claims" shall, with respect to a particular claim, mean: (a) if the holder of such claim has not timely filed a proof of claim within the applicable period of limitations fixed by the Bankruptcy Court pursuant to Bankruptcy Rule 3003(c)(3), and such claim either is not listed in the Debtor's Schedules or such claim is listed in the Debtor's Schedules as disputed, contingent or unliquidated, the amount of zero; (b) if the holder of a claim has duly filed a proof of claim within the applicable period of limitations fixed by the Bankruptcy Court pursuant to the Bankruptcy Rule 3003(c)(3), then (i) the amount stated in such proof of claim, if no objection thereto has been interposed within any applicable period of limitation fixed by applicable bankruptcy rules or as otherwise fixed by the Bankruptcy Court, or
(ii) in the case of a claim to which a timely objection has been or may be made, such amount as shall be fixed by Final Order; or (c) with respect to a fee request by an employed professional pursuant to Bankruptcy Code Section 327 or 1103, such amount as shall be fixed by Final Order of the Bankruptcy Court.

     Section 1.7 "Applicable Bankruptcy Law" means the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (as the same may be modified or amended) and the interpretation thereof by a court of competent jurisdiction.

     Section 1.8 "Articles of Merger" has the meaning set forth in Section 2.3 hereof.

     Section 1.9 "Bankruptcy Code" has the meaning set forth in the recitals hereto.

     Section 1.10 "Bankruptcy Court" has the meaning set forth in the recitals hereto.

     Section 1.11 "Business Day" means each day on which national banks in the Atlanta, Georgia, area are open for business.

     Section 1.12  "Certificate  of Merger" has the meaning set forth in Section
2.3 hereof."

     Section 1.13 "Change of Control" shall be deemed to have occurred if:

         (a) any Person (including any syndicate or group deemed to be a "person" under Section 13(d) (3) of the Exchange Act), other than New World Access, any subsidiary of New World Access, or any employee benefit plan of New World Access or any such subsidiary, is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving New World Access), of shares of capital stock of New World Access entitling such Person to exercise in excess of 50% of the total voting power of all shares of capital stock of New World Access entitled to vote generally in the election of directors;

         (b) there occurs any consolidation of New World Access with, or merger of New World Access into, any other Person, any merger of another Person into New World Access, or any sale or transfer of the assets of New World Access, as an entirety or substantially as an entirety, to another Person (other than either (i) any such transaction pursuant to which the holders of the New World Access Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors or
(ii) any merger (A) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of New World Access Stock or (B) which is effected solely to change the jurisdiction of incorporation of New World Access and results in a reclassification, conversion or exchange of outstanding shares of New World Access Stock solely into shares of common stock and separate series of common stock carrying substantially the same relative rights as the New World Access Stock); or

         (c) a change in the Board of Directors of New World Access in which the individuals who constituted the Board of Directors of New World Access at the beginning of the one-year period immediately preceding such change (together with any other director whose election by the Board of Directors of New World Access or whose nomination for election by the stockholders of New World Access was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or resignation) to constitute at least a two-thirds majority of the directors then in office.

Notwithstanding the foregoing, any Change of Control that results from (i) WorldCom, Inc. ("WorldCom") or any of its Affiliates soliciting proxies or becoming a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the members of the Board of Directors of New World Access on any matter or (ii) the merger, share exchange, consolidation or similar transaction between New World Access and WorldCom or any of its Affiliates, without the prior written consent of New World Access, shall not be deemed a Change of Control for purposes of this Agreement.

     Section 1.14 "Chapter 11 Case" has the meaning set forth in the recitals hereto.

     Section 1.15 "Cherry U.K." has the meaning set forth in the recitals hereto.

     Section 1.16 "Closing" has the meaning set forth in Section 2.2 hereof.

     Section  1.17  "Closing  Date" has the  meaning  set forth in  Section  2.2 hereof.

     Section 1.18 "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

     Section 1.19 "Communications  Act" means the Federal  Communications Act of
1934,  as  amended,   together  with  the  rules  and  regulations   promulgated
thereunder.

     Section 1.20 "Confidential Information" means and includes written data, reports, interpretations, analyses, trade secrets, processes, drawings, photographs, records, specifications, designs, programs, product development activities, software packages and related documentation, technical know-how, concepts, theories, ideas, methods and procedures of operation, business or marketing plans, proposals, financial information, compiled data, communications, customer lists and data and equipment, as well as the nature and results of a Party's development activities and all other information and/or materials related to the business or activities of a Party, but excluding such information that is (a) generally available to the public, or (b) available, or becomes available, to a Party on a non-confidential basis prior to its disclosure from a Person authorized to disclose the same.

     Section 1.21 "Consent" means a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any Person pursuant to any contract, permit, law, regulation or order.

     Section  1.22  "Contingent  Payment  Stock"  has the  meaning  set forth in
Section 5.2 hereof.

     Section 1.23 "Controlled Group Liability" means any and all liabilities under (a) Title IV of ERISA, (b) Section 302 of ERISA, (c) Sections 412 and 4971 of the Code, (d) the continuation coverage requirements of section 601 et seq. of ERISA and Section 4980B of the Code, and (e) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the World Access Plans with respect to World Access and its Subsidiaries, or the RCG Plans with respect to RCG.

     Section 1.24 "Debtor's Schedule" shall mean the schedules and statement of financial affairs of RCG, as amended, modified or supplemented from time to time, on file in the Chapter 11 Case.

     Section 1.25 "DGCL" means Title 8 of the Delaware Code, as amended.

     Section 1.26 "Dip Financing" shall mean post-petition financing provided to RCG by WNSI pursuant to an order of the Bankruptcy Court.

     Section 1.27 "Disbursed Stock" has the meaning set forth in Section 5.2 hereof.

     Section 1.28 "Disbursing Agent" shall have the meaning set forth in Section
5.2 hereof.

     Section 1.29 "Disputed Claims" shall mean a claim as to which a proof of claim has been filed or deemed filed under applicable law, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been withdrawn on or before any date fixed for filing such objections by the Plan or Final Order of the Bankruptcy Court and which objection has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely filed, for purposes of the Plan, a claim shall be Disputed Claim if (a) no corresponding claim has been listed in the Debtor's Schedules; or (b) the amount of the claim exceeds the amount thereof set forth in the Debtor's Schedules.

     Section 1.30 "District Court" means the United States District Court for the Northern District of Illinois, Eastern Division.

     Section 1.31 "EBITDA" means the sum of income before net interest and provision for income taxes, plus depreciation and amortization expense determined consistent with RCG's audited consolidated statement of income for the RCG Most Recent Fiscal Year End. Notwithstanding the foregoing, any change in the policies or procedures employed in determining the EBITDA of the Surviving Corporation shall be approved by a majority vote of the members of the audit committee of the Board of Directors of New World Access who are not Affiliates of WorldCom, Inc.

     Section 1.32 "Effective Date" means the date upon which the Plan shall become effective in accordance with the terms of the Plan.

     Section 1.33 "Effective Time" has the meaning set forth in Section 2.3 hereof.

     Section 1.34 "Employee Benefit Plan" means any (a) non-qualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-Employer Plan), or (d) Employee Welfare Benefit Plan (or material fringe benefit plan or program).

     Section 1.35 "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     Section 1.36 "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(l).

     Section 1.37 "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or waste into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or waste.

     Section 1.38 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     Section 1.39 "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

     Section 1.40 "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     Section 1.41 "Expenses" has the meaning set forth in Section 10.8 hereof.

     Section 1.42 "Extremely  Hazardous  Substance" has the meaning set forth in
Section 302 of the Emergency Planning and Community Right to Know Act of 1986, as amended.

     Section 1.43 "FCC" means the Federal Communications Commission.

     Section 1.44 "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     Section 1.45 "Final Order" shall mean an order of the Bankruptcy Court, the District Court, or any other court as to which (a) the time to appeal, petition for certiorari or to seek reargument or rehearing has expired and no appeal, reargument, certiorari petition or rehearing is pending; or (b) if any appeal, reargument, writ of certiorari or rehearing thereof has been sought, the order has been affirmed by the highest court to which such order was appealed or from which the reargument, certiorari, or rehearing was sought, and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired. (In the case of an order of the Bankruptcy Court, the time for appeal, for the purposes of this definition, shall be the time permitted for an appeal to the District Court.)

     Section 1.46 "GAAP" means United States generally accepted accounting principles as in effect from time to time. The requirement that such principles be consistently applied and applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

     Section 1.47 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

     Section 1.48 "Holding Company Reorganization" has the meaning set forth in the recitals hereto.

     Section 1.49 "IBCA" has the meaning set forth in the recitals hereto.

     Section 1.50 "Intellectual Property" means (a) all inventions (whether patentable or unpatentable), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade drafts, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connections therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier list, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof in whatever form or medium.

     Section 1.51 "Knowledge" means either (a) that an individual is actually aware of a particular fact or other matter or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of performing the duties which are normally performed by an individual acting in a similar capacity. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

     Section 1.52 "Losses"  means any and all claims,  demands,  losses,  costs,
expenses,  obligations,   liabilities,  damages,  recoveries  and  deficiencies,
including interest, penalties and attorneys' fees and disbursements.

     Section 1.53 "Merger" has the meaning set forth in the recitals hereto.

     Section  1.54 "Merger  Consideration"  has the meaning set forth in Section
3.1 hereof.

     Section 1.55 "Merger Sub" has the meaning set forth in the preamble to this Agreement.

     Section 1.56 "Merger Sub Stock" means any share of the common stock, $.01 par value per share, of Merger Sub.

     Section 1.57 "Multi-employer Plan" has the meaning set forth in Section 3(37) of ERISA.

     Section 1.58 "Multiple Employer Plan" has the meaning set forth in Section 4063 of ERISA.

     Section 1.59 "NACT" has the meaning set forth in the recitals hereto.

     Section 1.60 "NASDAQ" means The Nasdaq National Market.

     Section 1.61 "New World Access" has the meaning set forth in the preamble to this Agreement.

     Section 1.62 "New World Access Stock" means any share of the common stock, $.01 par value per share, of New World Access.

     Section 1.63 "Order" has the meaning set forth in the recitals hereto.

     Section 1.64  "Ordinary  Course" means any action taken by a Person only if
(a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person, or (b) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     Section 1.65 "PBGC" means the Pension Benefit Guaranty Corporation.

     Section 1.66 "Parties" means collectively, or any two or more of, World Access, New World Access, RCG and Merger Sub.

     Section 1.67 "Party" means any one of the Parties.

     Section 1.68 "Performance Period" has the meaning set forth in Section 6.1 hereof.

     Section 1.69 "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or association, a limited liability company, a limited liability partnership, or a governmental entity (or any department, agency, or political subdivision thereof, including a Regulatory Authority).

     Section 1.70 "Petition Date" has the meaning set forth in the recitals hereto.

     Section 1.71 "Plan" has the meaning set forth in the recitals hereto.

     Section  1.72 "Plan  Disclosure  Statement"  has the  meaning  set forth in
Section 5.1 hereof.

     Section 1.73  "Prohibited  Transaction"  has the meaning set forth in ERISA
Section 406 and Code Section 4975.

     Section 1.74 "Proxy Statement" has the meaning set forth in Section 9.5 hereof.

     Section 1.75 "PUC" has the meaning set forth in Section 10.2 hereof.

     Section 1.76 "Qualified RCG Plan" has the meaning set forth in Section 8.21 hereof.

     Section 1.77 "RCG" has the meaning set forth in the preamble to this Agreement.

     Section 1.78 "RCG Disclosure Schedule" has the meaning set forth in Article 8 hereof.

     Section  1.79  "RCG  Financial  Statements"  has the  meaning  set forth in
Section 8.7 hereof.

     Section 1.80 "RGC Intellectual Property Rights" has the meaning set forth in Section 8.13 hereof.

     Section 1.81 "RCG Material Adverse Effect" shall mean any change in or effect on the business of RCG and its Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of RCG and its Subsidiaries taken as a whole.

     Section 1.82 "RCG Most Recent Balance Sheet" means the consolidated balance sheet of RCG as of March 31, 1998 included in the RCG Most Recent Financial Statements.

     Section 1.83 "RCG Most Recent Financial Statements" has the meaning set forth in Section 8.7 hereof.

     Section 1.84 "RCG Most Recent Fiscal Month End" has the meaning set forth in Section 8.7 hereof.

     Section 1.85 "RCG Most Recent Fiscal Year End" has the meaning set forth in
Section 8.7 of this Agreement.

     Section 1.86 "RCG Plans" means all Employee Benefit Plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one Person or more than one Person, sponsored or maintained by RCG or any of its Subsidiaries, or to which RCG, or any of its Subsidiaries, contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "RCG Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

     Section 1.87 "RCG Stock" means any share of the common stock, no par value per share, of RCG.

     Section 1.88 "Regulatory Authority" means, collectively, the FCC, PUCs, the Federal Trade Commission, the United States Department of Justice, the SEC, the National Association of Securities Dealers, Inc., and all national and state securities exchanges and any other governmental or regulatory body, agency, instrumentality or authority.

     Section 1.89 "Reportable Event" has the meaning set forth in ERISA Section 4043.

     Section 1.90 "Required Consents" has the meaning set forth in Section 7.3 hereof.

     Section 1.91 "SEC" means the Securities and Exchange Commission.

     Section 1.92 "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated hereunder.

     Section  1.93  "Security  Interest"  means  any  mortgage,   pledge,  lien,
encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens for work done on the property to the extent that such liens arise in the Ordinary Course of Business and are not yet due and payable, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, in each case, where there exists no default in World Access's or any Subsidiary's obligations with respect to the underlying agreements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     Section 1.94 "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns (directly or indirectly) a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     Section 1.95 "Surviving  Corporation"  has the meaning set forth in Section
2.1 hereof.

     Section 1.96 "Tax Returns" means, collectively, (a) all reports, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of any Taxes, and (b) all information statements, returns, reports or similar documents required to be filed with respect to payments to (or from) third parties or with respect to transactions in which any Party or any of its Subsidiaries participates. The term "Tax Return" shall mean any one of the foregoing Tax Returns.

     Section 1.97 "Taxes" means, collectively, (a) all net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatever, including any estimates thereof, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial, state, local or foreign government; and (b) any penalties, interest, or other additions to tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Tax Return. The term "Tax" shall mean any one of the foregoing Taxes. When used with reference to a specified Person, the terms "Taxes" and "Tax" shall include only amounts of, or in respect of, Taxes for which such Person is, or could become, liable in whole or part (including any obligation in connection with a duty to collect, withhold, or pay over any Tax, any obligation to contribute to the payment of any Taxes determined on a consolidated, combined, or unitary basis, any liability as a transferee, or any liability as a result of any express or implied obligation to indemnity or pay the Tax obligations of another Person).

     Section 1.98 "Termination Fee" has the meaning set forth in Section 10.8.3 hereof.

     Section 1.99 "Third-Party Intellectual Property Rights" means, with respect to each of World Access and RCG, all licenses, sublicenses and other agreements as to which it is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks or copyrights.

     Section 1.100 "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on NASDAQ.

     Section 1.101 "U.K. Acquisition Agreement" has the meaning set forth in the recitals hereto.

     Section 1.102 "U.K. Acquisition" has the meaning set forth in the recitals hereto.

     Section 1.103 "WNSI" means WorldCom Network Services, Inc., a Delaware corporation.

     Section 1.104 "World Access" has the meaning set forth in the preamble to this Agreement.

     Section 1.105 "World Access Disclosure Schedule" has the meaning set forth in Article 7 hereof.

     Section 1.106 "World Access Material Adverse Effect" shall mean (a) prior to the consummation of the Holding Company Reorganization, any change in or effect on the business of World Access and its Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of World Access and its Subsidiaries taken as a whole, and (b) after the consummation of the Holding Company Reorganization, any change in or effect on the business of New World Access and its Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of New World Access and its Subsidiaries taken as a whole.

     Section  1.107  "World  Access  Most  Recent   Balance   Sheet"  means  the
consolidated balance sheet of World Access as of December 31, 1997 included in the World Access SEC Documents.

     Section 1.108 "World Access Most Recent Financial Statements" means the consolidated financial statements for the year ended December 31, 1997 included in the World Access SEC Documents.

     Section 1.109 "World Access Most Recent Fiscal Month End" means December 31, 1997.

     Section 1.110 "World Access Most Recent Fiscal Year End" means December 31, 1997.

     Section  1.111 "World  Access SEC  Documents"  has the meaning set forth in
Section 7.5 hereof.

     Section 1.112 "World Access Stock" means any share of the common stock, $0.01 par value per share,of World Access.


                                   ARTICLE 2.
                                   THE MERGER

     Section 2.1. The Merger. Upon the terms and subject to the conditions contained in this Agreement, and in accordance with the IBCA and the DGCL, Merger Sub shall be merged with and into RCG at the Effective Time. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and RCG, as the surviving corporation (the "Surviving Corporation"), shall continue to exist and be governed by the IBCA.

     Section 2.2. Closing. Upon the terms and subject to the conditions hereof, unless otherwise agreed upon by the Parties, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rogers & Hardin, 2700 International Tower, 229 Peachtree Street, Atlanta, Georgia 30303, commencing at 10:00 a.m. local time, as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles 11 through 13 hereof, but in no event later than two business days thereafter (the date of such being referred to herein as the "Closing Date"), unless otherwise mutually agreed to by the Parties.

     Section 2.3. Effective Time. If all the conditions to the Merger set forth in Article 11 through 13 hereof shall have been satisfied or, if permissible, waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 14 hereof, the Parties hereto shall cause the Merger to be consummated by filing on the Closing Date (i) articles of merger meeting the requirements of the IBCA ("Articles of Merger") with the Secretary of State of the State of Illinois in such form as required by, and executed in accordance with such requirements of, the IBCA and (ii) a certificate of merger meeting the requirements of the DGCL (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with such requirements of, the DGCL. The Merger shall become effective at the later of the time of filing of the Articles of Merger with the Secretary of State of the State of Illinois in accordance with the IBCA or of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such other time which the parties hereto shall have agreed upon and designated in such filings as the effective time of the Merger (the "Effective Time").

     Section 2.4. Effect of Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the IBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, the separate existence of Merger Sub will cease and the Surviving Corporation shall succeed, without other transfer, to all the rights, privileges, powers, franchises and property of Merger Sub and, subject to the Plan and the Order, shall be subject to all the debts, duties and liabilities of Merger Sub in the same manner as if the Surviving Corporation had itself incurred them.

     Section 2.5. Charter and Bylaws. At the Effective Time, the Articles of Incorporation and Bylaws of RCG, as in effect on the date hereof and otherwise amended prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law.

     Section 2.6. Directors and Officers. From and after the Effective Time, the directors and officers of RCG shall be the directors and officers of the Surviving Corporation.


                                   ARTICLE 3.
                               CONVERSION OF STOCK

     Section 3.1. Conversion of Merger Sub Stock and RCG Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time and by virtue of the Merger and without any further action on the part of the holder of any Merger Sub Stock or RCG Stock:

                  (a) all shares of RCG Stock which are held by RCG as treasury stock, if any, shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor;

                  (b) the shares of RCG Stock outstanding immediately prior to the Effective Time shall be canceled and retired and will cease to exist without the payment of any consideration therefor; and

                  (c) each share of Merger Sub Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock without par value of the Surviving Corporation.


                                   ARTICLE 4.
                                   ADJUSTMENTS

     Section 4.1. Adjustments. In the event of any change in the New World Access Stock after the date hereof by reason of any stock dividend, stock split, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, then the New World Access Stock to be issued pursuant to Article 5 of this Agreement shall be adjusted appropriately on the Closing Date.


                                   ARTICLE 5.
                  PLAN OF REORGANIZATION AND PAYMENT OF CLAIMS

     Section 5.1. Plan of Reorganization. RCG shall file and use its best efforts to obtain the Bankruptcy Court's confirmation of the Plan, which shall provide, inter alia, for the consummation of the Merger in accordance with the terms and conditions of this Agreement. RCG shall also file and use its best efforts to obtain the Bankruptcy Court's approval of RCG's Disclosure Statement with respect to the Plan (the "Plan Disclosure Statement"). Both the Plan and the Plan Disclosure Statement, as filed and as confirmed and approved by the Bankruptcy Court, must in form and substance be acceptable to New World Access and RCG. World Access and its Affiliates shall cooperate in connection with preparing, filing and obtaining the approval of the Plan and the Plan Disclosure Statement. The Plan shall provide, inter alia, for (a) a pro-rata distribution of Disbursed Stock and Contingent Payment Stock as provided herein to holders of Allowed Claims and Administrative Expense Claims (including the Administration Expense Claim of WNSI arising in connection with the DIP Financing), and the approval of this Agreement; (b) except as otherwise provided in the Plan, the discharge of all indebtedness of and claims against RCG arising before confirmation of the Plan; and (c) certain transfer restrictions on the shares of New World Access Stock to be issued pursuant to this Agreement as set forth in
Section 6.4 hereof. RCG estimates that the aggregate amount of Allowed Claims will be approximately $300,000,000 to $350,000,000.

     Section 5.2. Deposit of New World Access Stock. At the Closing, New World Access and the Person appointed by the Bankruptcy Court pursuant to the Plan and the Order to act as "Disbursing Agent" under the Plan (the "Disbursing Agent") shall each execute a Disbursement Agreement reasonably acceptable to the Parties hereto and, in accordance therewith, New World Access shall deposit with the Disbursing Agent, immediately following the Effective Time, 3,125,000 shares of New World Access Stock ("Disbursed Stock") and 6,250,000 shares of New World Access Stock (the "Contingent Payment Stock").

     Section 5.3. Payment of Claims. In accordance with the terms and provisions of the Plan and unless otherwise provided therein, the Disbursing Agent under the Disbursement Agreement shall issue to each holder of an Allowed Claim and an Administrative Expense Claim (including the Administrative Expense Claim of WNSI arising in connection with the DIP Financing), its pro-rata share of Disbursed Stock based upon the amount of such claim.

     Section 5.4. Contingent Payments of Claims. The Disbursing Agent shall release to holders of Allowed Claims and Administrative Expense Claims (including the Administrative Expense Claim of WNSI arising in connection with the DIP Financing) their pro-rata share of Contingent Payment Stock, if, as, when and to the extent that the Contingent Payment Stock (or any portion thereof) is released pursuant to the terms of Article 6 hereof, in accordance with the terms and provisions of the Plan.


                                   ARTICLE 6.
          RELEASE OF CONTINGENT PAYMENT STOCK AND TRANSFER RESTRICTIONS

     Section 6.1. Release Criteria. The Contingent Payment Stock will be released by the Disbursing Agent pursuant to the terms and provisions of the Plan in the amounts and on the dates specified below if the sum of the EBITDA for (i) the Surviving Corporation and (ii) Cherry U.K. for the performance periods set forth below equals or exceeds the Target EBITDA for such performance period as set forth below:


Performance Period                    Release Date              Percentage of              Target EBITDA
                                                             Contingent Payment
                                                            Stock to be Released
July 1, 1998 to and                February 15, 1999                25%                     $7,500,000
including December 31, 1998
(the "First Performance
Period")
January 1, 1999 to and             February 15, 2000               37.5%                    $29,000,000
including December 31, 1999
(the "Second Performance
Period")
January 1, 2000 to and             February 15, 2001               37.5%                    $36,500,000
including December 31, 2000
(the "Third Performance
Period)


Notwithstanding the foregoing, if the Closing Date is (a) on or after July 15, 1998 but prior to August 16, 1998, then the First Performance Period shall commence on August 1, 1998 and shall terminate on (and including) December 31, 1998 and the Target EBITDA with respect thereto shall be reduced to $7,100,000,
(b) on or after August 16, 1998 but prior to September 30, 1998, then the First Performance Period shall commence on September 1, 1998 and shall terminate on (and including) December 31, 1998 and the Target EBITDA with respect thereto shall be reduced to $6,700,000, or (c) on or after September 30, 1998, then the First Performance Period shall commence on the first day of the calendar month in which the Closing occurs and shall terminate on (and including) the last day of the sixth calendar month following the month in which the Closing occurs, the release date shall be forty-five (45) days after the end of such period and the Target EBITDA shall be equal to the sum of (i) $2,100,000 for each calendar month of 1998 included in the First Performance Period and (ii) $2,400,000 for each calendar month of 1999 included in the First Performance Period.

     Section 6.2. Subsequent Performance. If the EBITDA for the Surviving Corporation and Cherry U.K. is less than the Target EBITDA required for the release of Contingent Payment Stock in either of the First or Second Performance Periods (and with respect to the Second Performance Period is no less than zero), then, notwithstanding the table above, the Contingent Payment Stock shall be released if the actual cumulative EBITDA for the Surviving Corporation and Cherry U.K. for such Performance Period and any subsequent Performance Periods equals or exceeds the cumulative Target EBITDA for such Performance Periods.

     Section 6.3. Accelerated Release. Notwithstanding anything to the contrary,
(a) if during any calendar quarter of the Second Performance Period, the closing price per share of the New World Access Stock as reported by NASDAQ equals or exceeds $65.00 for any five consecutive Trading Days during such calendar quarter, then 25% of all of the shares of Contingent Payment Stock shall be released on February 15, 2000, provided that if no shares of Contingent Payment Stock are eligible for release during any such calendar quarter, then such shares of Contingent Payment Stock shall become eligible for release in a subsequent calendar quarter of the Second Performance Period if the closing price per share of the New World Access Stock as reported by NASDAQ equals or exceeds $65.00 for a total number of consecutive Trading Days during such subsequent calendar quarter equal to or exceeding the total number of Trading Days which such closing price was required to equal or exceed for (i) such subsequent calendar quarter and (ii) each of the previous calendar quarters beginning with the calendar quarter for which such shares of Contingent Payment Stock were not eligible for release; (b) if the combined EBITDA for the Surviving Corporation and Cherry U.K. for the Second Performance Period equals or exceeds $52,775,000, then the Contingent Payment Stock related to the Third Performance Period shall be released on February 15, 2000; and (c) all of the shares of Contingent Payment Stock shall be released upon a Change of Control (except to the extent that the ability to earn such shares has been lost under this Article 6) and the restrictions set forth in Section 6.4 shall not apply.

     Section 6.4 Transfer Restrictions. Notwithstanding anything to the contrary contained herein, (a) no holder of Disbursed Stock may, until the 365th day following the Closing Date, without the prior written consent of New World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any such Disbursed Stock or any security convertible into or exchangeable or exercisable therefor, either publicly or privately, and (b) no holder of Contingent Payment Stock upon its release pursuant to Section 6.1 above may, until the 180th day following the release date thereof, without the prior written consent of New World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of the Contingent Payment Stock so released or any security convertible into or exchangeable or exercisable therefor, either publicly or privately.


                                   ARTICLE 7.
                        REPRESENTATIONS AND WARRANTIES OF
                  WORLD ACCESS, NEW WORLD ACCESS AND MERGER SUB

         In order to induce RCG to enter into this Agreement, World Access, New World Access and Merger Sub, jointly and severally, represent and warrant to RCG that, except as set forth in the World Access SEC Documents or the Disclosure Schedule to be delivered by World Access to RCG within ten (10) Business Days of the date hereof (the "World Access Disclosure Schedule"), which World Access Disclosure Schedule shall identify exceptions by specific Section references:

     Section 7.1. Organization, Qualification, and Corporate Power. Each of World Access and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of World Access and its Subsidiaries is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a World Access Material Adverse Effect. Each of World Access and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use and operate the properties owned, leased used and operated by it. The copies of the Certificate of Incorporation and the Bylaws of World Access and the equivalent organizational documents of each of its Subsidiaries, which have previously been made available to RCG, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

     Section 7.2. Capitalization. The entire authorized common capital stock of World Access consists of 40,000,000 shares of World Access Stock, of which 21,848,701 shares were issued and outstanding as of May 8, 1998. The entire authorized common capital stock of New World Access consists of 40,000,000 shares of New World Access Stock, of which 1,000 were issued and outstanding as of May 8, 1998. No shares of World Access Stock or New World Access Stock are held in treasury. All of the issued and outstanding shares of World Access Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as disclosed in the World Access SEC Documents, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require World Access or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to World Access and its Subsidiaries. World Access and its Subsidiaries have no outstanding bonds, debentures, notes or similar obligations the holders of which have the right to vote generally with holders of World Access Stock or New World Access Stock.

     Section 7.3. Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which World Access or any of its Subsidiaries is subject or any provision of the charter or bylaws of any of World Access or any of its Subsidiaries; or (b) except with respect to those agreements for which Consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which World Access or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a World Access Material Adverse Effect. Except for Consents required under or in relation to the (a) HSR Act, (b) the Communications Act and any rates, regulations, practices and policies of the FCC, (b) state securities or "blue sky" laws, (d) the Securities Act, (e) the Exchange Act, (f) the IBCA with respect to the filing of the Articles of Merger, (g) laws, rules, regulations, practices and orders of any PUC, foreign telecommunications regulatory agencies or similar state or foreign regulatory bodies, (h) rules and regulations of NASDAQ, and (i) such Consents and filings the failure of which to make or obtain would not have a World Access Material Adverse Effect, neither World Access nor any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any Consent of any Regulatory Authority in order for the Parties to consummate the transactions contemplated by this Agreement. All consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (a) through (h) are hereinafter referred to collectively as the "Required Consents."

     Section 7.4. Brokers' Fees. None of World Access or any of its Subsidiaries has any liability or obligation, contingent or otherwise, to pay any fees or commissions or similar payments to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except to The Robinson-Humphrey Company, Inc., whose fees and expenses will be paid by World Access in accordance with its agreement with such firm based upon arrangements made by or on behalf of World Access and previously disclosed to RCG.

     Section  7.5.  World  Access SEC  Documents.  Each of World  Access and its
Subsidiaries has timely filed with the SEC all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since December 31, 1995 with the SEC (such documents, as supplemented and amended since the time of filing, collectively, the "World Access SEC Documents"). The World Access SEC Documents, including any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The consolidated financial statements (including the related notes) of World Access included in the World Access SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to the absence of footnotes and to normal, recurring and year-end audit adjustments which will not be material individually or in the aggregate) the consolidated financial position of World Access as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

     Section 7.6. Events Subsequent to World Access Most Recent Fiscal Year End. Since the World Access Most Recent Fiscal Year End, there has not been any World Access Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

                  (a) none of World Access or any of its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                  (b) none of World Access or any of its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                  (c) no party (including World Access or any of its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of World Access or any of its Subsidiaries is a party or by which any of them is bound;

                  (d) none of World Access or any of its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

                  (e) none of World Access or any of its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

                  (f) none of World Access or any of its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

                  (g) World Access and its Subsidiaries have not created, incurred, assumed, or guaranteed more than $10,000,000 in aggregate indebtedness (other than internal debt between World Access and/or its Subsidiaries) for borrowed money and capitalized lease obligations;

                  (h) other than is normal and customary with respect to their respective businesses, none of World Access or any of its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                  (i) there has been no change made or authorized in the charter or bylaws of World Access or any of its Subsidiaries;

                  (j) none of World Access or any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

                  (k) none of World Access or any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (l) none of World Access or any of its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (m) none of World Access or any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (n) none of World Access or any of its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (o) none of World Access or any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers or employees outside the Ordinary Course of Business;

                  (p) none of World Access or any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (q) none of World Access or any of its Subsidiaries has made any other material change in employment terms for any of its directors, officers or employees outside the Ordinary Course of Business; and

                  (r) none of World Access or any of its Subsidiaries has committed to any of the foregoing.

     Section 7.7. Undisclosed Liabilities. None of World Access or any of its Subsidiaries has any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due, including any liability for taxes), except for (a) liabilities set forth in the World Access Most Recent Balance Sheet and (b) liabilities which have arisen since the date of the World Access Most Recent Balance Sheet in the Ordinary Course of Business.

     Section 7.8. Opinion of Financial Advisor. World Access has received the opinion of The Robinson-Humphrey Company, Inc., dated the date of this Agreement, that, as of such date, the consideration to be paid to the shareholders and creditors of RCG hereunder is fair, from a financial point of view, to World Access.

     Section 7.9.  Litigation.  Neither World Access nor any of its Subsidiaries
(a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of World Access, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, and, to the Knowledge of World Access, no reasonable basis therefor exists.

     Section 7.10. Exemption from Registration. The New World Access Stock to be issued pursuant to this Agreement is being issued without registration under the Securities Act in reliance on the exemption therefrom afforded by Section 1145(a) of the Bankruptcy Code and, subject to the certain transfer restrictions contained herein, each holder of the New World Access Stock issued pursuant to this Agreement, other than any holder who shall be deemed (a) an "underwriter" within the meaning of Section 1145(b) of the Bankruptcy Code or (b) an Affiliate of New World Access, may resell such stock without registration under the Securities Act.


                                   ARTICLE 8.
                      REPRESENTATIONS AND WARRANTIES OF RCG

         In order to induce World Access to enter into this Agreement, RCG represents and warrants to World Access and New World Access that, except as set forth in the Disclosure Schedule to be delivered by RCG to World Access within ten (10) Business Days of the date hereof (the "RCG Disclosure Schedule"), which shall identify exceptions by specific Section references:

     Section 8.1. Organization, Qualification, and Corporate Power. Each of RCG and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of RCG and its Subsidiaries is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have an RCG Material Adverse Effect. Each of RCG and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use, and operate the properties owned, leased, used, and operated by it. The copies of the articles of incorporation and the bylaws of RCG and the equivalent organizational documents of each of its Subsidiaries, which have previously been made available to World Access, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

     Section 8.2. Capitalization. The entire authorized common capital stock of RCG consists of 10,000 shares of RCG Stock, of which 1,249 shares of RCG Stock are issued and outstanding. No shares of RCG Stock are held in treasury. All of the issued and outstanding shares of RCG Stock have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require RCG or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to RCG and its Subsidiaries. RCG and its Subsidiaries have no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of RCG Stock.

     Section 8.3. Non-contravention. Subject to Applicable Bankruptcy Law and to the entry of the Order by the Bankruptcy Court, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of RCG is subject or any provision of the charter or bylaws of RCG or any of its Subsidiaries; or
(b) except with respect to those agreements for which Consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which RCG or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have an RCG Material Adverse Effect. Except as required by Applicable Bankruptcy Law and except for the Required Consents and such Consents and filings the failure of which to make or obtain would have an RCG Material Adverse Effect, neither RCG nor any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any Consent of any Regulatory Authority in order for the Parties to consummate the transactions contemplated by this Agreement.

     Section 8.4. Brokers' Fees. RCG has no liability or obligation, contingent or otherwise, to pay any fees or commissions or similar payments to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     Section 8.5. Title to Assets. Each of RCG and its Subsidiaries has good and marketable title to all of its material properties and assets, real and personal, tangible and intangible, used by it, located on its premises, or shown on the RCG Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the RCG Most Recent Balance Sheet. All leases pursuant to which RCG or any of its Subsidiaries leases from other Persons material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the Knowledge of RCG, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default) except where lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected to have an RCG Material Adverse Effect.

     Section 8.6. Subsidiaries. The RCG Disclosure Schedule sets forth for each Subsidiary of RCG (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (d) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of RCG have been duly authorized and are validly issued, fully paid, and nonassessable and were issued in accordance with applicable federal and state securities laws. RCG holds of record and owns beneficially all of the outstanding shares of each Subsidiary of RCG, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require RCG to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any such Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of RCG. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of RCG. None of RCG and its Subsidiaries controls directly or indirectly, or has any direct or indirect equity participation in, any corporation, partnership, trust, or other business association which is not a Subsidiary of RCG.

     Section 8.7. Financial Statements. The RCG Disclosure Schedule includes the following financial statements of RCG (collectively, the "RCG Financial Statements"): (a) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal year ended December 31, 1996; (b) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal year ended December 31, 1997 (the "RCG Most Recent Fiscal Year End"); and
(c) unaudited consolidated balance sheets and statements of income and cash flows (the "RCG Most Recent Financial Statements") as of and for the three months and year to date period ended March 31, 1998 (the "RCG Most Recent Fiscal Month End"). The RCG Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the consolidated financial condition of RCG as of such dates and the consolidated results of operations of RCG for such periods; provided, however, that the RCG Most Recent Financial Statements are subject to normal recurring adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Without limiting the generality of the foregoing, the RCG Most Recent Financial Statements accurately reflect anticipated material costs to complete all contracts or services pursuant to which RCG or any of its Subsidiaries has agreed to furnish products and services in accordance with GAAP applied on a basis consistent with the RCG Financial Statements for the RCG Most Recent Fiscal Year End.

     Section 8.8. Events Subsequent to RCG Most Recent Fiscal Year End. Since the RCG Most Recent Fiscal Year End, there has not been any RCG Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

                  (a) none of RCG or any of its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                  (b) none of RCG or any of its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                  (c) no party (including RCG or any of its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which RCG or any of its Subsidiaries is a party or by which any of them is bound;

                  (d) none of RCG or any of its Subsidiaries has imposed any Security Interest upon any of its material assets, tangible or intangible;

                  (e) none of RCG or any of its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

                  (f) none of RCG or any of its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

                  (g) none of RCG or any of its Subsidiaries has created, incurred, assumed, or guaranteed more than $50,000 in aggregate indebtedness for borrowed money (other than amounts outstanding under the DIP Financing) and capitalized lease obligations;

                  (h) other than is normal and customary with respect to their respective businesses, none of RCG or any of its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                  (i) there has been no change made or authorized in the charter or bylaws of RCG or any of its Subsidiaries;

                  (j) none of RCG or any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

                  (k) none of RCG or any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (l) none of RCG or any of its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (m) none of RCG or any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (n) none of RCG or any of its Subsidiaries has entered into any material employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

                  (o) none of RCG or any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers or employees outside the Ordinary Course of Business;

                  (p) none of RCG or any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (q) none of RCG or any of its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                  (r) none of RCG or any of its Subsidiaries has committed to any of the foregoing.

     Section 8.9. Undisclosed Liabilities. None of RCG or any of its Subsidiaries has any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due, including any liability for taxes), except for (a) liabilities set forth in the RCG Most Recent Balance Sheet, (b) liabilities which have arisen since the date of RCG Most Recent Balance Sheet in the Ordinary Course of Business, and (c) liabilities disclosed or provided for in the Plan to the extent and in the amounts so disclosed or provided for.

     Section 8.10. Legal Compliance. Each of RCG and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, ordinances, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or, to the Knowledge of RCG, threatened against it alleging any failure so to comply, except where the failure to comply would not have an RCG Material Adverse Effect.

     Section 8.11. Tax Matters. Except with respect to any such matters that would not, in the aggregate, have an RCG Material Adverse Effect, (a) each of RCG and its Subsidiaries has duly filed all federal and state income Tax Returns and all other material Tax Returns (including those filed on a consolidated, combined or unitary basis) required to have been filed by RCG or any of its Subsidiaries prior to the date hereof and will file, on or before the Effective Time, all such returns which are required to be filed after the date hereof and on or before the Effective Time, (b) all of the foregoing returns and reports are true and correct in all material respects, and each of RCG and its
Subsidiaries has paid or, prior to the Effective Time, will pay all Taxes required to be paid in respect of the periods covered by such returns or reports to any federal, state, foreign, local or other taxing authority, (c) each of RCG and its Subsidiaries has paid or made adequate provision in the RCG Financial Statements for all Taxes payable in respect of all periods ending on or prior to December 31, 1997, (d) neither RCG nor any of its Subsidiaries will have any material liability for any Taxes in excess of the amounts so paid or reserves so established or is delinquent in the payment of any material Tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed, (e) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing (tentatively or definitely), in each case, by any taxing authority, against RCG or any of its Subsidiaries for which there are not adequate reserves in the RCG Most Recent Balance Sheet,
(f) as of the date of this Agreement, there are no extensions or waivers or pending requests for extensions or waivers of the time to assess or collect any such Tax, (g) the federal income Tax Returns of RCG have not been audited, (h) neither RCG nor any of its Subsidiaries is nor has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which RCG is currently a member, (i) there are no liens for Taxes on any assets of RCG or any of its Subsidiaries (other than statutory liens for taxes not yet due or liens for which adequate reserves have been established in the RCG Financial Statements, (j) each of RCG and its Subsidiaries has withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment, and all other material payroll Taxes required to be withheld (including pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) and paid by it in connection with amounts paid to any employee, independent contractor, stockholder, creditor or other third party, and (k) RCG has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

     Section 8.12. Real Property

                  8.12.1. Neither RCG nor any of its Subsidiaries owns any real property.

                  8.12.2. To the knowledge of RCG, the RCG Disclosure Schedule lists and describes briefly all real property leased or subleased to RCG or its Subsidiaries. RCG shall deliver to World Access concurrent with the delivery of the RCG Disclosure Schedule correct and complete copies of the leases and subleases listed on the RCG Disclosure Schedule (as amended to date). With respect to each material lease and sublease listed on the RCG Disclosure
Schedule:
                            (a) the lease or  sublease is legal, valid, binding,
enforceable,  and in full force and effect in all material respects;

                            (b) no party to the lease or sublease is in material
breach or default, and no event
has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                            (c) no party to the lease or sublease has repudiated
any material provision thereof;

                            (d) there are no material disputes, oral agreements,
or forbearance programs in
effect as to the lease or sublease;

                            (e)  neither  RCG  nor any of its  Subsidiaries  has
assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                            (f) all  facilities  leased or subleased  thereunder
have received all approvals of
governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

          Section 8.13. Intellectual Property

                  8.13.1. Each of RCG and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in its business as currently conducted, except as would not reasonably be expected to have an RCG Material Adverse Effect.

                  8.13.2. Except as would not reasonably be expected to have an RCG Material Adverse Effect (a) neither RCG nor any of its Subsidiaries is or will be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third-Party Intellectual Property Rights; (b) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by RCG or any of its Subsidiaries (the "RCG Intellectual Property Rights"), any trade secret material to RCG, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through RCG or any of its Subsidiaries, are currently pending or, to the Knowledge of RCG, are overtly threatened by any Person; and (c) RCG does not know of any valid ground for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by RCG or any of its Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret, (ii) against the use by RCG or any of its Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of RCG or any of its Subsidiaries as currently conducted or as proposed to be conducted, (iii) challenging the ownership, validity or effectiveness of the RCG Intellectual Property Rights or other trade secret material to RCG, or (iv) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by RCG or any of its Subsidiaries.

                  8.13.3. To the Knowledge of RCG, all material patents, registered trademarks, service marks and copyrights held by RCG and its Subsidiaries are valid and subsisting. To the knowledge of RCG, there is no material unauthorized use, infringement or misappropriation of the RCG Intellectual Property by any third party, including any employee or former employee of RCG or any of its subsidiaries.

          Section 8.14. Tangible Assets. The buildings, machinery, equipment, and other tangible assets that RCG and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

          Section 8.15. Inventory. Neither RCG nor any of its Subsidiaries owns any inventory.

          Section 8.16. Contracts. The RCG Disclosure Schedule lists the following contracts and other agreements to which RCG or any of its Subsidiaries is a party:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

                  (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $25,000;

                  (c) any agreement concerning a partnership or joint venture;

                  (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $100,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (e) any   material  agreement  concerning  confidentiality  or
noncompetition;

                  (f) any material agreement with any Affiliates of RCG or any of its Subsidiaries;

                  (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (h) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $150,000 or providing material severance benefits;

                  (i) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (j) any agreement under which the consequences of a default or termination could have an RCG Material Adverse Effect not identified on any other Schedule hereto; and

                  (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

         RCG shall deliver to World Access concurrent with the delivery of the RCG Disclosure Schedule or make available for World Access's review a correct and complete copy of each written agreement listed in the RCG Disclosure
Schedule (as amended to date), which shall be deemed to be Schedules for purposes of Section 15.12 hereof, and a written summary setting forth the material terms and conditions of each oral agreement referred to in the RCG Disclosure Schedule. Except as set forth on the RCG Disclosure Schedule, to the Knowledge of RCG, with respect to each such agreement: (a) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (c) no party has repudiated any material provision of the agreement.

      Section 8.17. Notes and Accounts Receivable. All notes and accounts receivable of each of RCG and its Subsidiaries are reflected properly on its books and records, are valid receivables, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the RCG Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in the Ordinary Course of Business of RCG.

     Section 8.18. Insurance. Each of RCG and its Subsidiaries has been and is insured with respect to its properties and conduct of its business in such amounts and against such risks as are reasonable in relation to its business and will maintain such insurance at least through the Effective Time.

     Section 8.19. Litigation. Except for the Chapter 11 Case and the proceedings brought to enforce or determine the Allowed Claims and the Disputed Claims and other than orders of the Bankruptcy Court, neither RCG nor any of its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of RCG, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, and to the Knowledge of RCG, no reasonable basis therefor exists.

     Section 8.20. Employees. To the Knowledge of RCG, no executive, key employee, or significant group of employees plans to terminate employment with RCG or its Subsidiaries during the next six months. Neither RCG nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years.

     Section 8.21. Employee Benefits

                  8.21.1. The RCG Disclosure Schedule lists all RCG Plans. With respect to each RCG Plan, RCG has made available to World Access a true, correct and complete copy of: (a) each writing constituting a part of such RCG Plan, including all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (b) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (c) the current summary plan description, if any; (d) the most recent annual financial report, if any; and
(e) the most recent determination letter from the Internal Revenue Service, if any.

                  8.21.2. The Internal Revenue Service has issued a favorable determination letter or opinion letter with respect to each RCG Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified RCG Plan") and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified RCG Plan or the related trust.

                  8.21.3. All contributions required to be made to any RCG Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any RCG Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected in the RCG Financial Statements.

                  8.21.4. Each of RCG and its Subsidiaries has complied, and is now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the RCG Plans. There is not now, and there are no existing circumstances that standing alone could give rise to, any requirement for the posting of security with respect to an RCG Plan or the imposition of any lien on the assets of RCG under ERISA or the Code.

                  8.21.5. No RCG Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. No RCG Plan is Multi-employer Plan or a Multiple Employer Plan, nor has RCG, nor any of its ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multi-employer Plan or Multiple Employer Plan.

                  8.21.6. There does not now exist, and there are no existing circumstances that could result in, any Controlled Group Liability that would be a liability of RCG or any of its Subsidiaries following the Closing, other than normal funding responsibilities. Without limiting the generality of the foregoing, neither RCG nor any of its ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

                  8.21.7. Except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA, neither RCG nor any of it Subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

                  8.21.8. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee or director or former employee or former director of RCG or any of its Subsidiaries, pursuant to a "change in control" or "change of control" or otherwise. Without limiting the generality of the foregoing, no amount paid or payable by RCG or any of its Subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                  8.21.9. There are no pending or, to the Knowledge of RCG, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the RCG Plans, any fiduciaries thereof with respect to their duties to the RCG Plans or the assets of any of the trusts under any of the RCG Plans which could reasonably be expected to result in any material liability of RCG to the PBGC, the Department of Treasury, the Department of Labor or any Multi-employer Plan.

     Section 8.22. Guaranties. Other than claims against RCG in the Bankruptcy Case, neither RCG nor any of its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

     Section 8.23. Environment, Health, and Safety

                  8.23.1. Each of RCG and its Subsidiaries: (a) has complied with the Environmental, Health, and Safety Laws in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply; (b) has obtained and has at all times been and is in substantial compliance with all of the terms and conditions of all permits, licenses, and other authorizations, certifications and training which are required under any of the Environmental, Health, and Safety Laws; (c) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws; and (d) will provide World Access within ten Business Days hereof, with copies within its possession or control of all environmental assessments, complaints, claims, consent orders or agreements, notices of violations, governmental inquiries and permits issued or arising under or subject or relating or pursuant to any Environmental, Health and Safety Laws for any property owned, now or in the past or to be acquired prior to Closing, by RCG or any of its Subsidiaries, and such copies shall be deemed to be Schedules for purposes of Section 15.12 hereof.

                  8.23.2. Neither RCG nor any of its Subsidiaries has any material liability, and neither RCG nor any of its Subsidiaries or any of their respective predecessors has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for contamination or damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

     Section 8.24. Proxy Statement. None of the information supplied or to be supplied by or on behalf of RCG or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to the stockholders of New World Access, and at the time of the meeting of stockholders of New World Access to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE 9.
                                    COVENANTS

     Section 9.1. Conduct of Business of RCG and its Subsidiaries. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by any other provision of this Agreement or except as authorized by Bankruptcy Court order, each of RCG and its Subsidiaries shall (a) conduct its business in the Ordinary Course or as permitted by the Bankruptcy Court; (b) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees; and (c) except as required by law, regulation or Bankruptcy Court order, take no action which would adversely affect or delay the ability of any Party to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or except as authorized by Bankruptcy Court order, neither RCG nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of World Access, which consent shall not be unreasonably withheld or delayed:

                            (a)  amend or otherwise change its charter or bylaws
or  equivalent  organizational documents;

                            (b)  issue,   sell,   pledge,   dispose  of,  grant,
transfer, lease, license, guarantee or
encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of (i) any shares of capital stock of RCG or any of its Subsidiaries of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of RCG or any of its Subsidiaries, or (ii) other than in the Ordinary Course, any property or assets of RCG or any of its Subsidiaries;

                            (c) (i)  except for  amounts  of DIP  Financing  not
in excess of $25,000,000, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money or make any loans or advances, (ii) other than in the Ordinary Course, terminate, cancel or request any material change in, or agree to any material change in, any contract or agreement listed in the RCG Disclosure Schedule or enter into any contract or agreement material to its business, results of operations or financial condition, (iii) make or authorize any capital expenditure, other than capital expenditures in the Ordinary Course that have been budgeted for calendar year 1998 and disclosed to World Access that are not, in the aggregate, in excess of $2,500,000, or (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 9.1;

                            (d)     declare, set aside, make or pay any dividend
or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                            (e)     reclassify,  combine,  split,  subdivide  or
redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                            (f)     amend   the  terms  of,  repurchase,  redeem
or  otherwise  acquire   any  of  its  securities  or  propose  to do any of the
foregoing;

                            (g)     pay,  discharge,  settle  or   satisfy   any
claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than pursuant to Bankruptcy Court order or the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities reflected or reserved against on the RCG most recent Balance Sheet and only to the extent of such reserves;

                            (h) take  any  action  with  respect  to  accounting
policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by GAAP;

                            (i)     make  any   tax   election   or   settle  or
compromise any material federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the Ordinary Course of Business consistent with past practice and those for which specific reserves have been recorded on the RCG Most Recent Balance Sheet and only to the extent of such reserves;

                            (j)     enter into or amend any contract, agreement,
commitment or arrangement with, or enter into any transaction with, or make any payment to or on account or behalf of, any Affiliate of RCG or any of its Subsidiaries; or

                            (k)     authorize  or  enter  into  any   formal  or
informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of RCG contained in this Agreement untrue or incorrect or prevent RCG from performing or cause RCG not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

     Section 9.2. Conduct of World Access and its Subsidiaries. During the period from the date of this Agreement to the Effective Time, except for any actions taken by World Access or New World Access relating to any other acquisitions or business combinations with a non-Affiliate or as expressly contemplated by any other provision of this Agreement, each of World Access and its Subsidiaries shall (a) conduct its business in the Ordinary Course, (b) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (c) except as required by law or regulation, take no action which would adversely affect or delay the ability of any Party to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this
Agreement. By way of amplification and not limitation, except for any actions taken by World Access relating to any other acquisitions or business combinations with a non-Affiliate or as expressly contemplated by any other provision of this Agreement, neither World Access nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of RCG, which consent shall not be unreasonably withheld or delayed:

                            (a)     amend or  otherwise  change  its  charter or
bylaws or  equivalent  organizational documents;

                            (b)     declare, set aside, make or pay any dividend
or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that (i) any Subsidiary may pay dividends or make other distributions to World Access or any other Subsidiary and (ii) World Access or New World Access may adopt a rights plan or "poison pill";

                            (c)     reclassify,  combine,  split,  subdivide  or
redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                            (d)     sell,   transfer,   license,  sublicense  or
otherwise   dispose  of  any  material  assets  having  a  value  in  excess  of
$10,000,000; or

                            (e)     authorize   or  enter  into   any  formal or
informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of World Access contained in this Agreement untrue or incorrect or prevent World Access from performing or cause World Access not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

     Section 9.3. Access to Books and Records. Each of the Parties will, and World Access and RCG will cause each of their respective Subsidiaries to, permit representatives of the other Parties to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Parties and their Subsidiaries in accordance with reasonable procedures required by the Parties that are designed to minimize the impact on each Party's business. Each of the Parties will treat and hold as such any Confidential Information it receives from any of the Parties and their Subsidiaries in the course of the reviews contemplated by this Section, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return all tangible embodiments (and all copies thereof), to whichever of the Parties that originally disclosed such embodiments, which are in its possession.

     Section 9.4. Approval of Stockholders of New World Access. Promptly following the consummation of the Holding Company Reorganization, New World Access will take all steps necessary under applicable law and its certificate of incorporation and bylaws to call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving this Agreement and the Merger and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. Unless the Board of Directors of New World Access determines in good faith, based upon advice of its outside counsel, that such recommendation would violate its fiduciary duties to its stockholders, the Board of Directors of New World Access will recommend to its stockholders the approval of this Agreement, the Merger and the transactions contemplated hereby and will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement, the Merger and the transactions contemplated hereby.

     Section 9.5. Perparation of Proxy Statement. In connection with the meeting of its stockholders to be held pursuant to Section 9.4 hereof, New World Access shall promptly prepare a proxy statement for submission to its stockholders (the "Proxy Statement"). RCG shall promptly furnish New World Access with all information concerning its business and financial statements and affairs which, in the reasonable judgment of New World Access or its counsel, may be required or appropriate for inclusion in the Proxy Statement and shall take such other action as they may reasonably request in connection with the Proxy Statement. New World Access shall provide, and is responsible for, all such information related to New World Access and Merger Sub, and RCG shall provide, and is responsible for, all such information related to RCG. Once the Proxy Statement has been authorized for mailing either by notice from the SEC or by the lapse of time for review and comment by the SEC, New World Access shall thereafter promptly mail to its stockholders the Proxy Statement in definitive form (as amended or supplemented). Each of New World Access and RCG shall also take such other reasonable actions as may be required to be taken under any applicable state securities laws in connection with the issuance of shares of New World Access Stock and the transactions contemplated by this Agreement.

     Section 9.6. Affiliates. Prior to the Closing Date, RCG shall deliver to New World Access a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the stockholders of New World Access, "affiliates" of RCG for purposes of Rule 145 under the Securities Act. RCG shall use its best efforts to cause each such "affiliate" to deliver to New World Access on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit "A."


                                   ARTICLE 10.
                              ADDITIONAL AGREEMENTS

     Section 10.1. Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the Parties agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. Nothing in this Section 10.1 or elsewhere in this Agreement shall be construed to require RCG, its shareholders or agents to act in any manner inconsistent with Applicable Bankruptcy Law or any of their respective duties thereunder.

     Section 10.2. Regulatory Matters

                  10.2.1. Following the execution and delivery of this Agreement, World Access and RCG shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities and the consummation of the Merger, including any Consents required to be obtained under the HSR Act or the Communications Act or from any state public service commission ("PUC"). Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The Parties hereto will cooperate with each other and use reasonable efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated Consents of the Regulatory Authorities and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including the stockholders of New World Access. Each of the Parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any Regulatory Authority in connection with the transactions contemplated by this Agreement.

                  10.2.2. Each Party will furnish the other Parties with all information concerning itself, its Subsidiaries, directors, officers and stockholders, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such Party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the Parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

     Section 10.3. Indemnification Regarding the Proxy Statement. New World Access, with respect to RCG, and RCG, with respect to New World Access, agree to indemnify, defend and hold harmless the other, their respective Subsidiaries, and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including the Exchange Act), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact provided by the indemnifying Party and contained in the Proxy Statement or arise out of or are based upon the omission or alleged omission by the indemnifying Party to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 10.4. Notice of Developments. Each of the Parties will give prompt written notice to other Parties of any material adverse development that causes or is likely to cause a material breach of any of its representations and warranties contained in this Agreement. Such disclosure by any Party pursuant to this Section shall be deemed to amend or supplement any disclosure contained in the Schedules attached hereto to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     Section 10.5. Notices and Consents. Each of the Parties will give any notices (and will cause each of the Parties within their control to give any notices) to third parties, and will use their reasonable efforts to obtain (and will cause each of the Parties within their control to use their reasonable efforts to obtain) any third-party consents that may be required to consummate the transactions contemplated hereby.

     Section 10.6. Indemnity

                  10.6.1. New World Access shall cause the Surviving Corporation to keep in  effect  provisions  of its  articles  of  incorporation  and  bylaws providing for exculpation of director and officer liability and its indemnification of each Person who is now an officer or director of RCG to the fullest extent permitted under the IBCA which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge such Persons' right of indemnification. The provisions of this Section shall survive the consummation of the Merger and expressly are intended to benefit each Person who is now an officer or director of RCG.

     Section 10.7. Offers of Employment. At the Closing, New World Access shall execute and deliver to each of Steven A. Odom, John D. Phillips, Hensley E. West, Mark A. Gergel and W. Tod Chmar an executive employment agreement in substantially the form attached hereto as Exhibit "B".

     Section 10.8. Exclusive Dealing

                  10.8.1. RCG shall not, nor shall it authorize or permit any officer, director of employee of, or any attorney or other advisor or representative of, RCG to, (i) solicit or initiate, or encourage the submission of, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

                  10.8.2. The Board of Directors of RCG shall not (i) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (ii) enter into any type of agreement or letter of intent with respect to any Acquisition Proposal.

                  10.8.3. If an Acquisition Proposal shall have been made prior to the termination of this Agreement and RCG at any time thereafter consummates a transaction contemplated by or resulting from such Acquisition Proposal, then RCG shall pay, or cause to be paid, in same day funds, to World Access, upon demand, all of the costs and expenses incurred by World Access in connection with this Agreement, including fees and expenses of its financial advisors, accountants and counsel (the "Expenses"), plus the sum of $5,000,000 (the "Termination Fee"). The Parties acknowledge that damages in the event of a breach of this Section 10.8 will be difficult to ascertain and that the Expenses and the Termination Fee are intended to be full liquidated damages and such damages represent the Parties' best estimate of such damages. RCG will recommend that the Bankruptcy Court approve the payment of the Expenses and the Termination Fee. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty but as full liquidated damages in the event of a breach of this Section 10.8, and World Access acknowledges the Expenses and the Termination Fee are its sole and exclusive remedy for a breach of this Section 10.8.

                  10.8.4. In addition to the obligations of RCG set forth in Sections 10.8.1, 10.8.2 and 10.8.3 above, RCG shall immediately advise World Access orally and in writing of any request for information or of any Acquisition Proposal, or any inquiry with respect to or which could lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making any Acquisition Proposal or inquiry. RCG shall keep World Access fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

                  10.8.5. Notwithstanding anything in Sections 10.8.1 and 10.8.2 to the contrary, nothing contained in this Section 10.8 shall prohibit the Board of Directors of RCG from furnishing information to, or entering into discussions or negotiations or an agreement with, any Person or entity who has made an unsolicited Acquisition Proposal if the Board of Directors of RCG determines in its good faith judgment, based upon a written opinion of its independent counsel, that such action is required for it to comply with its fiduciary duties to RCG shareholders under applicable law or to otherwise comply with Applicable Bankruptcy Law or any order of the Bankruptcy Court.

     Section 10.9. Bankruptcy Court Approval. Subject to Applicable Bankruptcy Law, RCG shall use its best efforts to obtain Bankruptcy Court approval of the Plan. Notwithstanding the foregoing, neither RCG nor any of its directors, officers, attorneys or agents shall have any liability to World Access or New World Access if the Plan is not confirmed other than as provided in Section
10.8.3 above.


                                   ARTICLE 11.
                          MUTUAL CONDITIONS TO CLOSING

         The obligations of the Parties to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless any of the following are waived by the Parties:

     Section 11.1. Stockholder Approval. The Merger shall have been approved by the requisite vote of the stockholders of New World Access.

     Section 11.2. Regulatory Approvals. All necessary Consents of the Regulatory Authorities (including the FCC and the PUCs) shall have been obtained and all notice and waiting periods required by law (including any waiting period applicable to the Merger under the HSR Act) to pass after receipt of such Consents shall have been terminated or shall have expired, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied. New World Access shall have received all permits or other authorizations or confirmations as to the availability of exemptions from registration requirements under all federal and state securities laws as may be necessary to issue shares of New World Access Stock pursuant to this Agreement.

     Section 11.3. Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (a) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement; (b) seeking damages in connection with the transactions contemplated by this Agreement; or (c) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (a) through (c), and in the reasonable judgment of New World Access and RCG, based upon advice of counsel, would have a material adverse effect with respect to the interests of New World Access and RCG, as the case may be.

     Section 11.4. Proxy Statement. The Proxy Statement shall have been filed with the SEC for review and comment and shall have been authorized for mailing, either by notice from the SEC or the lapse of time for review and comment by the SEC.

     Section 11.5. Consummation of Holding Company Reorganization. The Holding Company Reorganization shall have been consummated.

     Section 11.6. Resignations. New World Access shall have received the resignations, effective as of the Closing, of each director and officer of RCG, other than those whom shall have been agreed upon by the Parties as specified in writing at least 30 days prior to the Closing.

     Section 11.7. Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of the Parties any material adverse requirement upon the Parties, or any one of them, provided that no such term or condition imposed by any Regulatory
Authority  in  connection  with  the  grant  of any  Consent  by any  Regulatory
Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of corporations under similar circumstances.

     Section 11.8. Consents. All Consents of third parties required in connection with the transactions contemplated hereby shall have been obtained, except where the failure to obtain such Consents, in the aggregate, would not reasonably be expected to result in a World Access Material Adverse Effect or an RCG Material Adverse Effect, provided that a Party which has not used all reasonable efforts to obtain a Consent may not assert this condition with respect to such Consent.

     Section 11.9. Bankruptcy Court approval. The Bankruptcy Court shall have entered the Order, and the Order shall have become a Final Order.

     Section 11.10 NASDAQ Listing. The shares of New World Access Stock to be issued hereunder shall have been approved upon official notice of issuance for quotation on NASDAQ or listing on a national securities exchange agreed upon by the Parties in writing prior to the Closing.

     Section 11.11. U.K. Acquisition Transaction. The U.K. Acquisition shall have been consummated.


                                   ARTICLE 12.
                CONDITIONS TO THE OBLIGATIONS OF NEW WORLD ACCESS

         The obligations of New World Access to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived by World Access or New World Access:

     Section 12.1. Representations and Warranties. The representations and warranties of RCG set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

     Section 12.2. Performance of Obligations. RCG shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time.

     Section 12.3. Certificate Representing Satisfaction of Conditions. RCG shall have delivered to New World Access a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 12.1 and 12.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of RCG under this Agreement.

     Section 12.4. Material Adverse Change. Since the date of this Agreement, there shall not have been any RCG Material Adverse Effect.

     Section 12.5. Tax Opinion. New World Access shall have received an opinion, dated the Closing Date, from Rogers & Hardin LLP, based upon customary representations and warranties, to the effect that no gain or loss will be recognized by New World Access, RCG or Merger Sub as a result of the Merger.

     Section 12.6. Legal Opinion. New World Access shall have received an opinion, dated the Closing Date, from Katten Muchin & Zavis, bankruptcy counsel to RCG, covering such matters relating to the Chapter 11 Case as shall be reasonably requested by New World Access.

     Section 12.7. Carrier Service Agreement. RCG shall have entered into a Carrier Service Agreement with WNSI in substantially the form attached hereto as Exhibit "C".

     Section 12.8. Operating Performance of RCG. RCG's gross revenues for the calendar month immediately preceding the Closing Date shall be no less than $25.0 million, and its gross profit margin for such month shall be no less than 5.0%.

     Section 12.9. Approval of Plan and Order. Each of the Plan and the Order (which shall have become a Final Order) shall be acceptable to New World Access.

     Section 12.10. Net Operating Losses. There shall have been no determination by New World Access that facts, events or conditions arising or occurring, or of which New World Access becomes aware, after the date of this Agreement could reasonably be expected to materially limit the Surviving Corporation's ability to utilize net operating losses of RCG incurred before the Effective Time to offset, for federal income tax purposes, at least $125,000,000 of otherwise taxable income of the Surviving Corporation after the Effective Time.

     Section 12.11. Net Worth. At the Effective Time, RCG shall have a positive tangible net worth.


                                   ARTICLE 13.
                        CONDITIONS TO OBLIGATIONS OF RCG

         The obligations of RCG to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived by RCG:

     Section 13.1. Representations and Warranties. The representations and warranties of the other Parties set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

     Section 13.2. Performance of Obligations. Each of the other Parties shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time.

     Section 13.3. Certificate Representing Satisfaction of Conditions. All other Parties shall each have delivered to RCG a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 13.1 and 13.2 hereof, and such certificates shall be deemed to constitute additional representations, warranties, covenants, and agreements of the other Parties under this Agreement.

     Section 13.4. Material Adverse Change. Since the date of this Agreement, there shall not have been any World Access Material Adverse Effect.

     Section 13.5. Approval of Plan and Order. Each of the Plan and the Order (which shall have become a Final Order) shall be reasonably acceptable to RCG.


                                   ARTICLE 14.
                                   TERMINATION

     Section 14.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent duly authorized by the Boards of Directors of New World Access and RCG at any time prior to the Effective Time; or

                  (b) by World Access or New World Access at any time prior to the Effective Time, if (i) there has been a breach of a representation, warranty, covenant or agreement of RCG, and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; (ii) the Chapter 11 Case shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or a trustee for RCG shall be appointed by the Bankruptcy Court, or (iii) either World Access or New World Access determines in its sole good faith judgment, within thirty (30) days of the delivery of the RCG Disclosure Schedule, that the exceptions set forth therein are materially adversely different from the representations and warranties of RCG in Article 8 hereof, provided that World Access or New World Access shall inform RCG upon such termination as to the reasons for its determination; or

                  (c) by RCG at any time prior to the Effective Time, if (i) there has been a breach of a representation, warranty, covenant, or agreement of World Access or New World Access, and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; or (ii) RCG determines, in its sole good faith judgment, within thirty (30) days of the delivery of the World Access Disclosure Schedule, that the exceptions set forth therein are materially adversely different from the representations and warranties of World Access, New World Access and Merger Sub in Article 7 hereof, provided that RCG shall inform World Access and New World Access upon such termination as to the reasons for its determination; or

                  (d) by New World Access or RCG if the Closing has not occurred by November 1, 1998, unless extended by mutual written consent duly authorized by the boards of directors of New World Access and RCG (provided that the right to terminate this Agreement under this Section shall not be available to any Party whose failure to perform any material covenant or obligation or whose breach of a representation or warranty under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or

                  (e) by New World Access or RCG if at the meeting of New World Access stockholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the New World Access stockholders to approve the Merger shall not have been obtained; or

                  (f) by New World Access or RCG if the Plan is not confirmed by September 15, 1998 or such later date as the Parties may mutually agree upon in writing; or

                  (g) by New World Access or RCG if the U.K. Acquisition Agreement is terminated pursuant to its terms.

     Section 14.2. Effect of Termination and Breach. In the event of termination of this Agreement as provided in Section 14.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party, other than any liability or obligation arising under the provisions of this Section 14.2 and Sections 10.8.3, 15.3 and 15.13; provided, however, that in no event shall such termination relieve any Party of liability for any breach by such Party of any of its covenants and agreements set forth herein; and further provided, that no Party shall have any liability hereunder for any breach of a representation or warranty of such Party except to the extent that such breach shall have been the result of common law fraud, intentional omission, deliberate concealment or gross negligence.

     Section 14.3. Confidentiality Upon Termination. In the event of any termination of this Agreement for any reason, including any breach by any of the Parties, each Party shall treat as confidential and shall not disclose, or use directly or indirectly for their benefit or any third party's benefit or to the detriment of any other Party in any manner whatsoever, or permit others under their control to disclose, or to use, Confidential Information concerning the other Parties obtained pursuant to or in connection with the Merger which is not generally known to the trade or a matter of public knowledge, except as required by a court of competent jurisdiction, including, without limitation, the Bankruptcy Court.

     Section 14.4. Specific Performance. The Parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.


                                   ARTICLE 15.
                               GENERAL PROVISIONS

     Section 15.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time, except for Section 8.9 hereof to the extent it applies to the period commencing on the date of the confirmation of the Plan and ending at the Effective Time which shall survive for a one year period following the Effective Time. Notwithstanding anything contained herein to the contrary, New World Access shall be entitled, if it so elects, to set-off any Losses incurred as a result of the breach of the representations and warranties set forth in Section
8.9 hereof against the shares of Contingent Payment Stock as its sole and exclusive remedy for any such breach. This Section shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

     Section 15.2. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of all of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Parties at the earliest possible time prior to making such disclosure).

     Section 15.3. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Articles 3, 4 and 6 hereof concerning payment of the Merger Consideration contemplated by this Agreement and certain additional agreements are intended for the benefit of the stockholders of New World Access and the creditors of RCG.

     Section 15.4. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     Section 15.5. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of all of the other Parties.

     Section 15.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     Section 15.7. Notices. Notices to be given to RCG hereunder shall be in writing and delivered personally to the designated officer of RCG, transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed as follows (or to such other address as may be specified by RCG in writing):

                  Resurgens Communications Group
                  2210 Resurgens Plaza
                  945 East Paces Ferry Road
                  Atlanta, Georgia 30326
                  Attention:  Chief Executive Officer
                  Telephone:  (404) 261-6190
                  Facsimile:  (404) 233-2280

                  with a copy to (which will not constitute notice to RCG):

                  Long, Aldridge & Norman
                  Suite 5300
                  One Peachtree Center
                  303 Peachtree Street
                  Atlanta, Georgia  30308-3201
                  Attention:  Clay C. Long, Esq.
                  Telephone:  (404) 527-4050
                  Facsimile:  (404) 527-4198

                            and

                  Katten Muchin & Zavis
                  525 West Monroe Street
                  Suite 1600
                  Chicago, Illinois  60661-3693
                  Attention:  Mark K. Thomas, Esq.
                  Telephone:  (312) 902-5200
                  Facsimile:  (312) 902-1061

         Notices to be given to New World Access or Merger Sub hereunder shall be in writing and delivered personally to the designated officer of New World Access, transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed as follows (or to such other address as may be specified by New World Access in writing):

                  WAXS Inc.
                  c/o World Access, Inc.
                  945 E. Paces Ferry Road
                  Suite 2240
                  Atlanta, Georgia  30326
                  Attention: Chief Executive Officer
                  Telephone:  (404) 231-2025
                  Facsimile:  (404) 365-9847

                  with a copy to (which will not constitute notice to New World Access or Merger Sub):

                  Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia  30303
                  Attention: Steven E. Fox, Esq.
                  Telephone: (404) 420-4603
                  Facsimile: (404) 525-2224

         Notices delivered personally shall be effective upon delivery. Notices transmitted by facsimile shall be effective when receipt is confirmed. Notices delivered by mail shall be effective upon the acceptance or rejection by the Person to whom they are addressed.

     Section 15.8. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia. The Parties hereto agree that (a) any disputes or disagreements arising from or related to this Agreement arising prior to the Effective Date shall be submitted to and decided by the Bankruptcy Court, which shall be the sole and exclusive tribunal and forum for presentation and resolution of any such matters; and (b) any disputes or disagreements arising from or related to this Agreement arising on or after the Effective Date shall be submitted to and decided by any court of competent jurisdiction. Notwithstanding anything herein to the contrary, the terms, provisions and conditions hereof and the respective duties of the Parties hereunder are subject to Applicable Bankruptcy Law.

     Section 15.9. Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to the approval of this Agreement by the stockholders of New World Access will be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     Section 15.10. Severablilty. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     Section 15.11. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. "Herein", "hereby", "hereunder", "hereof", "hereinbefore, "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular Article or Section in which such word is used. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever any of the words "include", "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation".

     Section 15.12. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     Section 15.13. Transaction Costs. Each of the Parties shall be responsible for its own expenses in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, including those expenses incurred in connection with the Proxy Statement, attorneys' fees and disbursements, accounting fees and disbursements and investment banking fees and disbursements.

         IN WITNESS WHEREOF, each of the Parties hereto has caused its duly authorized officer to execute and deliver this Agreement as of the date first above written.

                                      WORLD ACCESS, INC.



                                      By:  /s/ Steven A. Odom
                                           -------------------------------------
                                      Name: Steven A. Odom
                                      Its:  Chairman and CEO


                                      WAXS INC.


                                      By:  /s/ Steven A. Odom
                                           -------------------------------------
                                      Name: Steven A. Odom
                                      Its:  Chairman and CEO


                                      WA MERGER CORP.


                                      By:  /s/ Steven A. Odom
                                           -------------------------------------
                                      Name: Steven A. Odom
                                      Its:  Chairman and CEO


                                      CHERRY  COMMUNICATIONS
                                      INCORPORATED  d/b/a RESURGENS
                                      COMMUNICATIONS GROUP



                                      By:  /s/ John D. Phillips
                                           -------------------------------------
                                      Name: John D. Phillips
                                      Its:  Chairman and CEO

Exhibit 99.2




               SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                               WORLD ACCESS, INC.,

                                   WAXS INC.,

                       CHERRY COMMUNICATIONS U.K. LIMITED

                                       and

                             RENAISSANCE PARTNERS II





                                  May 12, 1998

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1. DEFINITIONS.......................................................  2

         Section 1.1.      "ACT".............................................  2
         Section 1.2.      "Acquisition".....................................  2
         Section 1.3.      "Acquisition Proposal"............................  2
         Section 1.4.      "Adverse Consequence".............................  2
         Section 1.5.      "Affiliate".......................................  2
         Section 1.6.      "Agreement".......................................  3
         Section 1.7.      "Ancillary Documents".............................  3
         Section 1.8.      "Business"........................................  3
         Section 1.9.      "Business Day"....................................  3
         Section 1.10.     "Change of Control"...............................  3
         Section 1.11.     "Cherry U.K.".....................................  4
         Section 1.12.     "Cherry U.K. Group"...............................  4
         Section 1.13.     "Cherry U.K. Intellectual Property Rights"........  4
         Section 1.14.     "Cherry U.K. Financial Statements"................  4
         Section 1.15.     "Cherry U.K. Material Adverse Effect".............  4
         Section 1.16.     "Cherry U.K. Most Recent Balance Sheet"...........  4
         Section 1.17.     "Cherry U.K. Most Recent Financial Statements"....  4
         Section 1.18.     "Cherry U.K. Most Recent Fiscal Month End"........  4
         Section 1.19.     "Cherry U.K. Most Recent Fiscal Year End".........  4
         Section 1.20.     "Cherry U.K. Option"..............................  4
         Section 1.21.     "Cherry U.K. Optionholder"........................  5
         Section 1.22.     "Cherry U.K. Plans"...............................  5
         Section 1.23.     "Cherry U.K. Stock"...............................  5
         Section 1.24.     "Closing".........................................  5
         Section 1.25.     "Closing Date"....................................  5
         Section 1.26.     "Closing Shares"..................................  5
         Section 1.27.     "Code"............................................  5
         Section 1.28.     "Communications Act"..............................  5
         Section 1.29.     "Companies Act"...................................  5
         Section 1.30.     "Competent Authority".............................  5
         Section 1.31.     "Confidential Information"........................  5
         Section 1.32.     "Consent".........................................  6
         Section 1.33.     "Consideration"...................................  6
         Section 1.34.     "Contingent Escrowed Option Shares"...............  6
         Section 1.35.     "Controlled Group Liability"......................  6
         Section 1.36.     "DGCL"............................................  6
         Section 1.37.     "EBITDA"..........................................  6
         Section 1.38.     "Effective Time"..................................  6
         Section 1.39.     "Employee Benefit Plan"...........................  6
         Section 1.40.     "Employee Pension Benefit Plan"...................  6
         Section 1.42.     "Environment".....................................  7
         Section 1.43.     "Environmental, Health, and Safety Laws"..........  7
         Section 1.44.     "Environmental Laws"..............................  7
         Section 1.45.     "Environmental Matters"...........................  7
         Section 1.46.     "Environmental Permits"...........................  8
         Section 1.47.     "Equivalent Exchange Ratio".......................  8
         Section 1.48.     "ERISA"...........................................  8
         Section 1.49.     "ERISA Affiliate".................................  8
         Section 1.50.     "Escrow Agent"....................................  8
         Section 1.51.     "Escrow Agreement"................................  8
         Section 1.52.     "Escrowed Shares".................................  8
         Section 1.53.     "Escrowed Option Shares"..........................  8
         Section 1.54.     "Exchange Act"....................................  8
         Section 1.55.     "Expenses"........................................  8
         Section 1.56.     "FCC".............................................  8
         Section 1.57.     "Fiduciary".......................................  8
         Section 1.58.     "GAAP"............................................  8
         Section 1.59.     "HSR Act".........................................  9
         Section 1.60.     "Hazardous Substances"............................  9
         Section 1.61.     "Holding Company Reorganization"..................  9
         Section 1.62.     "Indemnified Party" and "Indemnified Parties".....  9
         Section 1.63.     "Intellectual Property"...........................  9
         Section 1.64.     "Knowledge".......................................  9
         Section 1.65.     "Losses"................. ........................ 10
         Section 1.66.     "Liens"........................................... 10
         Section 1.67.     "Multi-employer Plan"............................. 10
         Section 1.68.     "Multiple Employer Plan".......................... 10
         Section 1.69.     "NACT"............................................ 10
         Section 1.70.     "NASDAQ".......................................... 10
         Section 1.71.     "New World Access"................................ 10
         Section 1.72.     "New World Access Option"......................... 10
         Section 1.73.     "New World Access Stock".......................... 10
         Section 1.74.     "Option Escrow Agent"............................. 10
         Section 1.75.     "Option Escrow Agreement"......................... 10
         Section 1.76.     "Ordinary Course" or "Ordinary
                              Course of Business"............................ 10
         Section 1.77.     "Parties"......................................... 10
         Section 1.78.     "Party"........................................... 10
         Section 1.79.     "Performance Period".............................. 10
         Section 1.80.     "Person".......................................... 11
         Section 1.81.     "Planning Acts"................................... 11
         Section 1.82.     "Properties"...................................... 11
         Section 1.83.     "Proxy Statement"................................. 11
         Section 1.84.     "PUC"............................................. 11
         Section 1.85.     "Qualified Cherry U.K. Plan"...................... 11
         Section 1.86.     "Relevant Accounting Standard".................... 11
         Section 1.87.     "Remedial Action"................................. 11
         Section 1.88.     "Regulatory Authority"............................ 12
         Section 1.89.     "Required Consents"............................... 12
         Section 1.90.     "SEC"............................................. 12
         Section 1.91.     "Securities Act".................................. 12
         Section 1.92.     "Security Interest"............................... 12
         Section 1.93.     "Shareholder"..................................... 12
         Section 1.94.     "Shareholder Disclosure Schedule"................. 12
         Section 1.95.     "Share Consideration"............................. 12
         Section 1.96.     "Shares".......................................... 12
         Section 1.97.     "Subsidiary"...................................... 12
         Section 1.98.     "TCGA"............................................ 12
         Section 1.99.     "Target EBITDA"................................... 12
         Section 1.100.    "Tax Returns"..................................... 13
         Section 1.101.    "Taxes"........................................... 13
         Section 1.102.    "Third-Party Intellectual Property Rights"........ 13
         Section 1.103.    "Trading Day"..................................... 13
         Section 1.104.    "U.K. GAAP"....................................... 13
         Section 1.105.    "U.S. Merger"..................................... 13
         Section 1.106.    "U.S. Merger Sub"................................. 13
         Section 1.107.    "VATA"............................................ 13
         Section 1.108.    "Waste"........................................... 14
         Section 1.109.    "World Access".................................... 14
         Section 1.110.    "World Access Disclosure Schedule"................ 14
         Section 1.111.    "World Access Financial Statements"............... 14
         Section 1.112.    "World Access Material Adverse Effect"............ 14
         Section 1.113.    "World Access Most Recent Balance Sheet".......... 14
         Section 1.114.    "World Access Most Recent Financial Statements"... 14
         Section 1.115.    "World Access Most Recent Fiscal Month End"....... 14
         Section 1.116.    "World Access Most Recent Fiscal Year End"........ 14
         Section 1.117.    "World Access SEC Documents"...................... 14
         Section 1.118.    "World Access Stock".............................. 14

ARTICLE 2.          EXCHANGE AND RECEIPT OF CHERRY U.K. STOCK...... ......... 15

         Section 2.1.      Exchange and Receipt of Shares.................... 15
         Section 2.2.      Consideration for................................. 15
         Section 2.3.      Cherry U.K. Options............................... 15
         Section 2.4.      Escrowed Shares................................... 16
         Section 2.5.      Escrowed Option Shares............................ 17
         Section 2.6.      Adjustments....................................... 17

ARTICLE 3.          EXCHANGE OF CERTIFICATES................................. 17

         Section 3.1.      Exchange of Certificates.......................... 17

ARTICLE 4.          RELEASE OF ESCROWED SHARES............................... 17

         Section 4.1.      Release Criteria.................................. 17
         Section 4.2.      Subsequent Performance............................ 18
         Section 4.3.      Accelerated Release............................... 18
         Section 4.4.      Transfer Restrictions............................. 19
         Section 4.5.      Contingent Escrowed Option Shares................. 19

ARTICLE 5.          REPRESENTATIONS AND WARRANTIES OF WORLD ACCESS
                      AND NEW WORLD ACCESS................................... 19

         Section 5.1.      Authority......................................... 19
         Section 5.2.      Organization, Qualification, and
                             Corporate Power................................. 20
         Section 5.3.      Capitalization.................................... 20
         Section 5.4.      Non-contravention................................. 20
         Section 5.5.      Brokers' Fees..................................... 21
         Section 5.6.      World Access SEC Documents........................ 21
         Section 5.7.      Events Subsequent to World Access Most
                             Recent Fiscal Year End.......................... 22
         Section 5.8.      Undisclosed Liabilities........................... 23
         Section 5.9.      Opinion of Financial Advisor...................... 24
         Section 5.10.     Litigation........................................ 24

ARTICLE 6.          REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER............ 24

         Section 6.1.      Authority......................................... 24
         Section 6.2.      Organization, Qualification, and
                             Corporate Power................................. 24
         Section 6.3.      Capitalization; Title to Shares................... 25
         Section 6.4.      Non-contravention................................. 25
         Section 6.5.      Brokers' Fees..................................... 26
         Section 6.6.      Title to Assets................................... 26
         Section 6.7.      Subsidiaries...................................... 26
         Section 6.8.      Financial Statements.............................. 27
         Section 6.9.      Events Subsequent to Cherry U.K. Most
                             Recent Fiscal Year End.......................... 28
         Section 6.10.     Undisclosed Liabilities........................... 29
         Section 6.11.     Legal Compliance.................................. 29
         Section 6.12.     Tax Matters....................................... 30
         Section 6.13.     Real Property..................................... 33
         Section 6.14.     Intellectual Property............................. 34
         Section 6.15.     Tangible Assets................................... 35
         Section 6.16.     Inventory......................................... 35
         Section 6.17.     Contracts......................................... 35
         Section 6.18.     Notes and Accounts Receivable..................... 37
         Section 6.19.     Insurance......................................... 37
         Section 6.20.     Litigation........................................ 37
         Section 6.21.     Employees......................................... 37
         Section 6.22.     Employee Benefits................................. 37
         Section 6.23.     Guaranties........................................ 40
         Section 6.24.     Environment, Health, and Safety................... 40
         Section 6.25.     Licenses, Permits, Consents and Authorities....... 41
         Section 6.26.     Proxy Statement................................... 41

ARTICLE 7.          COVENANTS................................................ 41

         Section 7.1.      Conduct of the Business of Cherry U.K.
                             and its Subsidiaries............................ 41
         Section 7.2.      Conduct of Business of World Access
                             and its Subsidiaries............................ 43
         Section 7.3.      Access to Books and Records....................... 44
         Section 7.4.      Preparation of Proxy Statement.................... 44

ARTICLE 8.          ADDITIONAL AGREEMENTS.................................... 44

         Section 8.1.      Best Efforts; Cooperation......................... 44
         Section 8.2.      Regulatory Matters................................ 45
         Section 8.3.      Indemnification Regarding the Proxy Statement..... 45
         Section 8.4.      Notice of Developments............................ 46
         Section 8.5.      Notices and Consents.............................. 46
         Section 8.6.      Indemnity......................................... 46
         Section 8.7.      Exclusive Dealing................................. 47
         Section 8.8.      Investment Representations........................ 48

ARTICLE 9.          EFFECTIVE TIME; CLOSING; DELIVERIES AT CLOSING........... 49

         Section 9.1.      Effective Time; Closing........................... 49
         Section 9.2.      Deliveries by Shareholder......................... 49
         Section 9.3.      Deliveries by New World Access.................... 50

ARTICLE 10.         MUTUAL CONDITIONS TO CLOSING............................. 51

         Section 10.1.     Board Meeting of Cherry U.K. and Subsidiaries..... 51
         Section 10.2.     Regulatory Approvals.............................. 51
         Section 10.3.     Litigation........................................ 52
         Section 10.4.     Proxy Statement................................... 52
         Section 10.5.     Consummation of Holding
                             Company Reorganization.......................... 52
         Section 10.6.     Resignations...................................... 52
         Section 10.7.     Escrow Agreement.................................. 52
         Section 10.8.     Option Escrow Agreement........................... 52
         Section 10.9.     Material Condition................................ 52
         Section 10.10.    Consents.......................................... 52
         Section 10.11.    NASDAQ Listing.................................... 53
         Section 10.12.    U.S. Merger Transaction........................... 53

ARTICLE 11.         CONDITIONS TO THE OBLIGATIONS OF NEW WORLD ACCESS........ 53

         Section 11.1.     Representations and Warranties.................... 53
         Section 11.2.     Performance of Obligations........................ 53
         Section 11.3.     Certificate Representing Satisfaction
                             of Conditions................................... 53
         Section 11.4.     Tax Opinion....................................... 53
         Section 11.5.     Material Adverse Change........................... 54

ARTICLE 12.         CONDITIONS TO OBLIGATIONS OF SHAREHOLDER................. 54

         Section 12.1.     Representations and Warranties.................... 54
         Section 12.2.     Performance of Obligations........................ 54
         Section 12.3.     Certificate Representing Satisfaction
                             of Conditions................................... 54
         Section 12.4.     Tax Opinion....................................... 54
         Section 12.5.     Material Adverse Change........................... 54

ARTICLE 13.         TERMINATION.............................................. 54

         Section 13.1.     Termination of Agreement.......................... 54
         Section 13.2.     Effect of Termination and Breach.................. 55
         Section 13.3.     Confidentiality Upon Termination.................. 56
         Section 13.4.     Specific Performance.............................. 56

ARTICLE 14.         GENERAL PROVISIONS....................................... 56

         Section 14.1.     Nonsurvival of Representations
                             and Warranties.................................. 56
         Section 14.2.     Press Releases and Public Announcements........... 56
         Section 14.3.     No Third-Party Beneficiaries...................... 56
         Section 14.4.     Entire Agreement.................................. 56
         Section 14.5.     Succession and Assignment......................... 57
         Section 14.6.     Counterparts...................................... 57
         Section 14.7.     Notices........................................... 57
         Section 14.8.     Governing Law..................................... 58
         Section 14.9.     Amendments and Waivers............................ 58
         Section 14.10.    Severability...................................... 58
         Section 14.11.    Construction...................................... 59
         Section 14.12.    Incorporation of Exhibits and Schedules........... 59
         Section 14.13.    Transaction Costs................................. 59

EXHIBITS:

Exhibit A -- Escrow Agreement
Exhibit B -- Option Escrow Agreement

               SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

         THIS SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (as amended, supplemented or otherwise modified from time to time, the "Agreement"), dated as of the 12th day of May, 1998, is entered into by and among WORLD ACCESS, INC., a Delaware corporation ("World Access"), WAXS INC., a Delaware corporation and a wholly-owned subsidiary of World Access ("New World Access"), CHERRY COMMUNICATIONS U.K. LIMITED, a corporation organized and existing under and by virtue of the laws of England and Wales ("Cherry U.K."), and RENAISSANCE PARTNERS II, a Georgia general partnership (the "Shareholder"), the partners of which are JOHN D. PHILLIPS and W. TOD CHMAR, each an individual resident of the State of Georgia, United States of America.

                              W I T N E S S E T H:


         WHEREAS, on February 24, 1998, World Access, New World Access, WAXS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of New World Access, NACT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of New World Access, and NACT Telecommunications, Inc., a Delaware corporation and a majority-owned subsidiary of World Access ("NACT"), entered into that certain Agreement and Plan of Merger and Reorganization, pursuant to which, among other things, each of World Access and NACT will become wholly-owned subsidiaries of New World Access (the "Holding Company Reorganization");

         WHEREAS, Shareholder is the sole shareholder of Cherry U.K. and is the registered holder and beneficial owner of all of the issued and outstanding ordinary shares (the "Shares"), (pound)1 each, of Cherry U.K. (the "Cherry U.K. Stock");

         WHEREAS, Shareholder desires to exchange with New World Access, and New World Access desires to receive from Shareholder, the Shares (the "Acquisition") upon the terms and conditions set forth herein;

         WHEREAS, World Access, New World Access, WA Merger Corp., a Delaware corporation and a wholly-owned subsidiary of New World Access ("U.S. Merger Sub"), and Cherry Communications Incorporated d/b/a Resurgens Communications Group, an Illinois corporation ("RCG"), have entered into that certain Agreement and Plan of Merger and Reorganization dated of even date herewith (the "U.S. Merger Agreement"), pursuant to which U.S. Merger Sub will be merged with and into RCG and RCG will become a wholly-owned subsidiary of New World Access (the "U.S. Merger");

         WHEREAS, the consummation of the transactions contemplated hereby is a condition to the consummation of the U.S. Merger, and the consummation of the U.S. Merger is a condition to the consummation of the transactions contemplated hereby;

         WHEREAS, the Shareholder, Cherry U.K., World Access and New World Access desire to make certain representations, warranties and agreements in connection with the Acquisition and also to prescribe various conditions thereto; and

         WHEREAS, for Federal income tax purposes, it is intended that the Acquisition shall qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Code.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the warranties and covenants herein contained, the Parties agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         Capitalized terms used in this Agreement shall have the definitions set forth in this Article 1.

     Section 1.1. "ACT" has the meaning set forth in Section 16.12.15 hereof.

     Section 1.2. "Acquisition" has the meaning set forth in the recitals hereto.

     Section 1.3. "Acquisition Proposal" means any acquisition or purchase (or any inquiry or proposal with respect thereto) of all or any substantial portion of the assets of Cherry U.K. or of over 10% of any class of equity share capital of Cherry U.K., or any merger, purchase, exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Cherry U.K. other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Acquisition or which would reasonably be expected to dilute materially the benefits to World Access or New World Access of the Acquisition.

     Section 1.4. "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including reasonable court costs and reasonable attorneys' fees and expenses.

     Section 1.5. "Affiliate" means, (a) with respect to each Party, an officer or director of such Party or any Person owning an equity interest of 10% or more of such Party, any direct or indirect wholly owned subsidiary of such Party, any other subsidiary owned directly or indirectly by a direct or indirect parent company of such Party or any other Person in which such Party has at least a 10% equity interest in the equity securities or equity share capital, and (b) with respect to any Person not a Party, any Person who controls, is controlled by or is under common control with such Person and any officer or director of such Person or any other Person owning at least a 10% equity interest in such Person.

     Section 1.6. "Agreement" has the meaning set forth in the preamble to this Agreement.

     Section 1.7. "Ancillary Documents" means all of the documents and instruments attached hereto as exhibits or attachments or required to be delivered by the terms of this Agreement.

     Section 1.8. "Business" has the meaning set forth in the recitals hereto.

     Section 1.9. "Business Day" means each day on which national banks in the Atlanta, Georgia area are open for business.

     Section  1.10.  "Change of Control"  shall be deemed to have  occurred  if:

                  (a) any Person (including any syndicate or group deemed to be a "person" under Section 13(d) (3) of the Exchange Act), other than New World Access, any subsidiary of New World Access, or any employee benefit plan of New World Access or any such subsidiary, is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving New World Access), of shares of capital stock of New World Access entitling such Person to exercise in excess of 50% of the total voting power of all shares of capital stock of New World Access entitled to vote generally in the election of directors;

                  (b) there occurs any consolidation of New World Access with, or merger of New World Access into, any other Person, any merger of another Person into New World Access, or any sale or transfer of the assets of New World Access, as an entirety or substantially as an entirety, to another Person (other than either (i) any such transaction pursuant to which the holders of the New World Access Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors or (ii) any merger (A) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of New World Access Stock or (B) which is effected solely to change the jurisdiction of incorporation of New World Access and results in a reclassification, conversion or exchange of outstanding shares of New World Access Stock solely into shares of common stock and separate series of common stock carrying substantially the same relative rights as the New World Access Stock); or

                  (c) a change in the Board of Directors of New World Access in which the individuals who constituted the Board of Directors of New World Access at the beginning of the one-year period immediately preceding such change
(together with any other director whose election by the Board of Directors of New World Access or whose nomination for election by the stockholders of New World Access was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or resignation) to constitute at least a two-thirds majority of the directors then in office.

Notwithstanding the foregoing, any Change of Control that results from (i) WorldCom, Inc. ("WorldCom") or any of its Affiliates soliciting proxies or becoming a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the members of the Board of Directors of New World Access on any matter or (ii) the merger, share exchange, consolidation or similar transaction between New World Access and WorldCom or any of its Affiliates, without the prior written consent of New World Access, shall not be deemed a Change of Control for purposes of this Agreement.

     Section 1.11. "Cherry U.K." has the meaning set forth in the preamble hereto.

     Section   1.12.   "Cherry   U.K.   Group"   means   Cherry  U.K.   and  its
Subsidiaries.

     Section 1.13. "Cherry U.K. Intellectual Property Rights" has the meaning set forth in Section 6.14 hereof.

     Section 1.14. "Cherry U.K. Financial Statements" has the meaning set forth in Section 6.8 hereof.

     Section 1.15. "Cherry U.K. Material Adverse Effect" shall mean any change in or effect on the business of Cherry U.K. and its Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Cherry U.K. and its Subsidiaries taken as a whole.

     Section  1.16.   "Cherry  U.K.  Most  Recent   Balance   Sheet"  means  the
consolidated balance sheet of Cherry U.K. as of December 31, 1997 included in the Cherry U.K. Most Recent Financial Statements.

     Section 1.17. "Cherry U.K. Most Recent Financial Statements" has the meaning set forth in Section 6.8 hereof.

     Section 1.18. "Cherry U.K. Most Recent Fiscal Month End" has the meaning set forth in Section 6.8 hereof.

     Section 1.19. "Cherry U.K. Most Recent Fiscal Year End" has the meaning set forth in Section 6.8 hereof.

     Section 1.20. "Cherry U.K. Option" has the meaning set forth in Section 2.3 hereof.

     Section  1.21.  "Cherry  U.K.  Optionholder"  has the  meaning set forth in
Section 2.3 hereof.

     Section 1.22. "Cherry U.K. Plans" means all Employee Benefit Plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one Person or more than one Person, sponsored or maintained by Cherry U.K. or any of its Subsidiaries, or to which Cherry U.K., or any of its Subsidiaries, contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Cherry U.K. Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

     Section 1.23. "Cherry U.K. Stock" has the meaning set forth in the recitals hereto.

     Section 1.24. "Closing" has the meaning set forth in Section 9.1 hereof.

     Section  1.25.  "Closing  Date" has the  meaning  set forth in Section  9.1 hereof.

     Section 1.26. "Closing Shares" has the meaning set forth in Section 2.2 hereof.

     Section 1.27. "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

     Section 1.28.  "Communications Act" means the Federal Communications Act of
1934,  as  amended,   together  with  the  rules  and  regulations   promulgated
thereunder.

     Section 1.29. "Companies Act" means the Companies Act 1985 (as amended or reenacted the Companies Act 1989).

     Section 1.30. "Competent Authority" means any national or local government or national or local governmental agency or any EC body or agency having regulatory or administrative authority under Environmental Laws.

     Section 1.31. "Confidential Information" means and includes written data, reports, interpretations, analyses, trade secrets, processes, drawings, photographs, records, specifications, designs, programs, product development activities, software packages and related documentation, technical know-how, concepts, theories, ideas, methods and procedures of operation, business or marketing plans, proposals, financial information, compiled data, communications, customer lists and data and equipment, as well as the nature and results of a Party's development activities and all other information and/or materials related to the business or activities of a Party, but excluding such information that is (a) generally available to the public, or (b) available, or becomes available, to a Party on a non-confidential basis prior to its disclosure from a Person authorized to disclose the same.

     Section 1.32. "Consent" means a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any Person pursuant to any contract, permit, law, regulation or order.

     Section 1.33. "Consideration" means the Share Consideration and the New World Access Options.

     Section 1.34. "Contingent Escrowed Option Shares" has the meaning set forth in Section 2.5 hereof.

     Section 1.35. "Controlled Group Liability" means any and all liabilities under (a) Title IV of ERISA, (b) Section 302 of ERISA, (c) Sections 412 and 4971 of the Code, (d) the continuation coverage requirements of section 601 et seq. of ERISA and Section 4980B of the Code, and (e) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the World Access Plans with respect to World Access and its Subsidiaries, or the Cherry U.K. Plans with respect to Cherry U.K.

     Section 1.36. "DGCL" means Title 8 of the Delaware Code, as amended

     Section 1.37. "EBITDA" means the sum of income before net interest and provision for income taxes, plus depreciation and amortization expense determined consistent with Cherry U.K.'s unaudited consolidated statement of income for the Cherry U.K. Most Recent Fiscal Year. Notwithstanding the foregoing, any change in the policies or procedures employed in determining the EBITDA of Cherry U.K. shall be approved by a majority vote of the members of the audit committee of the Board of Directors of New World Access who are not Affiliates of WorldCom, Inc.

     Section 1.38. "Effective Time" has the meaning set forth in Section 9.1 hereof.

     Section 1.39. "Employee Benefit Plan" means any (a) non-qualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-Employer Plan), or (d) Employee Welfare Benefit Plan (or material fringe benefit plan or program).

     Section 1.40. "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     Section 1.41. "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(l).

     Section 1.42. "Environment" means all or any of the following media, namely air, water or land, including such media within buildings or other natural or man made structures above or below ground and any living organisms or ecosystems.

     Section 1.43. "Environmental, Health, and Safety Laws" means, with respect to New World Access and World Access, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, and with respect to Cherry U.K., the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and the Rules, Regulations and Orders made under them or continued by them as they apply from time to time, together with the Environmental Laws and all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning public health and safety, or employee health and safety.

     Section 1.44. "Environmental Laws" means all or any applicable law (whether civil, criminal or administrative), common law, statute, statutory instrument, treaty, regulation, directive, decision, by-law, circular, code, plan, order, notice, demand, decree, injunction, resolution or judgment which relate to Environmental Matters and which are in force from time to time.

     Section   1.45.   "Environmental   Matters"   means   any  or  all  of  the
following:

         (a)      protection of the Environment;

         (b)      pollution or contamination;

         (c) the generation, manufacture, processing, handling, storage, distribution, use, treatment, removal, transport, importation, exportation, disposal, release, spillage, deposit, escape, discharge, leak, emission, leaching or migration of Hazardous Substances or Waste;

         (d)      exposure of any person to Hazardous Substances or Waste;

         (e) the creation of any noise, vibration, radiation, common law or statutory nuisance, or other impact on the Environment;

         (f) any other matters relation to the condition, protection, maintenance, restoration or replacement of the Environment or any part of it arising directly or indirectly out of the manufacturing, processing, treatment, storage, keeping, handling, use (including as a building material), possession, supply, receipt, sale, purchase, import, export, transportation or presence of Hazardous Substances or Waste;

         (g)      human health and safety; and

         (h)      town and country planning.

     Section 1.46. "Environmental Permits" means all or any authorizations, certificates, approvals, permits, licenses, or consents (and all conditions attaching thereto) required under any Environmental Laws for the operation of the business of Cherry U.K. or the occupation or use of the Properties.

     Section 1.47. "Equivalent Exchange Ratio" means the ratio, expressed as a fraction, obtained by dividing (i) 1,875,000 by (ii) all of the Shares plus all of the shares of Cherry U.K. Stock underlying the Cherry U.K. Options.

     Section 1.48. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     Section 1.49. "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

     Section  1.50.  "Escrow  Agent" has the  meaning  set forth in Section  2.3 hereof.

     Section 1.51. "Escrow Agreement" has the meaning set forth in Section 2.3 hereof.

     Section 1.52. "Escrowed Shares" has the meaning set forth in Section 2.2 hereof.

     Section 1.53. "Escrowed Option Shares" has the meaning set forth in Section
2.5 hereof.

     Section 1.54. "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     Section 1.55. "Expenses" has the meaning set forth in Section 8.7 hereof.

     Section 1.56. "Extra Shares" has the meaning set forth in Section 2.2 hereof.

     Section 1.57. "FCC" means the Federal Communications Commission.

     Section 1.58. "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     Section 1.59. "GAAP" means United States generally accepted accounting principles as in effect from time to time. The requirement that such principles be consistently applied and applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

     Section 1.60. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

     Section 1.61. "Hazardous Substances" means any noxious, dangerous, hazardous, toxic or flammable materials or substances or any mixture thereof which are or maybe present in such quantities and concentrations as (a) may cause harm to the Environment, (b) are regulated under any Environmental Law or
(c) may require investigation or remediation under any Environmental Law.

     Section 1.62. "Holding Company Reorganization" has the meaning set forth in the recitals hereto.

     Section  1.63.  "Indemnified  Party" have the meanings set forth in Section
10.6 hereof.

     Section 1.64. "Intellectual Property" means (a) all inventions (whether patentable or unpatentable), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade drafts, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connections therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier list, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof in whatever form or medium.

     Section 1.65. "Knowledge" means either (a) that an individual is actually aware of a particular fact or other matter or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of performing the duties which are normally performed by an individual acting in a similar capacity. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

     Section 1.66. "Losses" means any and all claims,  demands,  losses,  costs,
expenses,  obligations,   liabilities,  damages,  recoveries  and  deficiencies,
including interest, penalties and attorneys' fees and disbursements.

     Section  1.67.  "Liens"  means  all  liens,   claims,   charges  and  other
encumbrances and restrictions of any kind or nature.

     Section 1.68. "Multi-employer Plan" has the meaning set forth in Section 3(37) of ERISA.

     Section 1.69. "Multiple Employer Plan" has the meaning set forth in Section 4063 of ERISA.

     Section 1.70. "NACT" has the meaning set forth in the recitals hereto.

     Section 1.71. "NASDAQ" means The Nasdaq National Market."

     Section 1.72. "New World Access" has the meaning set forth in the preamble hereto.

     Section  1.73.  "New World  Access  Option"  has the  meaning  set forth in
Section 2.3 hereof.

     Section 1.74. "New World Access Stock" means any share of the common stock, $.01 par value per share, of New World Access.

     Section  1.75.  "Option  Escrow Agent" has the meaning set forth in Section
2.5 hereof.

     Section  1.76.  "Option  Escrow  Agreement"  has the  meaning  set forth in
Section 2.5 hereof.

     Section 1.77. "Ordinary Course" or "Ordinary Course of Business" means any action taken by a Person only if (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person, or (b) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     Section 1.78. "Parties" means collectively, or any two or more of, World Access, New World Access, Cherry U.K., the Shareholder and the Cherry U.K. Optionholders (if any).

     Section 1.79. "Party" means any one of the Parties.

     Section 1.80. "Performance Period" has the meaning set forth in Section 4.1 hereof.

     Section 1.81. "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or association, a limited liability company, a limited liability partnership, or a governmental entity (or any department, agency, or political subdivision thereof, including a Regulatory Authority).

     Section 1.82. "Planning Acts" means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and the rules, regulations and orders made under them or continued by them as they apply from time to time.

     Section 1.83. "Properties" has the meaning set forth in Section 6.13.2 hereof.

     Section 1.84. "Proxy Statement" has the meaning set forth in Section 7.4 hereof.

     Section 1.85. "PUC" means any state public service commission.

     Section  1.86.  "Qualified  Cherry U.K.  Plan" has the meaning set forth in
Section 6.21 hereof.

     Section 1.87. "Relevant Accounting Standard" means any applicable Statement of Standard Accounting Practice, Financial Reporting Standard, Consensus or Statement of Recommended Practice issued by the Accounting Standards Board in the United Kingdom, or any committee of it or body recognized by it in force on the date of the Cherry U.K. Most Recent Balance Sheet.

     Section 1.88. "Remedial Action" means:

         (a) removing, remedying, cleaning up, making good, modifying, restoring, improving, abating, containing or ameliorating the presence in or effect on the Environment, the Properties or any organism (including humans) of any Hazardous Substances or Waste, including the removal from any structure of Hazardous Substances or Waste incorporated into that structure (whether above or below ground, natural or man made and including all pipes and tanks); or

         (b) securing compliance of the business of Cherry U.K. with all Environmental Laws and Environmental Permits, including any and all investigative activities, sampling, monitoring or analyzing any pollution or contamination of the Environment and obtaining expert technical and legal advice required in relation thereto); or

         (c)      such other action or steps as are considered  necessary by New
                  World  Access  to  avoid,  mitigate,   abate  or  prevent  any
                  nuisance, pollution or contamination of the Environment.

     Section 1.89. "Regulatory Authority" means, collectively, the FCC, PUCs, the Federal Trade Commission, the United States Department of Justice, the SEC, the National Association of Securities Dealers, Inc., and all national and state securities exchanges, as well as all regulatory agencies and authorities organized under the laws of England and Wales and the European Community, including the European Commission, and any other governmental or regulatory body, agency, instrumentality or authority.

     Section 1.90. "Required Consents" has the meaning set forth in Section 5.3 hereof.

     Section 1.91. "SEC" means the United States Securities and Exchange Commission.

     Section 1.92. "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated hereunder.

     Section 1.93. "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens for work done on the property to the extent that such liens arise in the Ordinary Course of Business and are not yet due and payable, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, in each case, where there exists no default in World Access's or any Subsidiary's obligations with respect to the underlying agreements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     Section 1.94. "Shareholder" has the meaning set forth in the preamble hereto.

     Section 1.95. "Shareholder Disclosure Schedule" has the meaning set forth in Article 6 hereof.

     Section 1.96.  "Share  Consideration"  has the meaning set forth in Section
2.2 hereof.

     Section 1.97. "Shares" has the meaning set forth in the recitals hereto.

     Section 1.98. "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns (directly or indirectly) a majority of the common stock and share capital or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors and, in respect of Cherry U.K., includes the meaning given such term in Part XXVI of the Companies Act.

     Section 1.99. "TCGA" has the meaning set forth in Section 6.12.17 hereof.

     Section 1.100. "Target EBITDA" has the meaning set forth in Section 4.1 hereof.

     Section 1.101. "Tax Returns" means, collectively, (a) all reports, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of any Taxes, and (b) all information statements, returns, reports or similar documents required to be filed with respect to payments to (or from) third parties or with respect to transactions in which any Party or any of its Subsidiaries participates. The term "Tax Return" shall mean any one of the foregoing Tax Returns.

     Section 1.102. "Taxes" means, collectively, (a) all net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatever, including any estimates thereof, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial, state, local or foreign government; and (b) any penalties, interest, or other additions to tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Tax Return. The term "Tax" shall mean any one of the foregoing Taxes. When used with reference to a specified Person, the terms "Taxes" and "Tax" shall include only amounts of, or in respect of, Taxes for which such Person is, or could become, liable in whole or part (including any obligation in connection with a duty to collect, withhold, or pay over any Tax, any obligation to contribute to the payment of any Taxes determined on a consolidated, combined, or unitary basis, any liability as a transferee, or any liability as a result of any express or implied obligation to indemnity or pay the Tax obligations of another Person).

     Section 1.103. "Third-Party Intellectual Property Rights" means, with respect to each of World Access and Cherry U.K., all licenses, sublicenses and other agreements as to which it is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks or copyrights.

     Section  1.104.  "Trading  Day"  means  each  Monday,  Tuesday,  Wednesday,
Thursday and Friday, other than any day on which securities are not traded on NASDAQ.

     Section 1.105. "U.K. GAAP" means generally accepted accounting principles and practices in the United Kingdom as in effect from time to time. The requirement that such principles be consistently applied and applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

     Section 1.106. "U.S. Merger" has the meaning set forth in the recitals hereto.

     Section 1.107. "U.S. Merger Sub" has the meaning set forth in the recitals hereto.

     Section 1.108. "VATA" has the meaning set forth in Section 6.12.23 hereof.

     Section 1.109. "Waste" means any waste as defined in Section 75 of the Environmental Protection Act 1990.

     Section 1.110. "World Access" has the meaning set forth in the preamble hereto.

     Section 1.111. "World Access Disclosure Schedule" has the meaning set forth in Article 5 hereof.

     Section 1.112. "World Access Financial Statements" has the meaning set forth in Section 5.5 hereof.

     Section 1.113. "World Access Material Adverse Effect" shall mean (a) prior to the consummation of the Holding Company Reorganization, any change in or effect on the business of World Access and its Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of World Access and the its Subsidiaries taken as a whole, and (b) after the consummation of the Holding Company Reorganization, any change in or effect on the business of New World Access and its Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of New World Access and its Subsidiaries taken as a whole.

     Section 1.114. "World Access Most Recent Balance Sheet" means the consolidated balance sheet of World Access as of December 31, 1997 included in the World Access SEC Documents.

     Section 1.115. "World Access Most Recent Financial Statements" means the consolidated financial statements for the year ended December 31, 1997 included in the World Access SEC Documents.

     Section 1.116. "World Access Most Recent Fiscal Month End" means December 31, 1997.

     Section 1.117. "World Access Most Recent Fiscal Year End" means December 31, 1997.

     Section  1.118.  "World Access SEC  Documents" has the meaning set forth in
Section 7.5 hereof.

     Section 1.119. "World Access Stock" means any share of the common stock, $0.01 par value per share,of World Access.


                                   ARTICLE 2.
                    EXCHANGE AND RECEIPT OF CHERRY U.K. STOCK

     Section 2.1. Exchange and Receipt of Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Shareholder shall exchange, convey, assign, transfer and deliver to New World Access the legal and beneficial ownership of the Shares, and New World Access shall receive from Shareholder, all of Shareholder's right, title and interest in and to the Shares, including all rights now or hereafter attaching to them to any dividend or other distribution declared, made or paid after the date hereof, for an amount equal to the Share Consideration. Shareholder covenants that (a) it has full power and the right to transfer the legal and beneficial title to the Shares; (b) the Shares shall at Closing be free from any Liens or Security Interests of any kind and from all other rights exercisable by third parties; and (c) it will execute at its own cost and expense such documents as New World Access reasonably considers necessary to transfer the legal and beneficial ownership of the Shares to New World Access and secure to New World Access the rights attaching thereto.

     Section 2.2. Consideration for Shares. The consideration payable for the Shares (the "Share Consideration") shall be equal to an aggregate of (a) 1,875,000 shares of New World Access Stock less (b) any shares of New World Access Stock issuable upon the exercise of options or warrants to purchase Cherry U.K. Stock granted after the date hereof and converted by New World Access in accordance with Section 2.3 below prior to the Closing plus (c) any Escrowed Option Shares delivered to Shareholder pursuant to Section 2.5 below. The number of shares of New World Access Stock to be issued to Shareholder at Closing (the "Closing Shares") shall be equal to (a) one-third of the Share Consideration (excluding the Escrowed Option Shares) plus (b) the number of Option Shares (the "Extra Shares") underlying New World Access Options to the extent that less than one-third of such shares may be acquired upon exercise without regard to the conditions set forth in Article 4 hereof relating to the release of Escrowed Shares. The remaining number of shares of New World Access Stock (excluding the Escrowed Option Shares) comprising the Share Consideration shall be issued and held in escrow pursuant to Section 2.4 below. Notwithstanding anything to the contrary contained herein, no holder of the Closing Shares may, until the 365th day following the Closing Date, without the prior written consent of New World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any such shares or any security convertible into or exchangeable or exercisable therefor, either publicly or privately.

     Section 2.3. Cherry U.K. Options. From and after the date hereof, Cherry U.K. may grant and award options or warrants to acquire Cherry U.K. Stock (each a "Cherry U.K. Option") on the terms and conditions set forth in a Cherry U.K. Option Agreement in a form to be mutually acceptable to Cherry U.K. and New World Access, provided that the grantee of any such option or warrant (each a "Cherry U.K. Optionholder") shall execute a counterpart of this Agreement and thereupon become a Party hereto, and further provided, that the number of shares of New World Access Stock issuable upon the exercise of such Cherry U.K. Options (determined in accordance with this Section 2.3) does not exceed 937,500. Each Cherry U.K. Option granted in accordance with the foregoing shall be assumed by New World Access at the Effective Time and shall be converted into an option to acquire New World Access Stock (each New World Access option or warrant granted hereunder, a "New World Access Option") in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time except to the extent provided herein:

                  (a) the number of shares of New World Access Stock to be subject to each New World Access Option (the "Option Shares") shall be equal to (i) the number of shares of Cherry U.K. Stock subject to such Cherry U.K Option so converted multiplied by (ii) the Equivalent Exchange Ratio;

                  (b) the exercise price per share of New World Access Stock for each New World Access Stock Option issued pursuant hereto shall be equal to (i) the product obtained by multiplying the number of shares of Cherry U.K. Stock subject to the Cherry U.K. Option converted pursuant to this Agreement by the exercise price per share thereunder, divided by (ii) the number of shares of New World Access Stock issuable upon the exercise of such New World Access Option determined pursuant to clause (a) above;

                  (c) upon each exercise of the New World Access Options by a holder thereof, the aggregate number of shares of New World Access Stock deliverable upon such exercise shall be rounded up or down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up or down, if necessary, to the nearest cent; and

                  (d) notwithstanding anything herein to the contrary, a Cherry U.K. Optionholder may only exercise the New World Access Option to the extent of one-third of the Option Shares unless the Escrowed Shares are eligible for release pursuant to Article 4 hereof, in which event the New World Access Option may be exercised to the same extent as Escrowed Shares may be released and shall be subject to the same restrictions as provided in Section 4.4 hereof.

Notwithstanding anything herein to the contrary, no Shares or Cherry U.K. Options may be distributed or granted, without the prior written consent of New World Access, if New World Access determines in its good faith judgment that such actions would have a material adverse effect on the financial condition or results of operations of New World Access and its Subsidiaries, taken as a whole, for financial reporting purposes.

     Section 2.4. Escrowed Shares. Immediately following the Effective Time, the Escrowed Shares shall be issued by New World Access and deposited with an escrow agent mutually acceptable to New World Access and Shareholder (the "Escrow Agent") pursuant to the terms of an Escrow Agreement substantially in the form attached hereto as Exhibit "A" (the "Escrow Agreement"). The Escrow Agent will release the Escrowed Shares to the Shareholder as set forth in Article 4 hereof.

     Section 2.5. Escrowed Option Shares. Immediately following the Effective Time, New World Access shall issue and deposit with an escrow agent mutually acceptable to New World Access and Shareholder (the "Option Escrow Agent") an aggregate number of shares of New World Access Stock equal to the aggregate number of Option Shares (the "Escrowed Option Shares") pursuant to the terms of an Escrow Agreement substantially in the form attached hereto as Exhibit "B" (the "Option Escrow Agreement"). The Escrowed Option Shares shall be released and delivered to New World Access for cancellation to the extent that the New World Access Options (or any portion thereof) vest and become exercisable in accordance with their terms. The Escrowed Option Shares shall be released and delivered to Shareholder upon the forfeiture of any of the New World Access Options (or any portion thereof) in accordance with the terms thereof as follows: (a) an amount equal to (i) one-third of such shares less (ii) the number of Extra Shares shall be released and delivered to Shareholder upon such forfeiture, and (b) the balance of such shares (the "Contingent Escrowed Option Shares") shall be released as set forth in Article 4 hereof.

     Section 2.6. Adjustments. In the event of any change in the New World Access Stock after the date hereof by reason of any stock dividend, stock split, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, then the New World Access Stock to be issued pursuant to this Agreement (including pursuant to any New World Access Option) shall be adjusted appropriately on the Closing Date.


                                   ARTICLE 3.
                            EXCHANGE OF CERTIFICATES

     Section 3.1. Exchange of Certificates. At the Closing, Shareholder shall surrender all certificates representing the Shares to New World Access and comply with the provisions of Section 9.2, and New World Access shall issue to Shareholder a certificate or certificates representing the Closing Shares and shall issue to the Escrow Agent the Escrowed Shares, in each case rounded to the nearest whole share. All certificates, documents and instruments representing the Shares so surrendered shall be properly forwarded or otherwise in proper form for transfer. At the Closing, New World Access shall deliver to each Cherry U.K. Optionholder an option agreement representing the New World Access Option into which such Cherry U.K. Optionholder's Cherry U.K. Option was converted.

                                   ARTICLE 4.
                           RELEASE OF ESCROWED SHARES

     Section 4.1. Release Criteria. The Escrowed Shares will be released in the amounts and on the dates specified below if the sum of the EBITDA for (i) Cherry U.K. and (ii) the surviving corporation of the U.S. Merger for the performance periods set forth below equals or exceeds the Target EBITDA for such performance period as set forth below:


Performance Period                    Release Date             Percentage of              Target EBITDA
                                                              Escrowed Merger
                                                           Shares to be Released

July 1, 1998 to and                February 15, 1999               25%                     $7,500,000
including December 31, 1998
(the "First Performance
Period")
January 1, 1999 to and             February 15, 2000              37.5%                    $29,000,000
including December 31, 1999
(the "Second Performance
Period")
January 1, 2000 to and             February 15, 2001              37.5%                    $36,500,000
including December 31, 2000
(the "Third Performance
Period)


Notwithstanding the foregoing, if the Closing Date is (a) on or after July 15, 1998 but prior to August 16, 1998, then the First Performance Period shall commence on August 1, 1998 and shall terminate on (and including) December 31, 1998 and the Target EBITDA with respect thereto shall be reduced to $7,100,000,
(b) on or after August 16, 1998 but prior to September 30, 1998, then the First Performance Period shall commence on September 1, 1998 and shall terminate on (and including) December 31, 1998 and the Target EBITDA with respect thereto shall be reduced to $6,700,000, or (c) on or after September 30, 1998, then the First Performance Period shall commence on the first day of the calendar month in which the Closing occurs and shall terminate on (and including) the last day of the sixth calendar month following the month in which the Closing occurs, the release date shall be forty-five (45) days after the end of such period and the Target EBITDA shall be equal to the sum of (i) $2,100,000 for each calendar month of the 1998 included in the First Performance Period and (ii) $2,400,000 for each calendar month of 1999 included in the First Performance Period.

     Section 4.2. Subsequent Performance. If, after the Acquisition, the combined EBITDA of Cherry U.K. and the surviving corporation of the U.S. Merger is less than the Target EBITDA required for the release of Escrowed Shares in either of the First or Second Performance Periods (and with respect to the Second Performance Period is no less than zero), then, notwithstanding anything to the contrary in Section 4.1, the Escrowed Shares shall be released if the actual cumulative combined EBITDA for Cherry U.K. and the surviving corporation of the U.S. Merger for such Performance Period and any subsequent Performance Periods equals or exceeds the cumulative Target EBITDA for such Performance Periods.

     Section 4.3. Accelerated Release. Notwithstanding anything to the contrary,
(a) if during any calendar quarter of the Second Performance Period, the closing price per share of the New World Access Stock as reported by NASDAQ equals or exceeds $65.00 for any five consecutive Trading Days during such calendar quarter, then 25% of all of the shares of Escrowed Shares shall be released on February 15, 2000, provided that if no Escrowed Shares are eligible for release during any such calendar quarter, then such Escrowed Shares shall become eligible for release in a subsequent calendar quarter of the Second Performance Period if the closing price per share of the New World Access Stock as reported by NASDAQ equals or exceeds $65.00 for a total number of consecutive Trading Days during such subsequent calendar quarter equal to or exceeding the total number of Trading Days which such closing price was required to equal or exceed for (i) such subsequent calendar quarter and (ii) each of the previous calendar quarters beginning with the calendar quarter for which such Escrowed Shares were not eligible for release; (b) if the combined EBITDA of Cherry U.K. and the surviving corporation of the U.S. Merger for the Second Performance Period equals or exceeds $52,775,000, then the Escrowed Shares related to the Third Performance Period shall be released on February 15, 2000; and (c) all of the Escrowed Shares shall be released upon a Change of Control (except to the extent that the ability to earn such shares has been lost under this Article 4) and the transfer restrictions set forth in Sections 2.2 and 4.4 shall not apply.

     Section 4.4. Transfer Restrictions. Notwithstanding anything to the contrary contained herein, no holder of the Escrowed Shares upon their release may, until the 180th day following the release date thereof, without the prior written consent of New World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any such shares or any security convertible into or exchangeable or exercisable therefor, either publicly or privately.

     Section 4.5.  Contingent  Escrowed Option Shares. The provisions of Section
4.1 through 4.4 shall apply mutatis mutandis to the Contingent Escrowed Option Shares.


                                   ARTICLE 5.
                        REPRESENTATIONS AND WARRANTIES OF
                        WORLD ACCESS AND NEW WORLD ACCESS

         In order to induce Shareholder to enter into this Agreement, World Access and New World Access, jointly and severally, represent and warrant to Shareholder that, except as set forth in the World Access SEC Documents or the Disclosure Schedule to be delivered by World Access to Shareholder within ten
(10) Business Days of the date hereof (the "World Access Disclosure Schedule"), which World Access Disclosure Schedule shall identify exceptions by specific Section references:

     Section 5.1. Authority. Each of World Access and New World Access has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Documents to be executed by them and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by World Access and New World Access and the consummation of the transactions contemplated on their part hereby have been duly authorized by all necessary corporate action, and, other than the approval of New World Access's stockholders contemplated by Section 7.4 hereof, no other corporate proceedings on the part of either World Access or New World Access are necessary to authorize the consummation of the transactions contemplated on their part. This Agreement has been duly executed and delivered by World Access and New World Access and constitutes, and each of the Ancillary Documents to be signed at Closing, when executed and delivered by World Access or New World Access (as the case may be) will constitute, a valid and binding obligation of World Access and New World Access (as the case may be), enforceable against them in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other law affecting the enforcement of creditors' rights generally or by general equity principles.

     Section 5.2. Organization, Qualification, and Corporate Power. Each of World Access and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of World Access and its Subsidiaries is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a World Access Material Adverse Effect. Each of World Access and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use and operate the properties owned, leased, used and operated by it. The copies of the Certificate of Incorporation and the Bylaws of World Access and the equivalent organizational documents of each of its Subsidiaries, which have previously been made available to Shareholder, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

     Section 5.3. Capitalization. The entire authorized common capital stock of World Access consists of 40,000,000 shares of World Access Stock, of which 21,848,701 shares were issued and outstanding as of May 8, 1998. The entire authorized common capital stock of New World Access consists of 40,000,000 shares of New World Access Stock, of which 1,000 were issued and outstanding as of May 8, 1998. No shares of World Access Stock or New World Access Stock are held in treasury. All of the issued and outstanding shares of World Access Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as disclosed in the World Access SEC Documents, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require World Access or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to World Access and its Subsidiaries. World Access and its Subsidiaries have no outstanding bonds, debentures, notes or similar obligations the holders of which have the right to vote generally with holders of World Access Stock or New World Access Stock.

     Section 5.4. Non-contravention. Neither the execution and the delivery of this Agreement or the Ancillary Documents, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which World Access or any of its Subsidiaries is subject or any provision of the charter or bylaws of any of World Access or any of its Subsidiaries; or (b) except with respect to those agreements for which Consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which World Access or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a World Access Material Adverse Effect. Except for Consents required under or in relation to the (a) HSR Act,
(b) the Communications Act and any rates, regulations, practices and policies of the FCC, (b) state securities or "blue sky" laws, (d) the Securities Act, (e) the Exchange Act, (f) the DGCL, (g) laws, rules, regulations, practices and orders of any PUC, foreign telecommunications regulatory agencies or similar state or foreign regulatory bodies, (h) rules and regulations of NASDAQ, and (i) such Consents and filings the failure of which to make or obtain would not have a World Access Material Adverse Effect, neither World Access nor any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any Consent of any Regulatory Authority in order for the Parties to consummate the transactions contemplated by this Agreement and the Ancillary Documents. All consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (a) through (h) are hereinafter referred to collectively as the "Required Consents."

     Section 5.5. Brokers' Fees. None of World Access or any of its Subsidiaries has any liability or obligation, contingent or otherwise, to pay any fees or commissions or similar payments to any broker, finder, or agent with respect to the transactions contemplated by this Agreement and the Ancillary Documents, except to The Robinson-Humphrey Company, Inc., whose fees and expenses will be paid by World Access in accordance with its agreement with such firm based upon arrangements made by or on behalf of World Access and previously disclosed to Cherry U.K.

     Section  5.6.  World  Access SEC  Documents.  Each of World  Access and its
Subsidiaries has timely filed with the SEC all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since December 31, 1995 with the SEC (such documents, as supplemented and amended since the time of filing, collectively, the "World Access SEC Documents"). The World Access SEC Documents, including any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The consolidated financial statements (including the related notes) of World Access included in the World Access SEC Documents (the "World Access Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to the absence of footnotes and to normal, recurring and year-end audit adjustments which will not be material individually or in the aggregate) the consolidated financial position of World Access as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

     Section 5.7. Events Subsequent to World Access Most Recent Fiscal Year End. Since the World Access Most Recent Fiscal Year End, there has not been any World Access Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

                  (a) none of World Access or any of its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                  (b) none of World Access or any of its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                  (c) no party (including World Access or any of its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of World Access or any of its Subsidiaries is a party or by which any of them is bound;

                  (d) none of World Access or any of its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

                  (e) none of World Access or any of its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

                  (f) none of World Access or any of its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

                  (g) World Access and its Subsidiaries have not created, incurred, assumed, or guaranteed more than $10,000,000 in aggregate indebtedness (other than internal debt between World Access and/or its Subsidiaries) for borrowed money and capitalized lease obligations;

                  (h) other than is normal and customary with respect to their respective businesses, none of World Access or any of its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                  (i) there has been no change made or authorized in the charter or bylaws of World Access or any of its Subsidiaries;

                  (j) none of World Access or any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

                  (k) none of World Access or any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (l) none of World Access or any of its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (m) none of World Access or any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (n) none of World Access or any of its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (o) none of World Access or any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers or employees outside the Ordinary Course of Business;

                  (p) none of World Access or any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (q) none of World Access or any of its Subsidiaries has made any other material change in employment terms for any of its directors, officers or employees outside the Ordinary Course of Business; and

                  (r) none of World Access or any of its Subsidiaries has committed to any of the foregoing.

     Section 5.8. Undisclosed Liabilities. None of World Access or any of its Subsidiaries has any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due, including any liability for taxes), except for (a) liabilities set forth in the World Access Most Recent Balance Sheet and (b) liabilities which have arisen since the date of the World Access Most Recent Balance Sheet in the Ordinary Course of Business.

     Section 5.9. Opinion of Financial Advisor. World Access has received the opinion of The Robinson-Humphrey Company, Inc., dated the date of this Agreement, that, as of such date, the Consideration to be paid hereunder and in connection with the U.S. Merger is fair, from a financial point of view, to World Access.

     Section 5.10. Litigation.  Neither World Access nor any of its Subsidiaries
(a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of World Access, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, and, to the Knowledge of World Access, no reasonable basis therefor exists.


                                   ARTICLE 6.
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         In order to induce World Access and New World Access to enter into this Agreement, Shareholder represents and warrants to World Access and New World Access that, except as set forth in the Disclosure Schedule to be delivered by Shareholder to World Access within ten (10) Business Days of the date hereof (the "Shareholder Disclosure Schedule"), which shall identify exceptions by specific Section references:

     Section 6.1. Authority. Shareholder has all requisite power and authority and has full legal capacity and is competent to execute, deliver and perform this Agreement and the Ancillary Documents to be executed by it and to consummate the transactions contemplated hereby and thereby. Cherry U.K. has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Documents to be executed by it and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Cherry U.K. and the consummation of the transactions contemplated on its part hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on its part is necessary to authorize the consummation of the transactions contemplated on its part. This Agreement has been duly executed and delivered by Shareholder and Cherry U.K. and constitutes, and each of the Ancillary Documents to be signed at Closing, when executed and delivered by Shareholder or Cherry U.K. (as the case may be) will constitute, a valid and binding obligation of Shareholder and Cherry U.K. (as the case may be), enforceable against them in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other law affecting the enforcement of creditors' rights generally or by general equity principles.

     Section 6.2. Organization, Qualification, and Corporate Power. Each of Cherry U.K. and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Cherry U.K. and its Subsidiaries is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Cherry U.K. Material Adverse Effect. Each of Cherry U.K. and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use and operate the properties owned, leased, used and operated by it. The copy of the Memorandum and Articles of Cherry U.K. to be set forth in the Shareholder Disclosure
Schedule is complete, accurate and up to date and has embodied in or annexed to it copies of all Resolutions referred to in Section 380 Companies Act passed prior to the date of this Agreement. No such Resolutions have been passed since the date of the Cherry U.K. Most Recent Balance Sheet and the Shareholder shall procure that no such Resolutions shall be passed by Cherry U.K. after the date of this Agreement without the prior written consent of New World Access. The Register of Members and all other Statutory Books of Cherry U.K. have been properly kept and contain a true, accurate and complete record of the business affairs and financial position of and all material transactions entered into and material liabilities incurred by Cherry U.K. or to which it has become a party and all matters with which they should deal. No notice or allegation that any of such documents are incorrect or should be rectified has been received and such documents have been retained by Cherry U.K. for such periods as may be required by all applicable laws.

     Section 6.3. Capitalization. The entire authorized capital stock of Cherry U.K. consists of 50,000 shares of Cherry U.K. Stock, of which 50,000 shares of Cherry U.K. Stock are issued and outstanding. All of the issued and outstanding shares of Cherry U.K. have been duly authorized and are validly issued and fully paid. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Cherry U.K. or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Cherry U.K. and its Subsidiaries. Cherry U.K. and its Subsidiaries have no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Cherry U.K. Stock. Shareholder is the legal and beneficial owner of the Shares, and the Shares will be transferred to New World Access with full legal and beneficial title, free and clear of all Liens and Security Interests. Shareholder has the power, authority, right and capacity to transfer and deliver legal and beneficial title to the Shares pursuant to this Agreement and, except as set forth in the Shareholder Disclosure Schedule, is not a party to or bound by any agreement, arrangement or option restricting in any manner the sale and transfer of any of the Shares. No power of attorney given by Cherry U.K. or any of its Subsidiaries is now in force or effect.

     Section 6.4. Non-contravention. Neither the execution and the delivery of this Agreement or the Ancillary Documents, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Shareholder, Cherry U.K. or any of its Subsidiaries are subject or any provision of the memorandum and articles of association and any other organizational documents of Cherry U.K. or any of its Subsidiaries; or (b) except with respect to those agreements for which Consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Shareholder, Cherry U.K. or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Cherry U.K. Material Adverse Effect. Except for the Required Consents and such Consents and filings the failure of which to make or obtain would have a Cherry U.K. Material Adverse Effect, neither Shareholder, Cherry U.K., nor any Subsidiary of Cherry U.K. is required to give any notice to, make any filing with, or obtain any Consent of any Regulatory Authority in order for the Parties to consummate the transactions contemplated by this Agreement or the Ancillary Documents. None of Cherry U.K. nor any of its Subsidiaries has, directly or indirectly, provided any financial assistance for the purpose of the acquisition of shares in it or for the purpose of reducing or discharging any liability incurred in such an acquisition. No member of the Cherry U.K. Group has in the previous five years been party to any transactions to which Sections 238 to 246 (inclusive) of the Insolvency Act 1986 may be applicable.

     Section 6.5. Brokers' Fees. Neither Shareholder nor Cherry U.K. has any liability or obligation, contingent or otherwise, to pay any fees or commissions or similar payments to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or the Ancillary Documents.

     Section 6.6. Title to Assets. Each of Cherry U.K. and its Subsidiaries has good and marketable title to all of its material properties and assets, real and personal, tangible and intangible, used by it, located on its premises, or shown on the Cherry U.K. Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Cherry U.K. Most Recent Balance Sheet. All leases pursuant to which Cherry U.K. or any of its Subsidiaries leases from other Persons material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the Knowledge of Shareholder, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default) except where lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected to have a Cherry U.K. Material Adverse Effect. All title deeds relating to the assets of Cherry U.K. and its Subsidiaries and an executed copy of all material agreements to which it or any of its Subsidiaries is a party are in the possession of Cherry U.K. or the relevant Subsidiary.

     Section 6.7. Subsidiaries. The Shareholder Disclosure Schedule sets forth for Cherry U.K. and each Subsidiary of Cherry U.K. true, complete and accurate details of (a) its name and the jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder,
(d) the number of shares of its capital stock held in treasury, (e) the names of its directors and secretary and (f) its accounting reference date. All of the issued and outstanding shares of capital stock of each Subsidiary of Cherry U.K. have been duly authorized and are validly issued, fully paid, and nonassessable and were issued in accordance with applicable United States federal and state securities laws or the Companies Acts and laws of England and Wales, as the case may be. Cherry U.K. holds of record and owns legally and beneficially all of the outstanding shares of each Subsidiary of Cherry U.K., free and clear of any Liens, restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities and demands. Other than the Cherry U.K. Options, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Cherry U.K. to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any such Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Cherry U.K. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Cherry U.K. None of Cherry U.K. and its Subsidiaries controls directly or indirectly, or has any direct or indirect equity participation in, any corporation, partnership, trust, or other business association which is not a Subsidiary of Cherry U.K.

     Section 6.8. Financial Statements. The Shareholder Disclosure Schedule includes true and complete copies of the following financial statements of Cherry U.K. (collectively, the "Cherry U.K. Financial Statements"): (a) the unaudited consolidated balance sheet and the unaudited consolidated profit and loss account and cash flow statement and statement of changes in shareholders funds for the fiscal years ended December 31, 1996 and 1997 (the "Cherry U.K. Most Recent Fiscal Year End") and in relation to each of Cherry U.K. and its Subsidiaries the unaudited balance sheet and the unaudited profit and loss account for the Cherry U.K. Most Recent Fiscal Year End; and (b) unaudited consolidated balance sheets and profit and loss account and cash flow statement (the "Cherry U.K. Most Recent Financial Statements") as of and for the three months and year to date period ended March 31, 1998 (the "Cherry U.K. Most Recent Fiscal Month End"). The Cherry U.K. Financial Statements (including the notes thereto) comply with all requirements of the Companies Act, all other relevant statutes and all Relevant Accounting Standards and in all other respects have been prepared in accordance with U.K. GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the consolidated financial condition of Cherry U.K. as of such dates and the consolidated results of operations of Cherry U.K. for such periods; provided, however, that the Cherry U.K. Most Recent Financial Statements are subject to normal recurring adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Without limiting the generality of the foregoing, the Cherry U.K. Most Recent Financial Statements accurately reflect anticipated material costs to complete all contracts or services pursuant to which Cherry U.K. or any of its Subsidiaries has agreed to furnish products and services in accordance with U.K. GAAP applied on a basis consistent with the Cherry U.K. Financial Statements for the Cherry U.K. Most Recent Fiscal Year End.

     Section 6.9. Events Subsequent to Cherry U.K. Most Recent Fiscal Year End. Since the Cherry U.K. Most Recent Fiscal Year End, there has not been any Cherry U.K. Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

                  (a) none of Cherry U.K. or any of its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                  (b) none of Cherry U.K. or any of its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                  (c) no party (including Cherry U.K. or any of its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which Cherry U.K. or any of its Subsidiaries is a party or by which any of them is bound;

                  (d) none of Cherry U.K. or any of its Subsidiaries has imposed any Security Interest upon any of its material assets, tangible or intangible;

                  (e) none of Cherry U.K. or any of its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

                  (f) none of Cherry U.K. or any of its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

                  (g) none of Cherry U.K. or any of its Subsidiaries has created, incurred, assumed, or guaranteed more than $50,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

                  (h) other than is normal and customary with respect to their respective businesses, none of Cherry U.K. or any of its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                  (i) there has been no change made or authorized in the memorandum and articles of association of Cherry U.K. or the memorandum and articles of association, charter, bylaws or other organizational documents of any of its Subsidiaries and no resolution of Cherry U.K. or any of its Subsidiaries has been passed in general meeting;

                  (j) none of Cherry U.K. or any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

                  (k) none of Cherry U.K. or any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or reduced its capital stock;

                  (l) none of Cherry U.K. or any of its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (m) none of Cherry U.K. or any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (n) none of Cherry U.K. or any of its Subsidiaries has entered into any material employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

                  (o) none of Cherry U.K. or any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers or employees outside the Ordinary Course of Business;

                  (p) none of Cherry U.K. or any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (q) none of Cherry U.K. or any of its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                  (r) none of Cherry U.K. or any of its Subsidiaries has committed to any of the foregoing.

     Section 6.10. Undisclosed Liabilities. None of Cherry U.K. or any of its Subsidiaries has any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due, including any liability for taxes), except for (a) liabilities set forth in the Cherry U.K. Most Recent Balance Sheet and (b) liabilities which have arisen since the date of Cherry U.K. Most Recent Balance Sheet in the Ordinary Course of Business. Cherry U.K. has not applied for and is not in receipt of any grant, subsidy or other financial assistance from any government department, local authority or other body.

     Section 6.11. Legal Compliance. Each of Shareholder, Cherry U.K. and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, ordinances, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of the United States federal, state and local, and any foreign governments (and all agencies thereof) and with the Companies Act, the European Communities Act and all European Community legislation, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or, to the Knowledge of Shareholder, threatened against it alleging any failure so to comply, except where the failure to comply would not have a Cherry U.K. Material Adverse Effect. All dividends and distributions declared, made or paid by Cherry U.K. or any of its Subsidiaries at any time were, when declared, made or paid, in accordance with the requirements of the general law and the Articles of Association of the relevant company.

     Section 6.12. Tax Matters. The Shareholder Disclosure Schedule contains a list of the countries and jurisdictions (whether the United Kingdom or otherwise) to which any Taxes are properly payable by any of Cherry U.K. and its Subsidiaries. Except with respect to any such matters that would not, in the aggregate, have a Cherry U.K. Material Adverse Effect:

                  6.12.1. Cherry U.K. and its Subsidiaries have duly and punctually paid all Taxes which they are or have been liable to pay or account for prior to the date of this Agreement and has made proper provision in the Cherry U.K. Financial Statements in respect of all Taxes which they will or may become liable to pay or account for in respect of all accounting and other periods ending on or before the date of this Agreement.

                  6.12.2. The amount of deferred taxation contained in the Cherry U.K. Financial Statements was at the Cherry U.K. Most Recent Fiscal Year End adequate and in accordance with generally accepted accountancy practices and, in particular, was calculated in accordance with SSAP 15. If the Cherry U.K. Financial Statements were to be drawn as at the date of this Agreement, the provision for deferred taxation that would be made in them would be no greater than that stated in the Cherry U.K. Financial Statements.

                  6.12.3. Cherry U.K. and its Subsidiaries have properly and punctually deducted and accounted for Taxes which they have been required to deduct or for which they have been required to account in respect of any payments made (or deemed to have been made) by them. In particular, Cherry U.K. and its Subsidiaries have properly operated the PAYE system and have duly made all deductions and payments required to be made in respect of National Insurance contributions (including employer's contributions).

                  6.12.4. Cherry U.K. and its Subsidiaries have duly and punctually made all returns and given or delivered all notices and accounts and information and have made all claims, disclaimers and elections which on or before the date of this Agreement ought to have been made, given or delivered for the purposes of Taxes or which have been assumed for the purposes of the Cherry U.K. Financial Statements.

                  6.12.5. There is no material dispute or disagreement outstanding nor is any contemplated at the date of this Agreement with any Tax authority regarding: (a) the computation of any gains profits or losses of Cherry U.K. or its Subsidiaries for the purposes of Taxes; or (b) any liability or potential liability to Taxes (including penalties or interest) recoverable from any of Cherry U.K. or any of its Subsidiaries; or (c) the availability to any of Cherry U.K. or its Subsidiaries of any relief from Taxes.

                  6.12.6. Each of Cherry U.K. and its Subsidiaries is not and will not become liable to pay, reimburse or indemnify any person in respect of Taxes in consequence of failure by that or any other person to discharge those Taxes (whether within any specified period or otherwise) where such Taxes relate to a profit, income, gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) on or before the date of this Agreement.

                  6.12.7. The Shareholder Disclosure Schedule lists all concessions, agreements and other formal or informal arrangements with any Tax authority (other than such as are published by a Tax authority in the United Kingdom) from which any of Cherry U.K. and its Subsidiaries has or will benefit, or by which it is bound, and (in either case) which are extant on the date of this Agreement.

                  6.12.8. Each of Cherry U.K. and its Subsidiaries maintains complete and up to date information accounts and records of all transactions and activities in which it has been involved and of its Taxes affairs which will or may be relevant for calculating any Taxes liability of each of Cherry U.K. and its Subsidiaries: (a) for any accounting or other period ending on or before the date of this Agreement or in respect of any event occurring on or before this date as to which no final agreement relating to Taxes has yet been reached with the relevant Tax authority; (b) for any such period ending or event occurring after the date of this Agreement; and (c) as required by law.

                  6.12.9. Each of Cherry U.K. and its Subsidiaries has not in the past six years ending on the date of this Agreement been a party to any scheme or arrangement: (a) in respect of which the main purpose or one of the main purposes was the avoidance, reduction or deferral of a liability to Taxes;
(b) in respect of which any Taxes clearance has been or should have been obtained; or (c) which was or included a reorganization or reduction of the share capital of any of Cherry U.K. or its Subsidiaries.

                  6.12.10. Each of Cherry U.K. and its Subsidiaries has not been party to any scheme or arrangement as a result of which on the future disposal of any asset owned on the date of this Agreement the allowable loss or chargeable gain otherwise arising or any liability to Taxes is liable to be adjusted by any Tax authority.

                  6.12.11. Each of Cherry U.K. and its Subsidiaries has not in the six years ending on the date of this Agreement carried out or been engaged in any transaction or arrangement in respect of which there has been or may be substituted for the consideration given or received by any of Cherry U.K. and its Subsidiaries (including a nil consideration) a different consideration for Taxes purposes, and none of Cherry U.K. and its Subsidiaries has an obligation to enter into any such transaction or arrangement in the future.

                  6.12.12. Each of Cherry U.K. and its Subsidiaries has not since the Cherry U.K. Most Recent Fiscal Year End made or incurred and is not liable to make or incur any payments or expenditure in excess of $100,000 in aggregate which will not be wholly deductible in computing its taxable profits or which will not be a charge on income or otherwise allowable for the purposes of corporation tax whether on the grounds of being a dividend or distribution or for any other reason.

                  6.12.13. Each of Cherry U.K. and its Subsidiaries has not since the Cherry U.K. Most Recent Fiscal Year End disposed of any asset otherwise than in the Ordinary Course.

                  6.12.14. Otherwise than Cherry U.K. and its Subsidiaries taken together, each of Cherry U.K. and its Subsidiaries has not at any time in the six years ending on the Cherry U.K.. Most Recent Fiscal Year End been a member of a group of companies for Taxes purposes.

                  6.12.15. The Shareholder Disclosure Schedule details all relevant surrenders of or claims for group relief or Advance Corporation Tax ("ACT") which affect each of Cherry U.K. and its Subsidiaries for accounting periods in respect of which no final agreement has been reached with the relevant Tax authority as to its Taxes affairs or which were made in the six years ending with the date of this Agreement. All such surrenders and claims are valid and have been or will be allowed by the relevant Tax authority. None of Cherry U.K. and its Subsidiaries has made or received any payment in respect of a claim for or surrender of group relief or ACT which could in any circumstances be liable to be refunded.

                  6.12.16. None of Cherry U.K. and its Subsidiaries owns any asset which it acquired within the period of six years ending on the date of this Agreement from another company which was at the date of acquisition a member of the same group of companies as Cherry U.K. and its Subsidiaries.

                  6.12.17. No asset of any company shall be deemed under Section 178 or 179 Taxation of Chargeable Gains Act 1992 ("TCGA") to have been disposed of and reacquired by virtue of or in consequence of the entering into or performance of this Agreement or any other event after the Cherry U.K. Most Recent Fiscal Year End.

                  6.12.18. All expenditures which any of Cherry U.K. and its Subsidiaries have incurred or is liable to incur under any subsisting commitment on the provision of machinery or plant has qualified or will qualify (if not deductible as a trading expense) for capital allowances.

                  6.12.19. All allowances available to any of Cherry U.K. and its Subsidiaries in respect of capital expenditure incurred prior to the date of this Agreement or to be incurred under any subsisting commitment will be available in taxing the trade of the relevant company.

                  6.12.20. None of the assets of any of Cherry U.K. and its Subsidiaries is or may be a long-life asset within the meaning of Chapter IV A of Part II Capital Allowances Act 1990.

                  6.12.21. None of Cherry U.K. and its Subsidiaries is in dispute with any Person as to any entitlement to capital allowances under
Section 51 Capital Allowances Act 1990, nor at the date of this Agreement are there any circumstances which might give rise to such a dispute.

                  6.12.22. All documents which each of Cherry U.K. and its Subsidiaries may be interested in the enforcement of have been duly stamped, and there is no liability to any fine or penalty in respect thereof nor are there any circumstances which may result in any of Cherry U.K. or its Subsidiaries becoming liable to any such fine or penalty.

                  6.12.23. Each of Cherry U.K. and its Subsidiaries has duly registered for VAT purposes and has complied with all relevant provisions of the Value Added Tax Act 1994 ("VATA") and regulations made or notices issued under any legislation relating to VAT.

                  6.12.24. Each of Cherry U.K. and its Subsidiaries has not applied to become, nor is it treated as, a member of a group of companies for VAT purposes.

                  6.12.25.   The  Shareholder   Disclosure   Schedule   contains
particulars (including the date of the acquisition) of all capital items to which Part XV Value Added Tax Regulations 1995 may be applied.

                  6.12.26. Neither Cherry U.K. and its Subsidiaries nor any relevant associate of any of them (within the meaning of paragraph 3(7) of Schedule 10 to VATA) has made an election in accordance with paragraphs 2 and 3 of Schedule 10 to VATA.

                  6.12.27. In respect of any loan relationship (within the meaning of Section 81 Finance Act 1996) to which any of Cherry U.K. and its Subsidiaries is a party, the relevant company used a basis of accounting in the Cherry U.K. Financial Statements which is an authorized accounting method under
Section 85 of that Act.

                  6.12.28. None of Cherry U.K. and its Subsidiaries has been a party to a loan relationship which had an unallowable purpose within the meaning of paragraph 13 of Schedule 9 to the Finance Act 1996.

     Section 6.13. Real Property

                  6.13.1. Neither Cherry U.K. nor any of its Subsidiaries owns any real or freehold property.

                  6.13.2. To the Knowledge of Shareholder, the Shareholder Disclosure Schedule lists and describes briefly all real property leased or subleased to or occupied or used by Cherry U.K. or its Subsidiaries (the "Properties"). Cherry U.K. has been in possession of and shall deliver to World Access concurrent with the delivery of the Shareholder Disclosure Schedule correct and complete copies of the leases and subleases together with all other relevant documents of title listed on the Shareholder Disclosure Schedule (as amended to date). With respect to each material lease and sublease listed on the Shareholder Disclosure Schedule:

                            (a) the lease or sublease is legal, valid,  binding,
enforceable,  and in full force and effect in all material respects;

                            (b) no party to the lease or sublease is in material
breach or default, and no event
has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                            (c) no party to the lease or sublease has repudiated
any material provision thereof;

                            (d) there are no material disputes, oral agreements,
or forbearance programs in
effect as to the lease or sublease;

                            (e) neither Cherry U.K. nor any of its  Subsidiaries
has charged, assigned, leased, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold and the Properties are free from any options or agreements to do the same;

                            (f) all  facilities  leased or subleased  thereunder
have received all approvals of
governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects, including health and safety provisions and provisions relating to safety from fire.

     Section 6.14. Intellectual Property

                  6.14.1. Each of Cherry U.K. and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in its business as currently conducted, except as would not reasonably be expected to have a Cherry U.K. Material Adverse Effect.

                  6.14.2. Except as would not reasonably be expected to have a Cherry U.K. Material Adverse Effect (a) neither Cherry U.K. nor any of its Subsidiaries is or will be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third-Party Intellectual Property Rights; (b) no claims with respect to the patents, registered and material unregistered trademarks and service marks, copyrights, registered designs, trade names and any applications therefor owned by Cherry U.K. or any of its Subsidiaries (the "Cherry U.K. Intellectual Property Rights"), any trade secret material to Cherry U.K., or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through Cherry U.K. or any of its Subsidiaries, are currently pending or, to the Knowledge of Shareholder, are overtly threatened by any Person; and (c) Cherry U.K. does not know of any valid ground for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Cherry U.K. or any of its Subsidiaries infringes on any copyright, patent, trademark, service mark, registered design or trade secret, (ii) against the use by Cherry U.K. or any of its Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Cherry U.K. or any of its Subsidiaries as currently conducted or as proposed to be conducted, (iii) challenging the ownership, validity or effectiveness of the Cherry U.K. Intellectual Property Rights or other trade secret material to Cherry U.K., or (iv) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by Cherry U.K. or any of its Subsidiaries.

                  6.14.3. To the Knowledge of Shareholder, all material patents, registered trademarks, registered designs, service marks and copyrights held by Cherry U.K. and its Subsidiaries are valid and subsisting. To the Knowledge of Shareholder, there is no material unauthorized use, infringement or misappropriation of the Cherry U.K. Intellectual Property by any third party, including any employee or former employee of Cherry U.K. or any of its subsidiaries. Cherry U.K. and each of its Subsidiaries has complied with all requirements of the Data Protection Act 1984 and in particular: (a) has registered as a data user under that Act for all purposes for which registration is required by the business as carried on by Cherry U.K.; and (b) has complied with the data protection principles. No member of the Cherry U.K. Group has received any notice letter or complaint alleging a breach by it of the provisions of the Data Protection Act 1984 and has no reason to believe that circumstances exist which may give rise to such a notice letter or complaint.

     Section 6.15. Tangible Assets. The buildings, machinery, equipment, and other tangible assets that Cherry U.K. and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

     Section 6.16. Inventory. Neither Cherry U.K. nor any of its Subsidiaries owns any inventory.

     Section 6.17. Contracts. The Shareholder Disclosure Schedule lists the following contracts and other agreements to which Cherry U.K. or any of its Subsidiaries is a party:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

                  (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $25,000;

                  (c) any agreement concerning a partnership or joint venture;

                  (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $100,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (e) any material agreement concerning confidentiality or non-competition;

                  (f) any material agreement with any Affiliates of Cherry U.K. or any of its Subsidiaries or any other Connected Person (as defined in Section 839 Income and Corporation Taxes Act 1988);

                  (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (h) any agreement under which any other Person is entitled to act as agent for Cherry U.K. or any of its Subsidiaries;

                  (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing material severance benefits;

                  (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees or any other Connected Person outside the Ordinary Course of Business;

                  (k) any agreement under which the consequences of a default or termination could have a Cherry U.K. Material Adverse Effect not identified on any other Schedule hereto; and

                  (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

         Cherry U.K. shall deliver to World Access concurrent with the delivery of the Shareholder Disclosure Schedule or make available for World Access's review a correct and complete copy of each written agreement listed in the Shareholder Disclosure Schedule (as amended to date), which shall be deemed to be Schedules for purposes of Section 14.12 hereof, and a written summary setting forth the material terms and conditions of each oral agreement referred to in the Shareholder Disclosure Schedule. Except as set forth on the Shareholder Disclosure Schedule, to the Knowledge of Shareholder, with respect to each such agreement: (a) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (c) no party has repudiated any material provision of the agreement.

     Section 6.18. Notes and Accounts Receivable. All notes and accounts receivable of each of Cherry U.K. and its Subsidiaries are reflected properly on its books and records, are valid receivables, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Cherry U.K. Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in the Ordinary Course of Business of Cherry U.K.

     Section 6.19. Insurance. Each of Cherry U.K. and its Subsidiaries has been and is insured with respect to its properties and conduct of its business in such amounts and against such risks as are reasonable in relation to its business and will maintain such insurance at least through the Effective Time.

     Section 6.20.  Litigation.  Neither Cherry U.K. nor any of its Subsidiaries
(a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of Shareholder, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, and to the Knowledge of Shareholder, no reasonable basis therefor exists. No order has been made, petition presented or resolution passed for the winding up of Cherry U.K. or any of its Subsidiaries.

     Section 6.21. Employees. To the Knowledge of Shareholder, no executive, key employee, or significant group of employees plans to terminate employment with Cherry U.K. or its Subsidiaries during the next six months. Neither Cherry U.K. nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or any agreement with any trade union or any other body representing employees and neither Cherry U.K. nor any of its Subsidiaries has done anything that might result in such an agreement or arrangement being implied, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other organized labor or collective bargaining dispute within the past three years.

     Section 6.22. Employee Benefits

                  6.22.1. The Cherry U.K. Plans are the only arrangements under which Cherry U.K. and its Subsidiaries have or may have any obligation (whether or not legally binding) to provide or contribute towards pension, lump sum, death, ill-health, disability or accident benefits in respect of their past or present officers and employees.

                  6.22.2. True and complete details of the Cherry U.K. Plans are set out in the Shareholder Disclosure Schedule, including in particular: (a) copies of all documentation governing the Cherry U.K. Plans and of any announcements, valuations or accounts relating to them; (b) details of all officers and employees of Cherry U.K. and its Subsidiaries who are members of the Cherry U.K. Plans, and of any other members of the Plans; (c) details of the exercise of any powers under the Cherry U.K. Plans to provide additional benefits in respect of any members of the Plans; and (d) details of the Cherry U.K. Plans' assets and liabilities.

                  6.22.3. The Cherry U.K. Plans are exempt approved schemes within the meaning of Section 592 of the Income and Corporation Taxes Act 1988, and there is no reason why approval may be withdrawn.

                  6.22.4. If any Cherry U.K. Plan is a contracted-out scheme within the meaning of the Pension Schemes Act 1993, there is in force a contracting out certificate covering Cherry U.K. and its Subsidiaries, and there is no reason why the certificate might be cancelled.

                  6.22.5. No proposal or announcement has been made to any officer or employee of Cherry U.K. or its Subsidiaries about the introduction, continuance, increase or improvement of any pension, lump sum, death, ill-health, disability or accident benefit.

                  6.22.6. The respective assets of the Cherry U.K. Plans are sufficient to satisfy their respective liabilities (current and contingent) as at the date of this Agreement.

                  6.22.7. All contributions due to the Cherry U.K. Plans, all insurance premiums due in respect of the Cherry U.K. Plans and all taxes and expenses in respect of the Cherry U.K. Plans have been duly paid. The contributions in respect of each Cherry U.K. Plan have been paid at the rates recommended in the last actuarial valuation of such Plan.

                  6.22.8. Cherry U.K., its Subsidiaries and the trustees of the Cherry U.K. Plans have complied in all material respects with their obligations under and in respect of the Cherry U.K. Plans.

                  6.22.9. No discrimination on grounds of sex is or has at any stage been made in the provision of pension, lump sum, death, ill-health, disability or accident benefits by Cherry U.K. or its Subsidiaries.

                  6.22.10. No claims (other than routine claims for benefits), complaints to the Pensions Ombudsman or reports to the Occupational Pensions Regulatory Authority have been made or are pending or threatened in respect of the provision of (or failure to provide) pension, lump sum, death, ill-health, disability or accident benefits by Cherry U.K. or its Subsidiaries. There is no fact or circumstance likely to give rise to such claims or complaints.

                  6.22.11. Full and accurate particulars in relation to each officer and employee of the Cherry U.K. Group, including full name, age, sex, marital status, date of commencement of employment (including employment with a previous employer which counts as continuous employment for the purposes of the Employment Rights Act 1996 or any similar enactment in the jurisdiction in which Cherry U.K. is incorporated) and terms and conditions of employment are given in the Shareholder Disclosure Schedule (if appropriate by reference to disclosed standard terms and conditions of employment) and the officers and employees listed in the Shareholder Disclosure Schedule are all the officers and employees of Cherry U.K.

                  6.22.12. Since the date of the Cherry U.K. Most Recent Balance
Sheet: (a) there have been no changes in the remuneration of any officer or employee of Cherry U.K. whose remuneration as at the Cherry U.K. Most Recent Balance Sheet Date was in excess of $50,000 per annum; (b) other than normal annual increases, there have been no changes in the rate of remuneration of any other officer or employee of Cherry U.K.; and (c) there has been no change in the terms and conditions of employment (other than remuneration) of any officer or employee of Cherry U.K.

                  6.22.13. Cherry U.K. has complied with, and fulfilled all the requirements of, its Memorandum and Articles of Association and of any statutes, regulations and general law in relation to its employees.

                  6.22.14. The Cherry U.K. Group does not operate, nor has it proposed or agreed to operate, for any of its officers or employees any incentive scheme or arrangement, option scheme or bonus or profit sharing scheme whether or not share based, nor are any of the Cherry U.K. Group's officers or employees participating in or entitled (now or at any time) to participate in or otherwise receive benefit from any such incentive scheme or arrangement, option scheme or bonus or profit sharing scheme.

                  6.22.15. All subsisting contracts of service to which Cherry U.K. is a party are determinable on not more than three months' notice without compensation (other than compensation in accordance with the Employment Rights Act 1996, as amended).

                  6.22.16. Details of those former officers or employees of Cherry U.K. whose employment has been terminated by Cherry U.K. within the twelve months before this Agreement have been included in the Shareholder Disclosure Schedule and in respect of such persons: (a) Cherry U.K. has not paid and has no liability to pay any sums to such persons in respect of the termination of their employment; and (b) no notice of the intention of any of such persons to assert any statutory or other claim for reinstatement of, or compensation for loss of, their employment has been received.

                  6.22.17. Except as disclosed in the Shareholder Disclosure Schedule, there are no subsisting contracts for the provision by any person of any consultancy or other similar services.

                  6.22.18. Except to the extent (if any) to which provision or allowance has been made in the Cherry U.K. Financial Statements: (a) no member of the Cherry U.K. Group has any liability in respect of any contract of service or for services for redundancy payments (including protective awards) or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employees; and (b) no gratuitous payment has been made or promised by any member of the Cherry Group in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

     Section 6.23. Guaranties. Neither Cherry U.K. nor any of its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

     Section 6.24. Environment, Health, and Safety

                  6.24.1. Each of Cherry U.K. and its Subsidiaries: (a) has complied with the Planning Acts and all other Environmental Laws, health, and safety laws of England and Wales in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply; (b) has obtained and has at all times been and is in substantial compliance with all of the terms and conditions of all permits, licenses, and other authorizations, certifications and training which are required under Environmental Laws and all other environmental, health, and safety laws of England and Wales; (c) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in Environmental Laws and all other environmental, health, and safety laws of England and Wales; and
(d) will provide World Access within ten Business Days hereof, with copies within its possession or control of all environmental assessments, complaints, claims, consent orders or agreements, notices of violations, governmental inquiries and permits issued or arising under or subject or relating or pursuant to Environmental Laws and all other environmental, health and safety laws of England and Wales for any property owned, now or in the past or to be acquired prior to Closing, by Cherry U.K. or any of its Subsidiaries, and such copies shall be deemed to be Schedules for purposes of Section 14.12 hereof.

                  6.24.2.  Neither Cherry U.K. nor any of its  Subsidiaries  has
any material  liability,  and neither Cherry U.K. nor any of its Subsidiaries or any of their respective predecessors has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for contamination or damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under the Planning Acts and all other environmental, health, and safety law of England and Wales.

     Section 6.25. Licenses, Permits, Consents, and Authorities. Cherry U.K. and each of its Subsidiaries has all necessary licenses (including statutory licenses), permits, consents and authorities (public and private) for the proper and effective carrying on of its business in the manner in which such business is now carried on. All such licenses, permits, consents and authorities are valid and subsisting and, to the Knowledge of Shareholder, there is no reason why any of them should be suspended, cancelled or revoked. Cherry U.K. does not carry on or purport to carry on in the United Kingdom any investment business within the meaning of the Financial Services Act 1986 and has never done so.

     Section 6.26. Proxy Statement. None of the information supplied or to be supplied by or on behalf of Cherry U.K. or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to the stockholders of New World Access, and at the time of the meeting of stockholders of New World Access to be held in connection with the Acquisition, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE 7.
                                    COVENANTS

     Section 7.1. Conduct of Business of Cherry U.K. and its Subsidiaries. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by any other provision of this Agreement, Shareholder shall use his best efforts to cause each of Cherry U.K. and its Subsidiaries to
(a) conduct its business in the Ordinary Course; (b) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees; and (c) except as required by law or regulation, take no action which would adversely affect or delay the ability of any Party to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement, Shareholder shall use his best efforts to ensure that neither Cherry U.K. nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of World Access, which consent shall not be unreasonably withheld or delayed:

                            (a) amend  or  otherwise  change  its memorandum and
articles of association, charter or bylaws or equivalent organizational documents or pass any shareholders' resolutions (other than as contemplated by this Agreement);

                            (b) other than the issuance of Cherry U.K.  Options,
issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of (i) any shares of capital stock of Cherry U.K. or any of its Subsidiaries of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of Cherry U.K. or any of its Subsidiaries, or (ii) any property or assets of Cherry U.K. or any of its Subsidiaries;

                            (c)     (i) incur  any   indebtedness  for  borrowed
money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money or make any loans or advances, (ii) other than in the Ordinary Course, terminate, cancel or request any material change in, or agree to any material change in, any contract or agreement listed in the Shareholder Disclosure Schedule or enter into any contract or agreement material to its business, results of operations or financial condition, (iii) make or authorize any capital expenditure, other than capital expenditures in the Ordinary Course that have been budgeted for calendar year 1998 and disclosed to World Access that are not, in the aggregate, in excess of $2,500,000, or (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 7.1;

                            (d)     declare, set aside, make or pay any dividend
or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                            (e)     reclassify,   combine,  split,  subdivide or
redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                            (f)     amend   the  terms  of,  repurchase,  redeem
or otherwise acquire any of its securities or propose to do any of the foregoing;

                            (g)     pay,   discharge,  settle  or  satisfy   any
claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities reflected or reserved against on the Cherry U.K. Most Recent Balance Sheet and only to the extent of such reserves;

                            (h)    take    any    action    with   respect   to
accounting policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by GAAP or U.K. GAAP, as the case may be;

                            (i)    make any tax election or settle or compromise
any material federal, state or local income tax liability, or any income tax liability of any other jurisdiction, other than those made in the Ordinary Course of Business consistent with past practice and those for which specific reserves have been recorded on the Cherry U.K. Most Recent Balance Sheet and only to the extent of such reserves;

                            (j)    enter  into or amend any contract, agreement,
commitment or arrangement with, or enter into any transaction with, or make any payment to or on account or behalf of, any Affiliate of Cherry U.K. or any of its Subsidiaries; or

                            (k)   authorize or enter into any formal or informal
agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Cherry U.K. contained in this Agreement untrue or incorrect or prevent Cherry U.K. from performing or cause Cherry U.K. not to perform its covenants hereunder or result in any of the conditions to the Acquisition set forth herein not being satisfied.

     Section 7.2. Conduct of Business of World Access and its Subsidiaries. During the period from the date of this Agreement to the Effective Time, except for any actions taken by World Access or New World Access relating to any other acquisitions or business combinations with a non-Affiliate or as expressly contemplated by any other provision of this Agreement, each of World Access and its Subsidiaries shall (a) conduct its business in the Ordinary Course, (b) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (c) except as required by law or regulation, take no action which would adversely affect or delay the ability of any Party to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this
Agreement. By way of amplification and not limitation, except for any actions taken by World Access relating to any other acquisitions or business combinations with a non-Affiliate or as expressly contemplated by any other provision of this Agreement, neither World Access nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Cherry U.K., which consent shall not be unreasonably withheld or delayed:

                            (a)     amend   or  otherwise  change its charter or
bylaws or  equivalent  organizational documents;

                            (b)     declare, set aside, make or pay any dividend
or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that (i) any Subsidiary may pay dividends or make other distributions to World Access or any other Subsidiary and (ii) World Access or New World Access may adopt a rights plan or "poison pill";

                            (c)     reclassify,   combine,  split,  subdivide or
redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                            (d)     sell,   transfer,   license,  sublicense  or
otherwise   dispose  of  any  material  assets  having  a  value  in  excess  of
$10,000,000; or

                            (e)     authorize  or  enter  into  any   formal  or
informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of World Access contained in this Agreement untrue or incorrect or prevent World Access from performing or cause World Access not to perform its covenants hereunder or result in any of the conditions to the Acquisition set forth herein not being satisfied.

     Section 7.3. Access to Books and Records. Each of the Parties will, and each of Cherry U.K. and World Access shall use its best efforts to cause each of its respective Subsidiaries to, permit representatives of the other Parties to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Parties and their Subsidiaries in accordance with reasonable procedures required by the Parties that are designed to minimize the impact on each Party's business. Each of the Parties will treat and hold as such any Confidential Information it receives from any of the Parties and their Subsidiaries in the course of the reviews contemplated by this Section, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return all tangible embodiments (and all copies thereof), to whichever of the Parties that originally disclosed such embodiments, which are in its possession.

     Section 7.4. Preparation of Proxy. In connection with the meeting of its stockholders to be held to approve the U.S. Merger and the transactions contemplated hereby, New World Access shall prepare a proxy statement for submission to its stockholders (the "Proxy Statement"). Cherry U.K. shall promptly furnish, and Shareholder shall use his best efforts to cause Cherry U.K. to promptly furnish, to New World Access all information concerning its business and financial statements and affairs which, in the reasonable judgment of New World Access or its counsel, may be required or appropriate for inclusion in the Proxy Statement and shall take such other action as they may reasonably request in connection with the Proxy Statement.


                                   ARTICLE 8.
                              ADDITIONAL AGREEMENTS

     Section 8.1. Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the Parties agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

     Section 8.2. Regulatory Matters

                  8.2.1. Following the execution and delivery of this Agreement, World Access, Shareholder and Cherry U.K. shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities and the consummation of the Acquisition, including any Consents required to be obtained under the HSR Act. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The Parties hereto will cooperate with each other and use reasonable efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated Consents of the Regulatory Authorities and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including the stockholders of New World Access. Each of the Parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any Regulatory Authority in connection with the transactions contemplated by this Agreement.

                  8.2.2. Each Party will furnish the other Parties with all information concerning itself, its Subsidiaries, directors, officers and stockholders, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such Party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the Parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

     Section 8.3. Indemnification Regarding the Proxy Statement

         8.3.1. New World Access and World Access agree to indemnify, defend and hold harmless Shareholder and Cherry U.K. and each of their respective present and former officers, directors, employees, agents and representatives, as the case may be, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including the Exchange Act), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact provided by the indemnifying Party and contained in the Proxy Statement or arise out of or are based upon the omission or alleged omission by the indemnifying Party to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         8.3.2. Shareholder agrees to indemnify, defend and hold harmless World Access and New World Access and each of their respective present and former officers, directors, employees, agents and representatives, as the case may be, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including the Exchange
Act), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact provided by Shareholder and contained in the Proxy Statement or arise out of or are based upon the omission or alleged omission by Shareholder to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         8.3.3. Cherry U.K. agrees to indemnify, defend and hold harmless World Access and New World Access and each of their respective present and former officers, directors, employees, agents and representatives, as the case may be, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including the Exchange
Act), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact provided by Cherry U.K. and contained in the Proxy Statement or arise out of or are based upon the omission or alleged omission by Cherry U.K. to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 8.4. Notice of Development. Each of the Parties will give prompt written notice to other Parties of any material adverse development that causes or is likely to cause a material breach of any of its representations and warranties contained in this Agreement. Such disclosure by any Party pursuant to this Section shall be deemed to amend or supplement any disclosure contained in the Schedules attached hereto to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     Section 8.5. Notices and Consents. Each of the Parties will give any notices (and will cause each of the Parties within their control to give any notices) to third parties, and will use their reasonable efforts to obtain (and will cause each of the Parties within their control to use their reasonable efforts to obtain) any third-party consents that may be required to consummate the transactions contemplated hereby.

     Section 8.6. Indemnity. Subject to the provisions of laws of England and Wales, New World Access shall cause Cherry U.K. to keep in effect provisions of its memorandum and articles of association and other organizational documents under the laws of England and Wales providing for exculpation of director and officer liability and its indemnification of each Person who is now an officer or director of Cherry U.K. (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") to the fullest extent permitted under the provisions of the laws of England and Wales, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification. The provisions of this Section shall survive the consummation of the Acquisition and expressly are intended to benefit each of the Indemnified Parties.

     Section 8.7. Exclusive Dealing

                  8.7.1. Shareholder shall not, nor shall Shareholder authorize or permit Cherry U.K. or any officer, director of employee of, or any attorney or other advisor or representative of, Cherry U.K. to, (i) solicit or initiate, or encourage the submission of, any Acquisition Proposal or (ii) except in connection with fulfilling its duties described in Section 10.8.5 in the U.S. Merger Agreement, participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

                  8.7.2. Shareholder shall cause the Board of Directors of Cherry U.K. not to (i) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (ii) enter into any type of agreement or letter of intent with respect to any Acquisition Proposal.

                  8.7.3.  If, (i) prior to the  termination  of this  Agreement,
Cherry U.K. enters into or proposes to enter into an agreement or letter of intent with respect to any Acquisition Proposal, Shareholder shall concurrently with Cherry U.K. entering into such agreement or letter of intent or the receipt of such approval pay, or cause to be paid, in same day funds to World Access, all of the costs and expenses incurred by World Access in connection with this Agreement, including fees and expenses of its financial advisors, accountants and counsel (the "Expenses"), or (ii) an Acquisition Proposal shall have been made prior to the termination of this Agreement and within one year of such termination Cherry U.K. enters into an agreement or letter of intent with respect to, or approves or recommends or takes any action to facilitate such Acquisition Proposal, Shareholder shall pay, or cause to be paid, in same day funds upon demand, the Expenses, provided that, so long as Cherry U.K. is not then in breach of any of its obligations herein, no payment shall be due to World Access under subpart (ii) above if, (A) at the time of the termination of this Agreement, Shareholder shall desire in good faith to proceed with the transactions contemplated hereby, and World Access shall elect not to do so, (B) any Regulatory Authority prohibits the consummation of the transactions contemplated hereby or refuses to give any required Consent, or (C) the conditions to Closing set forth in Article 10 hereof are not satisfied, provided that Shareholder has used all reasonable efforts to satisfy such conditions, or the conditions to Closing set forth in Article 13 hereof are not satisfied. The Parties acknowledge that damages in the event of a breach of this Section 8.7 will be difficult to ascertain and that the Expenses are intended to be full liquidated damages and such damages represent the Parties' best estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty but as full liquidated damages in the event of a breach of this Section 8.7, and World Access acknowledges the Expenses are its sole and exclusive remedy for a breach of this Section 8.7.

                  8.7.4. In addition to the obligations set forth in Sections 8.7.1, 8.7.2 and 8.7.3 above, Shareholder shall immediately advise World Access orally and in writing of any request for information or of any Acquisition Proposal, or any inquiry with respect to or which could lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making any Acquisition Proposal or inquiry. Shareholder shall keep World Access fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

     Section 8.8. Investment Representations. Shareholder and each Cherry U.K. Optionholder covenants and agrees that he is (i) acquiring the New World Access Stock or the New World Access Option (as the case may be) to be issued in connection herewith for his own account and not with a view to, or for resale in connection with, any distribution thereof; (ii) understands and acknowledges that such New World Access Stock or the New World Access Option (as the case may
be) has not been registered under the Securities Act or any state securities laws by reason of certain exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of his investment intent as expressed herein; (iii) is able to bear the economic risk of an investment in such New World Access Stock or the New World Access Option (as the case may be) and has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of such New World Access Stock or the New World Access Option (as the case may be); (iv) has been provided with all information or been given access to all information with respect to New World Access which he believes might affect its decision whether to effect the transactions contemplated hereby; and (v) understands and acknowledges that such New World Access Stock or New World Access Options issued pursuant to this Agreement (as the case may be) will be "restricted securities" (as that term is defined in Rule 144 under the Securities Act) and that the certificate representing such New World Access Stock or the New World Access Option (as the case may be) will bear a legend restricting transfer unless (A) the transfer is exempt from the registration requirements under the Securities Act and any applicable state securities law and an opinion of counsel reasonably satisfactory to New World Access that such transfer is exempt therefrom is delivered to New World Access or (B) the transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law. In determining to proceed with the transactions contemplated hereby, Shareholder and each Cherry U.K. Optionholder has relied solely on the results of his own independent investigation with respect to World Access and New World Access and the shares of New World Access Stock or the New World Access Option (as the case may be), upon the representations and statements of World Access and New World Access set forth herein and upon the World Access SEC Reports. Shareholder and each Cherry U.K. Optionholder acknowledges that the representations and statements to it by World Access and New World Access set forth herein and by World Access in the World Access SEC Reports constitute the sole and exclusive representations, warranties, covenants and statements of World Access and New World Access or any of its officers, directors, shareholders or other affiliates in connection with the transactions contemplated hereby, and Shareholder and each Cherry U.K. Optionholder understands, acknowledges and agrees that all other representations, warranties, covenants and statements of any kind or nature, whether oral or contained in any writing other than this Agreement and each of the other documents contemplated hereby, are specifically disclaimed by World Access and New World Access.


                                   ARTICLE 9.
                 EFFECTIVE TIME; CLOSING; DELIVERIES AT CLOSING

     Section 9.1. Effective Time; Closing Section. The transactions contemplated by this Agreement shall be effective for all purposes upon the execution and delivery of this Agreement by all of the Parties and the satisfaction by all Parties of the terms and conditions of Articles 9 through 12 hereof (the "Effective Time"). Unless otherwise agreed upon in writing by the Parties, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rogers & Hardin, 2700 International Tower, 229 Peachtree Street, Atlanta, Georgia 30303, commencing at 10:00 a.m. local time, as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles 10 through 12 hereof, but in no event later than two business days thereafter (the date of such being referred to herein as the "Closing Date"), unless otherwise mutually agreed to by the Parties.

     Section 9.2. Deliveries by Shareholder. At the Closing, Shareholder shall deliver, or cause Cherry U.K. to deliver, as the case may be, to New World Access each of the following:

                  (a) duly executed share transfers in respect of the Shares in favor of New World Access, or as it may direct, together with the relative share certificates and any power of attorney or other authority under which such transfers have been executed;

                  (b) written resignations and releases executed as Deeds under hand or under seal, in the agreed form, from the Secretary of Cherry U.K. and the Directors (except from those persons expressly exempted from this requirement by New World Access on or before the Closing Date), resigning their offices and releasing Cherry U.K. and the Subsidiaries from all claims and rights of action whatsoever, whether in respect of breach of contract, compensation for loss of office, unfair dismissal, redundancy or in respect of any loan or other indebtedness, or on any other account whatsoever;

                  (c) the Common Seal, Certificate of Incorporation and all the statutory books of Cherry U.K. and the Subsidiaries properly written up to the day prior to the Closing Date, namely the Register of Members, Register of Mortgages, Register of Directors and Secretaries, Register of Directors' Interests, the Books of Account and the Minute Books of Meetings of Cherry U.K. and the Subsidiaries and of their Boards of Directors;

                  (d) share certificates in respect of all the issued shares in the capital of the Subsidiaries and duly executed transfers of any share or shares in the Subsidiaries not registered in the name of Cherry U.K. or any of the Subsidiaries in favor of such Persons as New World Access shall direct;

                  (e) irrevocable powers of attorney (in such form as New World Access may require) executed by Shareholder in favor of New World Access, or its nominees, enabling New World Access, or its nominees, pending registration of the transfers of the Shares, to exercise all voting and other rights attaching to the Shares and to appoint proxies for such purpose;

                  (f)       The Escrow Agreement;

                  (g)       The Option Escrow Agreement; and

                  (h) Such other separate instruments or documents that New World Access may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement, including all regulatory and contractual consents of third parties.

     Section 9.3. Deliveries by New World Access. At the Closing, New World Access shall deliver to Shareholder each of the following:

                  (a) Resolutions of the Board of Directors of New World Access authorizing the execution and delivery of this Agreement and the Ancillary Documents by New World Access and the performance of its obligations hereunder and thereunder, certified by the Secretary of New World Access;

                  (b) A certificate of the Secretary of State of Delaware dated as of a recent date as to the good standing of New World Access in such state;

                  (c) A certificate of the Secretary of State of each jurisdiction of incorporation or organization of each New World Access Subsidiary dated as of a recent date as to the due organization and existence of such Subsidiary in each such jurisdiction;

                  (d) The certificates representing the Share Consideration in accordance with Section 2.2 hereof and the option agreements representing the New World Access Options;

                  (e)       The Escrow Agreement;

                  (f)       The Option Escrow Agreement; and

                  (g) Such other separate instruments or documents that Shareholder may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement, including all regulatory and contractual consents of third parties.


                                   ARTICLE 10.
                          MUTUAL CONDITIONS TO CLOSING

         The obligations of the Parties to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

     Section 10.1. Board Meeting of Cherry U.K. and Subsidiaries. Shareholder shall cause to be duly held a meeting of Cherry U.K. and, where necessary, of its Subsidiaries and of the Board of Cherry U.K. and of its Subsidiaries validly to effect or execute or validly to resolve to effect or execute:

         (a) the approval of the said transfers of the Shares to New World Access, its nominees, the issue to New World Access, its nominees of share certificates in respect of those shares and the registration of New World Access or its nominees as holders of those shares (subject only to those transfers being represented duly stamped);

         (b) the appointment as Directors and Secretary of Cherry U.K. and the Subsidiaries of such persons as New World Access may nominate, subject to such persons consenting to such appointment and not being disqualified in law or under the Articles of Association of Cherry U.K. or the relevant Subsidiary from holding such offices;

         (c) the revocation of all existing bank mandates and the issue of new mandates in relation to Cherry U.K. and the Subsidiaries to such bank or banks and in such form as New World Access may direct;

         (d) the sealing of the certificates representing the Shares in favor of New World Access;

         (e) any other business which may be necessary or desirable to give full and valid effect to the sale and purchase provided for in this Agreement or as New World Access may reasonably require; and

         (f) the Shareholder shall supply duly signed minutes of all such meetings to New World Access at the Closing.

     Section 10.2. Regulatory Approvals. All necessary Consents of the Regulatory Authorities (including the FCC and the PUCs) shall have been obtained and all notice and waiting periods required by law (including any waiting period applicable to the Acquisition under the HSR Act) to pass after receipt of such Consents shall have been terminated or shall have expired, and all conditions to consummation of the Acquisition set forth in such Consents shall have been satisfied. New World Access shall have received all permits or other authorizations or confirmations as to the availability of exemptions from registration requirements under all federal, state and foreign securities laws as may be necessary to issue shares of New World Access Stock pursuant to this Agreement.

     Section 10.3. Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (a) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement; (b) seeking damages in connection with the transactions contemplated by this Agreement; or (c) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (a) through (c), and in the reasonable judgment of New World Access and Shareholder, based upon advice of counsel, would have a material adverse effect with respect to the interests of New World Access and Shareholder, as the case may be.

     Section 10.4. Proxy Statement. The Proxy Statement with respect to the transaction contemplated hereby and the U.S. Merger shall have been filed with the SEC and any other Regulatory Authorities for review and comment and shall have been authorized for mailing, either by notice from the SEC or the lapse of time for review and comment by the SEC or such Regulatory Authority.

     Section 10.5. Consummation of Holding Company Reorganization. The Holding Company Reorganization shall have been consummated.

     Section 10.6. Resignations. New World Access shall have received the resignations, effective as of the Closing, of each director and officer of Cherry U.K., other than those whom shall have been agreed upon by the Parties as specified in writing at least 30 days prior to the Closing.

     Section 10.7. Escrow Agreement. The Escrow Agent shall have executed and delivered the Escrow Agreement.

     Section 10.8. Option Escrow Agreement. The Option Escrow Agent shall have executed and delivered the Option Escrow Agreement.

     Section 10.9. Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of the Parties any material adverse requirement upon the Parties, or any one of them, provided that no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of corporations under similar circumstances.

     Section 10.10. Consents. All Consents of third parties required in connection with the transactions contemplated hereby shall have been obtained, except where the failure to obtain such Consents, in the aggregate, would not reasonably be expected to result in a World Access Material Adverse Effect or a Cherry U.K. Material Adverse Effect, provided that a Party which has not used all reasonable efforts to obtain a Consent may not assert this condition with respect to such Consent.

     Section 10.11. NASDAQ Listing. The shares of New World Access Stock to be issued hereunder shall have been approved upon official notice of issuance for quotation on NASDAQ or listing on a national securities exchange agreed upon by the Parties in writing prior to the Closing.

     Section 10.12. U.S. Merger Transaction. The U.S. Merger shall have been consummated.


                                   ARTICLE 11.
                CONDITIONS TO THE OBLIGATIONS OF NEW WORLD ACCESS

         The obligations of New World Access to consummate the Acquisition are subject to the fulfillment of each of the following conditions, unless waived by World Access or New World Access:

     Section 11.1. Representations and Warranties. The representations and warranties of Cherry U.K. set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

     Section 11.2. Performance of Obligations. Shareholder and Cherry U.K. shall have performed all covenants, obligations and agreements required to be performed by them under this Agreement prior to the Effective Time.

     Section 11.3. Certificate Representing Satisfaction of Conditions. Shareholder and Cherry U.K. shall have delivered to New World Access a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 11.1 and 11.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Shareholder and Cherry U.K. under this Agreement.

     Section 11.4. Tax Opinion. New World Access shall have received an opinion, dated the Closing Date, from Rogers & Hardin LLP, based upon customary representations and warranties, to the effect that no gain or loss will be recognized by New World Access as a result of the transactions contemplated hereby.

     Section 11.5. Material Adverse Change. Since the date of this Agreement, there shall not have been any Cherry U.K. Material Adverse Effect.


                                   ARTICLE 12.
                    CONDITIONS TO OBLIGATIONS OF SHAREHOLDER

         The obligations of Shareholder to consummate the Acquisition are subject to the fulfillment of each of the following conditions, unless by
Shareholder:

     Section 12.1. Representations and Warranties. The representations and warranties of the other Parties set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

     Section 12.2. Performance of Obligations. New World Access and World Access shall have performed all covenants, obligations and agreements required to be performed by them under this Agreement prior to the Effective Time.

     Section 12.3. Certificate Representing Satisfaction of Conditions. New World Access and World Access shall each have delivered to Shareholder a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 12.1 and 12.2 hereof, and such certificates shall be deemed to constitute additional representations, warranties, covenants, and agreements of New World Access and World Access under this Agreement.

     Section 12.4. Tax opinion. Shareholder shall have received an opinion, dated the Closing Date, from Long, Aldridge & Norman, based on customary representations and warranties, to the effect that no gain or loss will be recognized by Shareholder as a result of the transactions contemplated hereby.

     Section 12.5. Material Adverse Change. Since the date of this Agreement, there shall not have been any World Access Material Adverse Effect.


                                   ARTICLE 13.
                                   TERMINATION

     Section 13.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent duly authorized by the Boards of Directors of New World Access, World Access and Cherry U.K. and Shareholder at any time prior to the Effective Time; or

                  (b) by World Access or New World Access at any time prior to the Effective Time, if (i) there has been a material breach of a representation, warranty, covenant or agreement of Shareholder and Cherry U.K., and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; or (ii) either World Access or New World Access determines in their respective sole good faith judgment, within thirty (30) days of the delivery of the Shareholder Disclosure Schedule, that the exceptions set forth therein are materially adversely different from the representations and warranties of Shareholder and Cherry U.K. in Article 6 hereof, provided that World Access or New World Access shall inform Cherry U.K. upon such termination as to the reasons for its determination; or

                  (c) by Shareholder and Cherry U.K. at any time prior to the Effective Time, if (i) there has been a material breach of a representation, warranty, covenant, or agreement of World Access or New World Access, and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; or (ii) Shareholder and Cherry U.K. determine, in their respective sole good faith judgment, within thirty (30) days of the delivery of the World Access Disclosure Schedule, that the exceptions set forth therein are materially adversely different from the representations and warranties of New World Access and World Access in Article 5 hereof, provided that Shareholder and Cherry U.K. shall inform New World Access and World Access upon such termination as to the reasons for its determination; or

                  (d) by New World Access, World Access or Shareholder if the Closing has not occurred by November 1, 1998, unless extended by mutual written consent of New World Access, World Access and Shareholder, duly authorized by the board of director of New World Access (provided that the right to terminate this Agreement under this Section shall not be available to any Party whose failure to perform any material covenant or obligation or whose breach of a representation or warranty under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or

                  (e) by New World Access, World Access or Shareholder if the U.S. Merger is terminated for any reason in accordance with its terms.

     Section 13.2. Effect of Termination and Breach. In the event of termination of this Agreement as provided in Section 13.1, this Agreement and the Ancillary Documents shall forthwith become void and have no effect, without any liability or obligation on the part of any Party, other than any liability or obligation arising under the provisions of this Section 13.2 and Sections 8.7.3, 14.3 and 14.13; provided, however, that in no event shall such termination relieve any Party of liability for any breach by such Party of any of its covenants and agreements set forth herein and in the Ancillary Documents, and further provided, that no Party shall have any liability hereunder for any breach of a representation or warranty of such Party except to the extent that such breach shall have been the result of common law fraud, intentional omission, deliberate concealment or gross negligence.

     Section 13.3. Confidentiality Upon Termination. In the event of any termination of this Agreement for any reason, including any breach by any of the Parties, each Party shall treat as confidential and shall not disclose, or use directly or indirectly for their benefit or any third party's benefit or to the detriment of any other Party in any manner whatsoever, or permit others under their control to disclose, or to use, Confidential Information concerning the other Parties obtained pursuant to or in connection with the Acquisition which is not generally known to the trade or a matter of public knowledge.

     Section 13.4. Specific Performance. The Parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement and the Ancillary Documents by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.


                                   ARTICLE 14.
                               GENERAL PROVISIONS

     Section 14.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time. This Section shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

     Section 14.2. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of all of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Parties at the earliest possible time prior to making such disclosure).

     Section 14.3. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Articles 2, 3, and 4 hereof concerning payment of the Consideration contemplated by this Agreement and certain additional agreements are intended for the benefit of the stockholders of New World Access, Shareholder and the Cherry U.K. Optionholders.

     Section 14.4. Entire Agreement. This Agreement (including the Ancillary Documents) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     Section 14.5. Succession and Assignment. This Agreement and the Ancillary Documents shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or the Ancillary Documents or any of its rights, interests, or obligations hereunder or thereunder without the prior written approval of all of the other Parties.

     Section 14.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     Section 14.7. Notices. Notices to be given to Shareholder or Cherry U.K. hereunder shall be in writing and delivered personally to Shareholder or the designated officer of Cherry U.K., transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed as follows (or to such other address as may be specified by Shareholder or Cherry U.K. in writing):

                  Cherry Communications U.K. Limited
                  c/o Resurgens Communications Group
                  2210 Resurgens Plaza
                  945 East Paces Ferry Road
                  Atlanta, Georgia 30326
                  Attention:  Chief Executive Officer
                  Telephone:  (404) 261-6190
                  Facsimile:  (404) 233-2280

         with a copy to (which will not constitute notice to Shareholder or Cherry U.K.):

                  Long, Aldridge & Norman
                  Suite 5300
                  One Peachtree Center
                  303 Peachtree Street
                  Atlanta, Georgia  30308-3201
                  Attention:  Clay C. Long, Esq.
                  Telephone:  (404) 527-4050
                  Facsimile:  (404) 527-4198

         Notices to be given to New World Access or World Access hereunder shall be in writing and delivered personally to the designated officer of New World Access, transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed as follows (or to such other address as may be specified by New World Access or World Access in writing):

                  WAXS Inc.
                  c/o World Access, Inc.
                  945 E. Paces Ferry Road, Suite 2240
                  Atlanta, Georgia  30326
                  Attention: Chief Executive Officer
                  Telephone:  (404) 231-2025
                  Facsimile:  (404) 365-9847

         with a copy to (which will not constitute notice to New World Access or World Access):

                  Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia  30303
                  Attention: Steven E. Fox, Esq.
                  Telephone: (404) 420-4603
                  Facsimile: (404) 525-2224

         Notices delivered personally shall be effective upon delivery. Notices transmitted by facsimile shall be effective when receipt is confirmed. Notices delivered by mail shall be effective upon the acceptance or rejection by the Person to whom they are addressed.

     Section 14.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

     Section 14.9. Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Notwithstanding the foregoing, a Cherry U.K. Optionholder shall become a Party hereto without the consent of any other Party hereto by executing and delivering to New World Access a counterpart of the signature page hereto.

     Section 14.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     Section 14.11. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. "Herein", "hereby", "hereunder", "hereof", "hereinbefore, "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular Article or Section in which such word is used. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever any of the words "include", "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation".

     Section 14.12. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     Section 14.13. Transaction Costs. Each of the Parties shall be responsible for its own expenses in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, including those expenses incurred in connection with the Proxy Statement, attorneys' fees and disbursements, accounting fees and disbursements and investment banking fees and disbursements.

         IN WITNESS WHEREOF, each of the Parties hereto has caused its duly authorized officer to execute and deliver this Agreement as of the date first above written.

                                      WORLD ACCESS, INC.

                                      By:  /s/ Steven A. Odom
                                           -------------------------------------
                                      Name: Steven A. Odom
                                      Its:  Chairman and CEO

                                      WAXS, INC.

                                      By:  /s/ Steven A. Odom
                                           -------------------------------------
                                      Name: Steven A. Odom
                                      Its:  Chairman and CEO

                                      Executed as a Deed


                                      By:  /s/ John D. Phillips (Director)
                                           -------------------------------------
                                      Name: John D. Phillips


                                      By:  /s/ W. Tod Chmar (Director/Secretary)
                                           -------------------------------------
                                      Name: W. Tod Chmar

                                      For and on behalf of


                                      CHERRY COMMUNICATIONS U.K. LIMITED


                                      RENAISSANCE PARTNERS II


                                      By:  /s/ John D. Phillips
                                           -------------------------------------
                                      Name: John D. Phillips
                                      Its:  Partner

                                      By:  /s/ W. Tod Chmar
                                           -------------------------------------
                                      Name: W. Tod Chmar
                                      Its:  Partner

                                      CHERRY U.K. OPTIONHOLDERS:



                                           -------------------------------------



                                           -------------------------------------

Exhibit 99.3


News Release

                                   SUMMARY: WORLD ACCESS, INC. SIGNS DEFINITIVE AGREEMENTS TO ACQUIRE RESURGENS COMMUNICATIONS GROUP

                                   CONTACT:  Steven A. Odom  Chairman & CEO
                                             Hensley E. West President  & COO
                                             Mark A. Gergel  Exec. VP  & CFO
                                             (404) 231-2025



FOR IMMEDIATE RELEASE

ATLANTA, GEORGIA - May 12, 1998 - WORLD ACCESS, INC. (NASDAQ: WAXS), announced today that it has signed definitive agreements to acquire Cherry Communications Incorporated, d/b/a Resurgens Communications Group ("RCG"), and Cherry Communications U.K. Limited ("Cherry U.K.", and together with RCG, "Resurgens"). The agreement to acquire RCG is subject to the approval of the Bankruptcy Court.

Pursuant to the terms of the agreements, the creditors of RCG and the shareholders of Cherry U.K. will receive approximately 3.7 million shares of World Access common stock in the aggregate, currently valued at approximately $140 million. In addition, the RCG creditors and Cherry U.K. shareholders have the right to receive additional consideration of up to 7.5 million shares of World Access common stock over the next two and one-half years, contingent upon the achievement of certain EBITDA levels by Resurgens during this timeframe. The transaction is subject to, among other things, Resurgens exceeding pre-defined levels of monthly revenues and gross margin, the receipt of the requisite corporate and regulatory approvals, the confirmation of RCG's Plan of Reorganization and the approval of World Access shareholders.

RCG, currently operating under the protection of Chapter 11 of the United States Bankruptcy Code, and Cherry U.K. are facilities-based providers of international network access, commonly referred to in the industry as carriers' carrier. In October 1997, John D. ("Jack") Phillips entered into a series of agreements whereby, among other things, he became the new Chairman and Chief Executive Officer of Resurgens. RCG filed for bankruptcy protection shortly thereafter. WorldCom, Inc. ("WorldCom"), a major customer and vendor of Resurgens, has subsequently provided Resurgens approximately $26 million of direct financial support through a debtor in possession facility and additional financial support, primarily through trade credits. Upon completion of the Resurgens acquisition, WorldCom is expected to own approximately 15% of World Access on a fully diluted basis.

Steven A. Odom, Chairman and Chief Executive Officer of World Access, said, "The acquisition of Resurgens is expected to close in the third quarter and positively impact World Access earnings and cash flow beginning in the fourth quarter of 1998. The acquisition uniquely positions the Company to offer its customers a complete telecommunications network solution, including proprietary equipment, planning and engineering services and access to international long distance. The international network access offered by Resurgens is a critical element of new and expanded networks currently being planned or implemented by many World Access customers."

"We believe the ability to offer both equipment and network access will provide World Access with a comprehensive and cost-competitive product offering, especially for international competitive local exchange providers ("CLECs") and other providers of phone service in emerging growth markets. We have identified numerous synergistic opportunities for World Access as a direct result of Resurgens, including equipment sales to Resurgens customers, joint ventures with international PTTs and CLECs, carrier service revenues from World Access equipment customers and significant cost savings for the internal network of Resurgens."

"We are excited that Jack Phillips has agreed to serve as the Chairman of the combined company upon consummation of the transaction. He is one of the pioneers of the U.S alternative long distance business, having built up Advanced Telecommunications Corporation, which merged with WorldCom in 1992, and Resurgens Communications Group, Inc., which merged with Metromedia Communications Corporation and WorldCom in 1993. We are also extremely pleased that WorldCom, a recognized leader in today's telecommunications industry, will become the largest shareholder of the combined company."

Mr. Phillips, Chairman and Chief Executive Officer of Resurgens, said "Over the past six months, we have recruited proven industry professionals into Resurgens and totally rebuilt the Resurgens operating network. New, reliable billing systems have been tested and implemented, a 24 hour - 7 day Network Operations Center is now operational, and competitive, dedicated bandwidth and transit agreements are in place. We currently expect Resurgens to generate greater than $25 million in monthly revenues by July."

 "Steve Odom and his management team have done a tremendous job over the past three years of building World Access into a highly respected, fast growing telecommunications equipment company. Steve will continue to serve as the Chief Executive Officer of the combined company and I look forward to working with him as we continue to work towards achieving significant long-term value for World Access stockholders."

World Access, Inc. develops, manufactures and markets wireline and wireless switching, transport and access products for the global telecommunications markets. The Company's products allow telecommunications service providers to build and upgrade their central office and outside plant networks in order to provide a wide array of voice, data and video services to their business and residential customers. The Company offers digital switches, billing and network telemanagement systems, cellular base stations, fixed wireless local loop systems, intelligent multiplexers, microwave and millimeterwave radio systems and other telecommunications network products. To support and complement its product sales, the Company also provides its customers with a broad range of design, engineering, manufacturing, testing, installation, repair and other value-added services.


Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties which are described in the Company's SEC reports, including the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, and the Company's Registration Statement on Form S-3 (No. 333-43497).

                                       ###